An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission.  Information contained in this Preliminary Offering Circular is subject to completion or amendment.  These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified.  This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state.  We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

As filed with the Securities and Exchange Commission on January 6, 2017

OFFERING CIRCULAR

MogulREIT I, LLC

Sponsored by

RM Sponsor, LLC

Up to $50,000,000 in Common Shares

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials.  These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

The use of projections or forecasts in this offering is prohibited.  No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment in our common shares.

	Per Share	Total (2)
Public Offering Price(1)	$10	$50,000,000
Underwriting Discounts and Commissions(3)	$0.035	$165,000
Proceeds to the Company from this Offering to the Public (Before Expenses)	$10	$50,000,000
Proceeds to the Company from the Private Placement to our Sponsor (Before Expenses)	$10	$2,500
Total Proceeds to the Company (Before Expenses)	$10	$50,002,500

(1)

The price per share shown was arbitrarily determined by our Manager and will apply until September 30, 2017.  Thereafter, our price per share will be adjusted every fiscal quarter and will be based on our net asset value (”NAV”) as of the end of the prior fiscal quarter.

(2)	This is a “best efforts” offering. See “How to Subscribe”.
(3)

Neither we nor investors in this offering will pay upfront selling commissions in connection with the purchase of our common shares.  Instead, Realty Mogul, Co. will fund our Sponsor in order to pay these upfront selling commissions to the applicable broker-dealer executing the sale.  Additionally, we will reimburse our Manager for actually incurred, third-party offering costs, which are not expected to exceed $1,450,000, and third-party organization costs, which are not expected to exceed $50,000, but we are under no obligation to do so before December 31, 2017. With respect to offering costs, on a quarterly basis, the Company expects to reimburse our Manager for offering costs actually incurred at a rate equal to the aggregate proceeds raised in this offering as of the end of the prior quarter divided by the maximum offering amount of $50,000,000 (excluding any reimbursements made in previous quarters).  With respect to organization costs, the Company will not reimburse our Manager for such costs until the Company has raised $1,000,000 in this offering.  Once $1,000,000 has been raised in this offering, the Company expects to reimburse our Manager for all organization costs incurred.  See “Management Compensation” for a description of additional fees and expenses that we will pay our Manager. Additionally, see “Plan of Distribution” for additional items of compensation received by the broker-dealers involved in this offering.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth.  Different rules apply to accredited investors and non-natural persons.  Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to www.investor.gov.

We include a copy of Rule 251(d)(2)(i)(C) of Regulation A as an appendix to this offering circular and on the Realty Mogul website.

This Offering Circular follows the Form S-11 disclosure format.

The date of this offering circular is January __, 2017.

The mailing address of our principal executive offices is:

MogulREIT I, LLC

10780 Santa Monica Blvd.

Suite 140

Los Angeles, CA 90025

Attn: Investor Relations

Our telephone number is (877) 781-7153 and our website address is www.realtymogul.com.

Investing in our common shares is speculative and involves substantial risks.  You should purchase these securities only if you can afford a complete loss of your investment.  You should carefully review the “Risk Factors” section of this offering circular, beginning on page 29, which contains a detailed discussion of the material risks that you should consider before you invest in our common shares.  These risks include the following:

•	We have limited operating history.
•

Our ability to implement our investment strategy is dependent, in part, upon our ability to successfully conduct this offering through the Realty Mogul Platform, which makes an investment in us more speculative.

•

This is a blind pool offering, and we are not committed to acquiring any particular investments with the net proceeds of this offering.  Apart from two investments we have already made and one potential investment identified in “Plan of Operation — Potential Investments,” you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

•	There are conflicts of interest between us, our Manager and its affiliates.
•	Failure to qualify as a REIT would cause us to be taxed as a regular corporation, which would substantially reduce funds available for distributions to our shareholders.
•	We may allocate the net proceeds from this offering to investments with which you may not agree.

MogulREIT I, LLC is a recently organized Delaware limited liability company formed to invest in and manage a diversified portfolio of commercial real estate investments, including loans and equity in commercial real estate ventures.  The use of the terms “MogulREIT I”, the “Company”, “we”, “us”, or “our” in this offering circular refer to MogulREIT I, LLC, unless the context indicates otherwise.  We intend to hold: (1) at least 55% of the total value of our assets in commercial mortgage-related instruments that are closely tied to one or more underlying commercial real estate projects, such as mortgage loans, subordinated mortgage loans, mezzanine debt and participations (also referred to as B-Notes) that meet certain criteria set by the staff of the SEC; and (2) at least 80% of the total value of our assets in the types of assets described above plus in “real estate-related assets” that are related to one or more underlying commercial real estate projects, these “real estate-related assets” may include assets such as equity or preferred equity interests in companies whose primary business is to own and operate one or more specified commercial real estate projects, debt securities whose payments are tied to a pool of commercial real estate projects (such as commercial mortgage-backed securities, or CMBS, and collateralized debt obligations, or CDOs), or interests in publicly traded REITs.  We intend to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes beginning with our taxable year ending December 31, 2016.

We are externally managed by RM Adviser, LLC, or our Manager, which is an affiliate of our sponsor, RM Sponsor, LLC, referred to in this offering circular as our Sponsor. Our Manager does not have a “liquidity track record” as such term is defined in Financial Industry Regulatory Authority, Inc., or FINRA, Rule 2310(b)(3)(D). Our Manager and our Sponsor are each wholly-owned subsidiaries of Realty Mogul, Co.

We are offering to the public up to $50,000,000 in our common shares including any shares that may be sold pursuant to our distribution reinvestment plan, which represent limited liability company interests in the Company.  We expect to offer common shares in this offering until we raise the maximum amount being offered, unless terminated by our Manager at an earlier time.  Through September 30, 2017, the per share purchase price for our common shares will be $10.00 per share, an amount that was arbitrarily determined by our Manager.  Thereafter, the per share purchase price will be adjusted for each fiscal quarter, and will equal the net asset value per share calculated as of the close of business the last day of the preceding fiscal quarter.  For example, during the fiscal quarter October 1 through December 31, 2017, the purchase price of shares will equal the net asset value per share calculated as of the close of business on September 30, 2017.  Beginning on October 1, 2017, our website, www.realtymogul.com, will identify the current per share purchase price. Common shares sold pursuant to our distribution reinvestment plan will be sold at different prices. See “Description of Our Common Shares ─ Distribution Reinvestment Plan” for additional information.

As of November 30, 2016, for non-IRA’s and other tax deferred accounts, the minimum investment in our common shares for initial purchases is 100 shares, or $1,000 based on the current per share price. For IRA’s and other tax deferred accounts, you must initially purchase at least 1,000 common shares in this offering or $10,000 based on the current per share price. You should note that an investment in our shares will not, in itself create a retirement plan and that, in order to create a retirement plan, you must comply with all the applicable provisions of the Internal Revenue Code. In our Manager’s discretion, we may in the future increase or decrease the minimum investment amount for all new purchasers. We will disclose any new minimum investment amount on the Realty Mogul Platform at least two days in advance of that new minimum amount taking effect.  Factors that our Manager may consider in modifying the minimum investment amount include, but are not limited to, our need for additional capital, the success of our prior capital-raising efforts, and the amount of money raised from our investors who invest the minimum amount versus the amount of money we have raised from investors contributing greater amounts. Any change to the minimum investment amount will apply to all new purchasers.

We intend to distribute our shares to the public exclusively through the Realty Mogul Platform.  The Realty Mogul Platform is an online investment platform (www.realtymogul.com) that allows qualified investors to invest in real estate-related equity or debt opportunities that may have been historically difficult to access for some investors.  Through the use of the Realty Mogul Platform, investors can browse and screen real estate investments, view details of an investment and commit to invest online. The Realty Mogul Platform is owned and operated by our affiliate, RM Technologies, LLC, which is a wholly-owned subsidiary of Realty Mogul, Co. and an affiliate of our Sponsor and of our Manager.

All sales of our common shares through the Realty Mogul Platform will be executed through North Capital Private Securities Corp. (“NCPS”) or Mogul Securities, LLC (“Mogul Securities”) both of which are registered broker-dealers that are member firms of FINRA.  Mogul Securities is an affiliate of our Sponsor and of our Manager, and is a wholly owned subsidiary of Realty Mogul, Co.  Our Sponsor has entered into a Selling and Distribution Agreement with each of NCPS and Mogul Securities. Pursuant to each Selling and Distribution Agreement, our Sponsor will pay up to a 1.20% commission on the proceeds from the sale of any shares that the broker executed. These commissions will not be paid by, or charged to, either the Company or its investors.  All sales of our common shares prior to January 1, 2018 are anticipated to be executed through NCPS.  Certain employees of Realty Mogul, Co. are also registered representatives sponsored by NCPS and/or Mogul Securities. We anticipate that NCPS’s and Mogul Securities’ activity on our behalf will be conducted largely by such registered representatives, and a portion of the sales commission received by NCPS or Mogul Securities will be paid to those registered representatives.  Other than those registered representatives and Mogul Securities, no other affiliate of Realty Mogul, Co. will be acting as a broker or dealer in connection with this offering.

Initially, our common shares will not trade on a stock exchange or other trading market.  This means that it may be difficult to sell your shares.  We have, however, adopted a share repurchase program designed to provide our shareholders with limited liquidity on a quarterly basis for their investment in our shares.  See “Description of Our Common Shares—Quarterly Share Repurchase Program” for more details.

SUITABILITY STANDARDS

We will consider your answers to a number of questions soliciting information regarding your investing experience, investment horizon, current investment portfolio, investment objectives, risk tolerance and liquidity needs.  If you do not have investing experience or are in need of liquidity from your investments, we will elicit further information from you to determine whether an investment in our shares is suitable for you.  While we do not have any specific minimum standards that must be satisfied before we accept you as a shareholder (other than the qualified purchaser requirements discussed elsewhere in this offering statement), we will evaluate the totality of your responses to these questions to determine whether, in our sole discretion, an investment in our shares is reasonable.  We have implemented these suitability standards due to the volatility associated with investing in real estate, the difficulty of reselling shares of our common stock and the long-term nature of an investment in our shares.  The Company will ensure adherence to these suitability standards by NCPS and Mogul Securities by (i) implementing automated procedures to identify investors that appear to require further assessment due to responses that indicate, for instance, that such investors lack investing experience or have greater liquidity needs, and (ii) requiring that their registered representatives review those investors’ applications and document if an exception is warranted.  The suitability standards will not apply to resales of our shares.

i

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the offering circular.  You should rely only on the information contained in this offering circular.  We have not authorized anyone to provide you with different information.  This offering circular may only be used where it is legal to sell these securities.  You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This offering circular is part of an offering statement that we filed with the Securities and Exchange Commission, or SEC, using a continuous offering process.  Periodically, as we update our quarterly NAV per share amount or have other material developments, we will provide an offering circular supplement that may add, update or change information contained in this offering circular.  Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement.  The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular.  You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC.  See the section entitled “Additional Information” below for more details.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov.  Also, a copy of our offering circular and all supplements will be posted on the Realty Mogul Platform website, www.realtymogul.com.  The contents of the Realty Mogul Platform website (other than the offering circular and supplements thereto) are not incorporated by reference in or otherwise a part of this offering circular.

Our Manager and those selling shares on our behalf in this offering will be permitted to make a determination that the purchasers of shares in this offering are “qualified purchasers” in reliance on the information and representations provided by the shareholder regarding the shareholder’s financial situation.  Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to www.investor.gov.

We include a copy of Rule 251(d)(2)(i)(C) of Regulation A as an appendix to this offering circular and on the Realty Mogul website.

ii

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our common shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act).  As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our common shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our common shares are listed on a national securities exchange.  “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our common shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).  Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a natural person is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the person must have:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1 million at the time of the purchase, excluding the value of the primary residence of such person; or

2.

earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply.  See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D.  In particular, net worth in all cases should be calculated excluding the value of an investor’s home.

We intend to offer and sell our common shares in this offering to qualified purchasers in every state of the United States. However, we will only offer 400,000 shares for sale in Texas and 150,000 shares for sale in Washington.

iii

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers about this offering highlight material information regarding us and this offering, including in some cases information that is not otherwise addressed in the “Offering Summary” section of this offering circular.  You should read this entire offering circular, including the section entitled “Risk Factors,” before deciding to purchase our common shares.

Questions about MogulREIT I, LLC and Real Estate Investment Trusts

Q:          What is MogulREIT I, LLC?

A:          We are a recently organized Delaware limited liability company formed to invest in and manage a diversified portfolio of commercial real estate investments, including loans, equity in commercial real estate ventures and other real estate-related assets.  The use of the terms “MogulREIT I”, the “Company”, “we”, “us” or “our” in this offering circular refer to MogulREIT I, LLC, unless the context indicates otherwise.

Q:          What is a real estate investment trust, or REIT?

A:          In general, a REIT is an entity that:

•	Owns or finances income-producing real estate;

•	Allows investors to invest in portfolios of properties through the purchase of stock;

•

Qualifies as a “real estate investment trust” for U.S. federal income tax purposes and is therefore generally not subject to federal corporate income taxes on its net income that is distributed, which substantially eliminates the “double taxation” treatment (i.e., taxation at both the corporate and shareholder levels) that generally results from investments in a corporation; and

•	Pays distributions to investors of at least 90% of its annual REIT taxable income.

In this offering circular, we refer to an entity that qualifies to be taxed as a real estate investment trust for U.S. federal income tax purposes as a REIT.  We intend to qualify as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2016.

Q:          Why should I invest in commercial real estate investments?

A:          Potential to generate income — A key feature of commercial real estate investment is the significant proportion of total return accruing from rental income over the long term.  Rental income can allow an investor to hold a commercial real estate investment through market cycles without having to liquidate the investment to generate cash flow.

Asset class diversification with potential to reduce volatility of a portfolio — Adding real estate to your investment mix may increase your diversification.  According to studies published by the National Council of Real Estate Investment Fiduciaries, real estate has a low or negative correlation to other major asset classes and over time has exhibited less volatility in total returns.

Potential to hedge against inflation — Real estate has the potential to hedge against inflation because property values and rents have historically been positively correlated with growth in inflation.  Appreciation in property values can be as significant a part of a commercial real estate investment as cash flow from rental income.  Rents are typically tied to inflation, and a property’s value is tied to its rental income.  So as inflation drives up rent, the value of the underlying property typically increases as well.  Inflation also generally makes new construction more expensive because the cost of building materials rises.  Less new construction could also lead to an increase in the value of existing properties.

Q:          Who might benefit from investing in the Company’s shares?

A:          An investment in our shares may be beneficial for you if you seek to diversify your personal portfolio with a commercial real estate investment vehicle focused primarily on commercial real estate loans, investments in commercial real estate entities and other select real estate-related assets, seek to receive current income, seek to preserve capital and are able to hold your investment for a time period consistent with our liquidity strategy.  On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

Q:          Are there any risks involved in buying the Company’s shares?

A:          Investing in our common shares involves a high degree of risk.  If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives, and therefore, you should purchase these securities only if you can afford a complete loss of your investment.  See “Risk Factors” for a description of the risks relating to this offering and an investment in our shares.

Questions about Your Investment Strategy

Q:          What will you invest in?

A:          We intend to invest in the following types of assets: mortgage loans, subordinated mortgage loans, mezzanine debt and participations (also referred to as B-Notes); equity or preferred equity interests in companies whose primary business is to own and operate one or more specified commercial real estate projects; and debt securities whose payments are tied to a pool of commercial real estate projects (such as commercial mortgage-backed securities, or CMBS, and collateralized debt obligations, or CDOs).

Q:          Will you use leverage?

A:          We may use leverage of up to 70% of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets with respect to first position mortgages only. Based on our expected asset mix, this could result in portfolio-wide leverage of 0-25% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our total assets. During the period when we are acquiring our initial portfolio, portfolio-wide leverage may be higher.  Please see “Investment Objectives and Strategy” for more details.

Q:          What will you do with the proceeds from this offering?

A:          We expect to use substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering expenses) to invest in and manage a diverse portfolio of commercial real estate investments, including loans and equity in commercial real estate ventures and other select real estate-related assets.  We expect that any expenses or fees payable to our Manager for its services in connection with managing our daily affairs will be paid from cash flow from operations.  If such fees and expenses are not paid from cash flow, they will reduce the cash available for investment and distribution and will directly impact our NAV.  See “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates.

We may not be able to promptly invest the net proceeds of this offering in commercial real estate loans, equity in commercial real estate ventures and other select real estate-related assets.  Additionally, from time to time, we will have excess cash that we need to manage, pending its distribution to our shareholders or investment by us in accordance with our investment strategy.  We may engage a third-party subadvisor to manage our cash balance.  We expect the subadvisor to (i) incur leverage on this cash balance and (ii) invest the cash and the debt incurred thereon in publicly-traded common or preferred shares in REITs or other short-term investments.  The Manager will pay the subadvisor a fee of 0.5% of the amount invested (including the amount of any leverage utilized) and any additional out-of-pocket fees and expenses incurred by the subadvisor out of the 1% asset management fee that we will pay to our Manager.  As a result, neither the Company nor our shareholders will bear any additional expense associated with this subadvisor arrangement.

Questions about Service Providers

Q:          Who will choose which investments you make?

A:          We are externally managed by RM Adviser, LLC, or our Manager.  A majority of the investment committee of our Manager will approve each of our investments.  Jilliene Helman, our Manager’s Chief Executive Officer, and Elizabeth Braman, our Manager’s Chief Production Officer, will be our Manager’s initial investment committee.

Q:          Who is Realty Mogul, Co.?

A:          Realty Mogul, Co. is the parent company of each of our Sponsor, our Manager, Realty Mogul Commercial Capital, Co., Mogul Securities, and RM Technologies, LLC.

Q:          Who is RM Technologies, LLC?

A.          RM Technologies, LLC owns and operates an online investment platform, www.realtymogul.com, which is referred to as the Realty Mogul Platform in this offering circular. Our shares will be offered exclusively through the Realty Mogul Platform.

Q:          What is the Realty Mogul Platform?

A:          The Realty Mogul Platform is an online investment platform for commercial real estate, often times referred to as an investment marketplace.  The Realty Mogul Platform is owned by one of our affiliates, RM Technologies, LLC.  We will offer our common shares pursuant to this offering exclusively on the Realty Mogul Platform.  Additionally, the Realty Mogul Platform gives qualified investors the ability to:

•	browse investment offerings based on investment preferences including location, asset type, and risk and return profile;

•	transact entirely online, including digital legal documentation, funds transfer, and ownership recordation;

•	manage and track investments easily through an online dashboard; and

•	receive automated distributions and/or interest payments, and regular financial reporting.

Q:          Who services your loans?

A:          Realty Mogul, Co. or Realty Mogul Commercial Capital, Co., each of which, in its loan servicing capacity, may be referred to as an RM Lender in this offering circular, will act as the servicer for our loans.  Each RM Lender may decide to enter into a Servicing Agreement with an unaffiliated third party to service and administer our loans.

Q:          What services will the Manager perform?

A:          Our Manager performs the following services: investment advisory and acquisition services (including performing due diligence on our investments), offering services, asset management services, accounting and other administrative services, shareholder services, financing services, and disposition services.  Please see “Management — Responsibilities of our Manager” for more details.

Q:          What competitive advantages do you achieve through your relationship with Realty Mogul, Co.?

A:          Our Manager will use the personnel and resources of its affiliates to select our investments and manage our day-to-day operations.  Realty Mogul, Co.’s corporate, investment and operating platforms are well established, allowing us to realize economies of scale and other benefits including the following:

•

Vertical Integration — Because the Company will be acquiring assets that are in large part originated and serviced by affiliates of Realty Mogul, Co., the Company is able to take advantage of the vertical integration and synergies brought about by this relationship.  Realty Mogul, Co. or Realty Mogul Commercial Capital, Co., each of which may be referred to as an RM Originator in this offering circular, and Mogul Securities have professionals, processes and infrastructure in place to originate debt and source equity investment opportunities, respectively, and they anticipate being able to provide high-quality opportunities to the Company for investment to the Company and its shareholders.  Moreover, the availability of qualified executive and managerial talent at Realty Mogul, Co. and its affiliates directly benefits the Company and permits significant visibility into the assets being acquired and held by the Company from very early in their origination process.

•

Experienced Management Team — Realty Mogul, Co. and its affiliates have a highly experienced team of real estate debt and equity finance professionals, led by Jilliene Helman, its Chief Executive Officer.  Many of the senior executives and loan origination professionals at Realty Mogul, Co. have significant experience and credibility in the commercial real estate sector and have been in leadership roles at financial services institutions for many years.  Collectively, these professionals have approximately 200 years of combined direct experience in the commercial real estate business, and have managed more than $4 billion of originations and more than $8.5 billion in underwritings in commercial real estate loans and equity investments.  The Company benefits from the knowledge and industry contacts, experience and judgment that these professionals have accumulated over numerous real estate cycles.  Please see “Management —Executive Officers of our Manager” for biographical information regarding these individuals.

•

Real Estate Credit Experience — The credit team of Realty Mogul, Co. and its affiliates is very experienced in reviewing and underwriting commercial real estate investments.  The credit team of Realty Mogul, Co. and its affiliates has substantial experience in reviewing and underwriting commercial real estate investments.  The team has adopted approaches used by real estate finance industry leaders in its analysis of real estate capital structures and financial strategies, and these approaches will be brought to bear for the Company’s benefit.

•

Market Knowledge and Industry Relationships — Through their active and broad participation in the real estate industry, Realty Mogul, Co.’s affiliates benefit from market information that enables them to identify attractive commercial real estate debt and equity investment opportunities and to make informed decisions with regard to the relative valuation of financial assets and capital allocation.  We believe that these extensive industry relationships with a wide variety of commercial real estate owners and operators, brokers and other intermediaries and third party commercial real estate debt and equity originators will provide us with a competitive advantage in sourcing attractive investment opportunities to meet our investment objectives.

•

Lead Generation — Potential sponsors and borrowers of real estate opportunities frequently come directly to the Realty Mogul Platform to seek financing for their projects.  As a result of this deal flow, which in many cases is unsolicited, the Company will have access to numerous potential opportunities at a relatively low cost.

•

Related Party Loans and Warehousing of Assets — If we do not have sufficient funds to acquire a loan or other investment, or have sufficient funds to acquire only a portion of a loan or other investment, then, in order to cover the shortfall, we may obtain a related party loan from an RM Originator or its affiliates on commercially reasonable terms.  Alternatively, an RM Originator or its affiliates may close and fund each loan or other investment prior to it being acquired by us.  This ability to “warehouse” investments allows us the flexibility to deploy our offering proceeds as funds are raised.  Our LLC Agreement expressly authorizes us to acquire investments from affiliates.  Such acquisitions of investments may require the approval of an Independent Representative, except for ordinary course investments described in the following question and answer.  Our LLC Agreement also authorizes us to enter into related party loans.  Unsecured related party loans that, in the aggregate, do not exceed $20 million and do not carry an interest rate that exceeds the then current applicable prime rate with respect to such loans, can be entered into without the approval of an Independent Representative.  All other related party loans would require prior approval from an Independent Representative.  See “Plan of Operation — Related Party Loans and Warehousing of Assets”.

In addition to the above, Realty Mogul’s core values of accountability, execution, investor protection, organizational excellence and user experience are a fundamental part of the culture at Realty Mogul, Co. and its affiliates.  These values inform the outlook, approach, and behavior of the Realty Mogul entities and their professionals, and are among the qualities our Manager will seek in considering its investment opportunities.  In each transaction considered by our Manager, the character and experience of the governing sponsor is closely examined, with an emphasis on ensuring that the operator has a solid reputation, track record, and the requisite skill and knowledge to manage the project in a professional manner.

Q:          What transactions would require the approval of an Independent Representative?

A:          An Independent Representative will be required to approve certain related party loans and certain purchases of warehoused assets from an RM Originator or other affiliate.  We may acquire a loan from an RM Originator without the approval of an Independent Representative if the loan is not in default and an RM Originator originated the loan and sells it to us, at the par value of the loan (less an amount equal to the amount of any principal payments already paid with respect to that loan and plus an amount to account for intra-period interest as described below), either (i) prior to the time any payments of principal have been (or were required to have been) made or (ii) after no more than two principal payments have been made, if (a) all such principal payments were timely made and (b)  our Manager reasonably believes, based on the facts then known to it, that there is not likely to have been any material adverse changes to the value of the loan.  To the extent that any interest payments have been previously made to the RM Originator on such loans, the RM Originator may retain such interest payments and the RM Originator may increase the purchase price of the loan to the Company to cover any intra-period interest payments that would otherwise be owed to the RM Originator.  By way of example only, if the loan that the RM Originator is selling to the Company has monthly interest payments of $100 that are due and payable at the end of the month, and the loan is sold to the Company at the mid-point of the month, the RM Originator may increase the purchase price by $50 to cover the portion of interest owed for the period that the RM Originator held the loan.

Prior to the period when we begin raising funds and commence operations, an RM Originator may originate or purchase loans that it may sell to us once we commence operations and have sufficient funds to purchase those loans from the RM Originator.  In those circumstances, we may purchase such loans on the same terms as contemplated for the acquisition of loans originated by an RM Originator in the preceding paragraph without the approval of an Independent Representative.  The purchase of other investments from an affiliate may require the approval of an Independent Representative.

Questions about Expenses

Q:          Will I be charged upfront selling commissions?

A:          No.  Investors will not pay upfront selling commissions as part of the price per common share purchased in this offering.

Q:          Will any upfront selling commissions be paid?

A:          Our Sponsor has entered into a Selling and Distribution Agreement with each of NCPS and Mogul Securities.  Pursuant to each Selling and Distribution Agreement, our Sponsor will pay up to a 1.20% commission on the proceeds from the sale of any shares that the broker executed.  All sales of our common shares prior to January 1, 2018 are anticipated to be executed through NCPS.  Certain employees of Realty Mogul, Co. are also registered representatives sponsored by NCPS and/or Mogul Securities. We anticipate that NCPS’s and Mogul Securities’ activity on our behalf will be conducted largely by those employees.  Other than those registered representatives and Mogul Securities, no other affiliate of Realty Mogul, Co. will be acting as a broker or dealer in connection with this offering.

Q:          Who will pay your organization, offering and ongoing reporting and operating costs?

A:          Our Manager or its affiliates will pay on our behalf all third-party costs incurred in connection with our organization and the offering of our shares.  See “Estimated Use of Proceeds” for more information about the types of costs that may be incurred.  We will reimburse our Manager, without interest, for these third-party organization and offering costs incurred both before and after the date of this offering circular.  However, we are under no obligation to make such reimbursements before December 31, 2017.  With respect to offering costs, on a quarterly basis, the Company expects to reimburse our Manager for offering costs actually incurred at a rate equal to the aggregate proceeds raised in this offering as of the end of the prior quarter divided by the maximum offering amount of $50,000,000 (excluding any reimbursements made in previous quarters).  With respect to organization costs, the Company will not reimburse our Manager for such costs until the Company has raised $1,000,000 in this offering.  Once $1,000,000 has been raised in this offering, the Company expects to reimburse our Manager for all organization costs incurred.

We will reimburse our Manager for the ongoing, out-of-pocket expenses that our Manager will pay on our behalf, including license fees, auditing fees, fees associated with SEC reporting requirements, increases in insurance costs, tax return preparation fees, taxes and filing fees, administration fees, fees for the services of an independent representative, and third-party costs associated with the aforementioned expenses.  These expenses do not include our Manager’s or Realty Mogul, Co.’s overhead, employee costs, utilities or technology costs.  The aforementioned expense reimbursements that we will pay to our Manager may be originally incurred by Realty Mogul, Co. in the performance of services by its employees under the shared services agreement between our Manager and Realty Mogul, Co.  See “Management—Shared Services Agreement.”

Q:          What fees will you pay to the Manager or any of its affiliates?

A:          We will pay our Manager a quarterly asset management fee at an annualized rate of 1.00% payable in arrears, which, through September 30, 2017, will be based on our net offering proceeds as of the end of each quarter, and thereafter will be based on our NAV at the end of each prior quarter.  We will also pay the applicable RM Lender a special servicing fee for any non-performing debt investment at an annualized rate of 1.00%, which will be based on the original value of such non-performing debt investment, and will cover the increased administrative costs to the RM Lender to handle the non-performing asset.  The payment of the special servicing fee shall be in addition to any third party special servicing expenses incurred by the Company, which may include special fees associated with recovery efforts by the RM Lenders.  Our Manager will determine, in its sole discretion, whether an asset is non-performing.  In addition, for loans serviced by one of our affiliates, we will pay the applicable RM Lender a servicing fee equal to 0.50% calculated as an annual percentage of the principal balance of the asset plus accrued interest. We will also pay an up-front set-up fee for servicing the loan.  In the event that we terminate a servicing arrangement with an RM Lender, we may be required to pay separation fees.

The payment by us of fees and expenses will reduce the cash available for investment and distribution and will directly impact our NAV.  See “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates.

Questions about Distributions

Q:          How often will I receive distributions?

A:          We expect that our Manager will declare and pay distributions monthly in arrears; however, our Manager may declare other periodic distributions as circumstances dictate.  Any distributions we make will be at the discretion of our Manager, and will be based on, among other factors, our present and reasonably projected future cash flow.  We expect that our Manager will set the rate of distributions at a level that will be reasonably consistent and sustainable over time, which will be fully dependent on the yields generated by our assets.  In addition, our Manager’s discretion as to the payment of distributions will be limited by the REIT distribution requirements, which generally require that we make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income, computed without regard to the dividends paid deduction and excluding net capital gain.  Moreover, even if we make the required minimum distributions under the REIT rules, we are subject to federal income and excise taxes on our undistributed taxable income and gains.  As a result, our Manager also intends to make additional distributions, beyond the minimum REIT distribution, to avoid these taxes.  See “Description of Our Common Shares — Distributions” and “U.S. Federal Income Tax Considerations.”

Any distributions that we make will directly impact our NAV, by reducing the amount of our assets.  Our goal is to generate returns in the form of income through monthly distributions and capital growth through increases in our NAV per share.  Over the course of your investment, your distributions plus the change in NAV per share (either positive or negative), less any applicable share repurchase fees, will produce your total return.

Q:          What will be the source of distributions?

A:          We may pay distributions from sources other than cash flow from operations, including from the proceeds of this offering and the private placement to our Sponsor, and we have no limit on the amounts we may pay from such sources.

Q:          Will the distributions I receive be taxable as ordinary income?

A:          REIT distributions, including distributions that are reinvested pursuant to our distribution reinvestment plan, may be treated as ordinary income, capital gains, and return of capital for tax purposes, each of which may be taxed at a different rate for different investors:

•	The majority of recurring REIT distributions will be taxed at your ordinary income rate if they are from current or accumulated earnings and profits.
•

The portion of your distribution in excess of current and accumulated earnings and profits will be considered a return of capital for U.S. federal income tax purposes and will not result in current tax, but will lower the tax basis of your investment until it is reduced to, but not below, zero. Any return of capital in excess of your tax basis will be treated as sales proceeds from the sale of our common shares and will be taxed accordingly.

•	Distributions that are designated as capital gain will generally be taxable at the long-term capital gains rate.

Because each investor’s tax considerations are different, we recommend that you consult with your tax advisor.  You also should review the section of this offering circular entitled “U.S. Federal Income Tax Considerations,” including for a discussion of the special rules applicable to distributions in the repurchase of shares and liquidating distributions.

Q:          Will I be able to reinvest my cash distributions in additional shares?

A:          Yes. If you elect to participate in our distribution reinvestment plan, all distributions will be automatically reinvested. Our distribution reinvestment plan will become effective during the first quarter of 2017. See Description of Common Shares – Distribution reinvestment plan.

Questions about Share Repurchases

Q:          Will I have the opportunity to redeem my common shares?

A:          Yes.  While you should view your investment in our shares as a long-term investment with limited liquidity, we have adopted a share repurchase program whereby shareholders may require that we repurchase up to 25% of their shares quarterly while this offering is ongoing.  We also may make repurchases upon the death of a shareholder (referred to as “exception repurchases”;  all other repurchases are referred to as  “ordinary repurchases”). For ordinary repurchases, the amount we will pay to repurchase your shares will depend upon how long a shareholder requesting redemption has held his or her shares (the “Effective Repurchase Rate”), as follows:

Exception repurchases are not subject to any discount associated with the amount of time shares were held and will be repurchased at 100% of the applicable price per share. The prices at which we will repurchase shares (the “Repurchase Base Price”) are as follows:

Repurchase
Period	Base Price Per Share
Through August 14, 2019	Lower of NAV or $9.50
Starting August 15, 2019	Most recent NAV

Effective
Share Repurchase Anniversary (Year)	Repurchase Rate (1)
Less than 1 year	(Lock-up) 0%
1 year until 2 years	98%
2 years until 3 years	99%
3 or more years	100%
Death (Exception Repurchases)	100%

(1)	As a percentage of the Repurchase Base Price per share. The repurchase price will be rounded down to the nearest $0.01.

Any fee charged to the Company by a third party in connection with a repurchase will be deducted from the total repurchase price (the “Repurchase Cost”). Accordingly, shareholders who present shares for repurchase will be paid an amount equal to the product of the applicable Repurchase Base Price per share multiplied by the Effective Repurchase Rate, minus the Repurchase Cost.

There is no regular trading market for our shares.  We do not expect that a regular trading market will develop unless we list our shares on a national securities exchange and we currently do not intend to list our shares.  Further, following the conclusion of this offering, our Manager may in its sole discretion, amend, suspend, or terminate the share repurchase program at any time. Reasons we may amend, suspend, or terminate the share repurchase program include (i) to protect our operations and our remaining  shareholders, (ii) to prevent an undue burden on our liquidity, (iii) to preserve our status as a REIT, (iv) following any material decrease in our NAV, or (v) for any other reason.  See “Description of Our Common Shares—Quarterly Share Repurchase Program” for more details.

Q:          Will there be any limits on my ability to redeem my shares?

A:          Yes.  In the initial twelve months of this offering, we intend to limit the number of shares to be repurchased during a quarter to 1.25% of the weighted average number of common shares outstanding since the commencement of the offering.  After this offering has been ongoing for twelve months and while it is still ongoing, we intend to limit the number of shares to be repurchased during any calendar year to 5.0% of the weighted average number of common shares outstanding during the prior calendar year (or 1.25% per quarter, with excess capacity carried over to later quarters in the calendar year).  While we designed our share repurchase program to allow shareholders to request share repurchases on a quarterly basis (subject to the six month holding period), we need to impose limitations on the total amount of net repurchases per quarter in order to maintain sufficient sources of liquidity to satisfy share repurchase requests without impacting our ability to invest in commercial real estate assets and maximize investor returns.  In the event that we do not have sufficient funds available to repurchase all of the common shares for which share repurchase requests have been submitted in any quarter, such pending requests will be honored on a pro rata basis.  For investors who hold common shares with more than one record date, share repurchase requests will be applied to such common shares in the order in which they were purchased, on a first in first out basis.  See “Description of Our Common Shares—Quarterly Share Repurchase Program” for more details.

Questions about the Offering

Q:          What kind of offering is this?

A:          We are offering through the Realty Mogul Platform, www.realtymogul.com, a maximum of $50,000,000 of our common shares to the public on a “best efforts” basis at $10.00 per share.

Q:          How is an investment in the Company’s common shares different from investing in shares of a traditional non-exchange traded REIT?

A:          We neither charge nor pay any broker-dealer distribution fees, saving investors approximately 70% to 90% in upfront expenses as compared to a traditional non-exchange traded REIT.  Traditional non-exchange traded REITs use a highly manpower-intensive method with hundreds to thousands of sales brokers calling on investors to sell their offerings.  On average, these traditional non-exchange traded REITs charge upfront sales commissions of 6.8% of invested capital to compensate their sales brokers.  Realty Mogul, Co. uses a low-cost online platform, the Realty Mogul Platform, which we intend to leverage in conducting this offering. Additionally, traditional non-exchange traded REITs have incurred organization and offering expenses of up to 15% of the amount raised in the offering.  Assuming we raise the maximum amount of $50,000,000 in this offering, our organization and offering expenses will be 3% of gross proceeds.

Q:          How is an investment in the Company’s common shares different from investing in shares of other online REITs?

A:          We have a different investment strategy compared to other online REITs.  See “Investment Objectives and Strategy — Investment Strategy” for additional detail on our investment strategy.  For example, we will not invest in raw land as a standalone investment or in the new construction of any building.  Additionally, we have a uniquely qualified management team, which will manage our originations, credit and underwriting, and asset management functions.  See “Management — Executive Officers of Our Manager” for additional detail on our management team’s experience.

Q:          How is an investment in the Company’s common shares different from investing in shares of other real estate investment opportunities offered on the Realty Mogul Platform?

A:          Currently, the Realty Mogul Platform offers individual real property-related investments as private placements to accredited investors only. The Realty Mogul Platform allows accredited investors to review due diligence materials for individual transactions and invest in one transaction at a time. Investing in the Company is different since investment decisions are made by our Manager and you are investing in a diversified portfolio and not a specific transaction or property. Additionally, the Company is accessible to both accredited and non-accredited investors and offers a lower investment minimum than some of the transactions offered on the Realty Mogul Platform. The Manager of the Company charges a 1.00% asset management fee for managing the Company and its investments.  The other investment opportunities offered through the Realty Mogul Platform may charge fees that are higher or lower than the Company’s fee.  Finally, the Company is set up as a “blind pool” REIT, which means that we are not committed to acquiring any particular investments with the net proceeds of this offering.  Investing in the Company can lead to greater diversification because the Company intends to invest its assets in multiple real estate opportunities.  However, unlike other investment opportunities on the Realty Mogul Platform, a purchaser of our common shares may not know what investments the Company will make with its assets at the time the investor purchases our common shares.

Q:          What is the purchase price for the Company’s common shares?

A:          Our Manager set our initial offering price at $10.00 per share, which will be the purchase price of our shares through September 30, 2017.  Thereafter, the per share purchase price will be adjusted for each fiscal quarter, and will equal the net asset value per share calculated as of the close of business the last day of the preceding fiscal quarter. For example, during the fiscal quarter October 1 through December 31, 2017, the purchase price of shares will equal the net asset value per share calculated as of the close of business on September 30, 2017.  Beginning on October 1, 2017, our website, www.realtymogul.com, will identify the current per share purchase price.  Any subscriptions that we receive during a fiscal quarter will be executed at a price equal to our NAV per share in effect for that fiscal quarter.  We will use commercially reasonable efforts to monitor whether a material event occurs in between quarterly updates of NAV that we reasonably believe would cause our NAV per share to change by 5% or more from the last disclosed NAV.  While this offering is ongoing, if we reasonably believe that such a material event has occurred, we will calculate and disclose the updated NAV per share and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV per share information provided on our website.  We will also use that updated NAV per share as the offering price for new shares for the remainder of that fiscal quarter.  See “Description of Our Common Shares—Quarterly NAV Share Price Adjustments” for more details. Common shares sold pursuant to our distribution reinvestment plan will be sold at different prices. See “Description of Our Common Shares ─ Distribution Reinvestment Plan” for additional information.

Q:          How does a “best efforts” offering work?

A:          When common shares are offered to the public on a “best efforts” basis, we are only required to use our best efforts to sell our common shares.  Neither our Sponsor, Manager, broker-dealers nor any other party has a firm commitment or obligation to purchase any of our common shares.

Q:          Who can buy shares?

A:          Generally, you may purchase shares if you are a “qualified purchaser” (as defined in Regulation A under the Securities Act).  “Qualified purchasers” include:

•	“accredited investors” under Rule 501(a) of Regulation D; and

•

all other investors so long as their investment in our common shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

For purposes of determining whether a potential investor is a “qualified purchaser”, annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D.  In particular, net worth in all cases should be calculated excluding the value of an investor’s home.  We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.  Please refer to the section above entitled “State Law Exemption and Purchase Restrictions” for more information.

Q:          How do I buy shares?

A:          You may purchase our common shares in this offering by creating a new account, or logging into your existing account, at the Realty Mogul Platform.  You will need to fill out a subscription agreement like the one attached as an exhibit to this offering circular and make arrangements to pay for the shares at the time you subscribe.

Q:          Is there any minimum investment required?

A:          Yes.  For non-IRA’s and other tax deferred accounts, you must initially purchase at least 100 shares in this offering, or $1,000 based on the current per share price. For IRA’s and other tax deferred accounts, you must initially purchase at least 1,000 common shares in this offering or $10,000 based on the current per share price. You should note that an investment in our shares will not, in itself create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code. In our Manager’s discretion, we may in the future increase or decrease the minimum investment amount for all new purchasers.  We will disclose the new minimum investment amount on the Realty Mogul Platform at least two days in advance of that new minimum amount taking effect. Factors that our Manager may consider in modifying the minimum investment amount include, but are not limited to, our need for additional capital, the success of our prior capital-raising efforts, and the amount of money raised from our investors who invest the minimum amount versus the amount of money we have raised from investors contributing greater amounts.

Q:          May I make an investment through my IRA or other tax-deferred retirement account?

A:          Yes. Beginning in the first quarter of 2017, you will be able to make an investment through your individual retirement account (“IRA”) or other tax deferred account. When making investment decisions, you should consider, at a minimum, (i) whether the investment is in accordance with the documents and instruments governing your IRA or other deferred tax account; (ii) whether the investment is consistent with the fiduciary and other obligations associated with your IRA or other tax deferred account; (iii) whether the investment will generate an unacceptable amount of unrelated business taxable income (“UBTI”) for your IRA or other tax deferred account; (iv) whether you will be able to comply with the requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code that you value the assets of the IRA or other tax deferred account annually; and (v) whether the investment would constitute a prohibited transaction under applicable law.

Q:          Are there special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?

A:          Yes. The section of the offering circular entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to ERISA, and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should carefully read that section of the offering circular.

We may make some investments that generate unrelated business taxable income (“UBTI”) or, in certain circumstances, can result in a tax being imposed on us. Although we do not expect the amount of such income to be significant, there can be no assurance in this regard.

Q:          Is there a maximum investment?

A:          Yes.  You cannot own more than 9.8% of our outstanding shares at any time.  Additionally, if you do not qualify as an accredited investor, you may invest no more than the greater of (i) 10% of your income, but no more than $20,000 in any twelve-month period or (ii) 10% of your net worth, as calculated under Rule 501 of Regulation D, but no more than $100,000 in any twelve-month period.  If you want to invest more than the limitations set forth in the preceding sentence, you must qualify as an “accredited investor” as defined in Rule 501 Regulation D.

Q:          How long will this offering last?

A:          We currently expect that this offering will remain open for investors until we raise the maximum amount being offered, unless terminated by us at an earlier time.  We reserve the right to terminate this offering for any reason at any time.

Q:          Who can help answer my questions about the offering?

A:          If you have more questions about the offering, or if you would like additional copies of this offering circular, you should contact us by email at MogulReitI@realtymogul.com or by mail at:

MogulREIT I, LLC

10780 Santa Monica Blvd.

Suite 140

Los Angeles, CA 90025

Attn: Investor Relations

Questions About Your Performance

Q:          Will I be notified of how my investment is doing?

A:          Yes. Initially, we will provide you with periodic updates on the performance of your investment in us, including:

•	an annual report;

•	a semi-annual report;

•	current event reports for specified material events within four business days of their occurrence;

•	supplements to the offering circular, if we have material information to disclose to you; and

•	other reports that we may file or furnish to the SEC from time to time.

We will provide this information to you by posting such information on the SEC’s website at www.sec.gov, on the Realty Mogul Platform at www.realtymogul.com, or via e-mail.

After the conclusion of our offering, we may be eligible to suspend or terminate these public filings.  If we are eligible, and if we elect to suspend or terminate these filings, you will not receive the updates listed above.

Q:          When will I get my detailed tax information?

A:          Your Form 1099-DIV tax information, if required, will be provided in electronic form by January 31 of the year following each taxable year.

Q:          How will the Company’s NAV per share be calculated?

A: At the end of each fiscal quarter, beginning September 30, 2017, our affiliates internal accountants will calculate our NAV per share. The NAV per share calculation will reflect the total value of our assets minus the total value of our liabilities, divided by the number of shares outstanding as of the determination date. Our commercial real estate assets and investments will constitute a significant component of our total assets. We will take estimated values of each of our commercial real estate assets and investments, including related liabilities, based upon performance, outstanding principal balance, market default rates, discount rates, loss severity rates, and, if our Manager deems it necessary, individual appraisal reports of the underlying real estate assets provided periodically by an independent valuation expert. The independent valuation expert will not be responsible for, or prepare, our quarterly NAV per share.  However, we may hire a third party to calculate, or assist with calculating, the NAV calculation.  See “Description of our Common Shares—Valuation Policies” for more details about our NAV and how it will be calculated.

Q:          How exact will the calculation of the quarterly NAV per share be?

A:          Our goal is to provide a reasonable estimate of the value of our common shares as of the end of each fiscal quarter.  Our assets will consist principally of commercial real estate loans and other real estate investments.  The valuation of the real estate investments by our affiliates’ internal accountants (with the input of our independent valuation expert, as needed) is subject to a number of subjective judgments and assumptions that may not prove to be accurate.  The use of different judgments or assumptions would likely result in different estimates of the value of our real estate investments.  Moreover, although we evaluate and provide our NAV per share on a quarterly basis, our NAV per share may fluctuate daily, so that the NAV per share in effect for any fiscal quarter may not reflect the amount that might be paid for your shares in a market transaction.  Further, our published NAV per share may not fully reflect certain material events to the extent that they are not known or their financial impact on our portfolio is not immediately quantifiable.  As discussed above, any material event that would cause our NAV per share to change by more than 5% would require a recalculation.  Any resulting potential disparity in our NAV per share may be in favor of either shareholders who have their shares repurchased, or shareholders who buy new shares, or existing shareholders.  See “Description of our Common Shares—Valuation Policies.”

OFFERING SUMMARY

This offering summary highlights material information regarding our business and this offering.  Because it is a summary, it may not contain all of the information that is important to you.  To understand this offering fully, you should read the entire offering circular carefully, including the “Risk Factors” section, before making a decision to invest in our common shares.

Overview

Realty Mogul, Co., our parent company, is a real estate investment marketplace leader.  Since Realty Mogul, Co. launched the Realty Mogul Platform in 2013, it has originated, underwritten, and financed over $200 million in real estate properties across approximately 200 debt and equity transactions.  Over the past three years, Realty Mogul, Co. has raised capital for debt and equity commercial real estate offerings and invested that capital in multifamily, retail, office, self-storage, and industrial real estate opportunities.

We are an externally-managed real estate investment trust, or REIT, that will invest in commercial real estate related assets with the objective of providing attractive risk-adjusted returns to our investors over the long-term, through both distributions and capital appreciation.  We intend to achieve this objective by making investments structured to comply with the REIT federal income tax requirements and to maintain our exclusion from registration under the Investment Company Act of 1940, as amended.

We are managed by RM Adviser, LLC, a SEC registered investment adviser and wholly-owned subsidiary of Realty Mogul, Co. RM Adviser, LLC will have access to Realty Mogul, Co.’s deep team of real estate and finance professionals and will leverage their collective experience in originating, underwriting, and servicing billions of dollars in real estate related assets over the course of their careers.

Our purpose is to provide investors an opportunity to invest in a REIT without paying the high upfront fees and selling commissions typical in non-traded REITs, thereby investing a higher percentage of your investment in real property to increase the Company’s total return.

MogulREIT I, LLC is a recently organized Delaware limited liability company formed to invest in and manage a diversified portfolio of commercial real estate investments, including loans, equity in commercial real estate ventures and other real estate-related assets.  We intend to operate in a manner that will allow us to qualify as a REIT for U.S. federal income tax purposes.  Among other requirements, REITs are required to distribute to shareholders at least 90% of their annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain).

Our office is located at 10780 Santa Monica Blvd., Suite 140, Los Angeles, CA 90025.  Our telephone number is (877) 781-7153. Information regarding the Company is also available on our web site at www.realtymogul.com.

Investment Strategy

Our investment strategy involves investing in assets with varying levels of risk; based in part on where such investments fall in the “capital stack” of real estate transactions.

We intend to use substantially all of the proceeds of this offering to invest in and manage a diversified portfolio of commercial real estate investments, including loans and equity in commercial real estate ventures.  We intend to hold: (1) at least 55% of the total value of our assets in commercial mortgage-related instruments that are closely tied to one or more underlying commercial real estate projects, such as senior mortgage loans, subordinated mortgage loans, mezzanine debt and participations (also referred to as B-Notes) that meet certain criteria outlined by the staff of the SEC; and (2) at least 80% of the total value of our assets in the types of assets described above, plus in “real estate-related assets” that are related to one or more underlying commercial real estate projects.  These real estate-related assets may include assets, such as equity or preferred equity interests in companies whose primary business is to own and operate one or more specified commercial real estate projects, and debt securities whose payments are tied to a pool of commercial real estate projects (such as CMBS, CDOs and REIT senior unsecured debt), interests in publicly traded REITs, and other commercial real estate-related assets.

We will seek to create and maintain a portfolio of investments that generate a low volatility income stream of attractive and consistent cash distributions.  Our focus on investing in debt instruments will emphasize the payment of current returns to investors and preservation of invested capital.  We also intend to diversify our portfolio by investing in equity instruments (up to 45% of the total value of our assets), primarily in real estate-related companies as described above, subject to certain limitations related to our qualification as a REIT and to maintaining our exclusion under the Investment Company Act.  Our focus on investing in equity instruments will be to seek investments that will produce returns to investors through rental income and capital appreciation.  The investment objective for the Company is to achieve attractive, risk-adjusted returns that exceed alternative real estate investment offerings.

Our Manager, through its affiliates, intends to structure, underwrite and originate many of the products in which we invest as this provides for the best opportunity to control our borrower and partner relationships and optimize the terms of our investments.  Our affiliates’ underwriting process, which our management team has successfully developed over their extensive real estate careers in a variety of market conditions and implemented at Realty Mogul, Co., will involve comprehensive financial, structural, operational and legal due diligence of our borrowers and partners in order to optimize pricing and structuring and mitigate risk.  We feel the current and future market environment provides a wide range of opportunities to generate compelling investments with strong risk-return profiles for our shareholders.

Investment Objectives

Our primary investment objectives are:

•	to pay attractive and consistent cash distributions; and

•	to preserve, protect, increase and return your capital contribution.

We will also seek to realize growth in the value of our investments by timing their sale to maximize value.

Market Opportunities

We believe that the near and intermediate-term market for investment in commercial real estate loans, commercial real estate-related debt securities, commercial real estate-related equity securities, and other real estate-related assets is compelling from a risk-return perspective.  Given the prospect of low growth for the economy, we favor a strategy that targets senior and mezzanine debt to maximize current income, with significant subordinate capital and downside structural protections, and equity securities to share the upside of asset appreciation with our shareholders.  Our flexible approach to investing in any U.S. geography and in any of the major commercial real estate property types, including apartment buildings, self-storage facilities, retail centers and office buildings, allows us to quickly take advantage of opportunities created by market changes.  We believe that our investment strategy, combined with the experience and expertise of our Manager’s management team, will provide opportunities to invest in assets with attractive returns and strong structural features.

Our Manager

RM Adviser, LLC, our Manager, manages our day-to-day operations.  Our Manager is a wholly-owned subsidiary of Realty Mogul, Co.  A team of real estate and debt finance professionals, acting through our Manager, will make all the decisions regarding the selection, negotiation, financing and disposition of our investments, subject to the limitations in our LLC Agreement. A majority of the investment committee of our Manager will approve each of our investments.  Jilliene Helman, our Manager’s Chief Executive Officer, and Elizabeth Braman, our Manager’s Chief Production Officer, will be our Manager’s initial investment committee. Our Manager will also provide asset management, marketing, investor relations and other administrative services on our behalf with the goal of maximizing our operating cash flow and preserving our invested capital.  Realty Mogul, Co. is able to exercise significant control over our business.

About RM Technologies, LLC

We are also an affiliate of RM Technologies, LLC, the owner and operator of an online financial platform focused on real estate, which may be found on the website: www.realtymogul.com, and is referred to as the Realty Mogul Platform in this offering circular.  RM Technologies, LLC is a wholly-owned subsidiary of Realty Mogul, Co.

Jilliene Helman is the Chief Executive Officer of Realty Mogul, Co.  Ms. Helman is responsible for overseeing the day-to-day operations of Realty Mogul, Co. and its affiliates, including RM Technologies, LLC.

Our Structure

The chart below shows the relationship among various Realty Mogul, Co. affiliates and the Company as of the date of this offering circular.

Management Compensation

Our Manager and its affiliates will receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets.  Our Manager does not provide any offering, investment or management services to any other entity, although it may do so in the future and may provide investment advice to persons or entities through the investment calculator. See “Conflicts of Interest — Investment Calculator.” Some of the fees will be paid by the Company and some by unrelated third parties.  The items of compensation are summarized in the following table.  The Company will not pay our Manager or its affiliates any selling commissions or dealer manager fees in connection with the offer and sale of our common shares.

No portion of the fees detailed below will be allocated to any individual in his or her capacity as an executive officer of our Manager.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount

Organization and Offering Stage

Organization and Offering Expenses — Manager

Our Manager has paid and may continue to pay organization and offering expenses on our behalf. We will reimburse our Manager for any third-party costs and future third-party organization and offering costs it may incur on our behalf, depending on the offering proceeds we raise. See “Estimated Use of Proceeds” for more details. We expect organization and offering expenses to be no more than $1,500,000.

$300,000 - $1,500,000

Broker Sales Commission — NCPS or Mogul Securities and Realty Mogul Affiliated Employees

Realty Mogul, Co. will provide funding to our Sponsor to pay a sales commission of up to 1.20% to Mogul Securities or NCPS for its services in the sale of our shares. A portion of that sales commission will be paid to employees of our affiliates, who are serving as registered representatives in the sale of our shares.

Actual amounts are dependent upon the offering proceeds we raise. The broker sales commission, assuming the maximum amount of this offering is raised and up to a 1.20% commission is paid on each executed sale, will be $600,000.

These amounts will be paid by our Sponsor and will not be charged to either the Company or its investors.

Acquisition Stage

Acquisition / Origination Fee — RM Originators, Mogul Securities or NCPS

Borrower will pay 1-3% of the amount funded by an RM Originator to acquire or originate commercial real estate loans. A portion of the fee paid to an RM Originator may be paid to its personnel for their role in sourcing the investment opportunity. The issuer of equity opportunities into which we invest, or its sponsor, will pay Mogul Securities or NCPS 2-4% of the equity capital invested in the equity opportunity, subject to a minimum fee of $50,000 per transaction. We will not be entitled to this fee.

Paid directly by borrowers, equity issuers or sponsors to an RM Originator, Mogul Securities or NCPS, not by us. If an equity issuer pays a finders’ fee to Mogul Securities, the fee will reduce the amount of funds that the equity issuer has available to pay in dividends to the equity holders, thereby reducing our returns in that investment.

Actual amounts are dependent upon the total debt funded or equity capital invested by us. We cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount

Operational Stage

Asset Management Fee — Manager

Quarterly asset management fee equal to an annualized rate of 1.00% payable in arrears, which, through September 30, 2017, will be based on our net offering proceeds as of the end of each quarter, and thereafter will be based on our NAV at the end of each prior quarter.

Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ) and the results of our operations. The asset management fee, assuming the maximum amount of this offering is raised and we utilize leverage of 25% (the high end of the Company’s disclosed target leverage range), will be $625,000 annually.

Since we intend to use leverage only on certain assets, the actual fee may vary depending on the concentration of assets in our portfolio.

Servicing Fee — RM Lender or Other Party

A servicing fee of 0.50% of the principal balance and accrued interest of each loan will be paid to an RM Lender for the servicing and administration of certain loans and investments held by us. Each RM Lender may decide to enter into a Servicing Agreement with an unaffiliated third party to service and administer the loans held by us, and will pay for any expenses incurred in connection with standard subservicing thereunder out of the servicing fee paid to it by us. The Servicing Agreement will define the terms of the loan servicing arrangement as well as the amount of the servicing fee that is paid by the RM Lender to the unaffiliated third party. The servicing fee is deducted at the time that payments on the asset are made. The fee is deducted in proportion to the split between accrued and current payments. In addition, an initial set-up fee for each loan will be paid to an RM Lender for each loan it services.

Actual amounts are dependent upon the principal amount of the loans. We cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount
Special Servicing Fee — RM Lender or Other Party

An additional special servicing fee shall be paid to an RM Lender equal to an annualized rate of 1.00% of the original value of a non-performing asset serviced by such RM Lender. Whether an asset is deemed to be non-performing is in the sole discretion of our Manager.

The payment of the special servicing fee shall be in addition to any third party special servicing expenses incurred by the Company, which may include special fees associated with recovery efforts by the RM Lenders.

Actual amounts are dependent upon the occurrence of a debt investment becoming non-performing and the original value of such asset. We cannot determine these amounts at the present time.

Other Operating Expenses — Manager

We will reimburse our Manager for out-of-pocket expenses incurred on our behalf, including license fees, auditing fees, fees associated with SEC reporting requirements, increases in insurance costs, tax return preparation fees, marketing costs, taxes and filing fees, administration fees, fees for the services of an independent representative, and third-party costs associated with the aforementioned expenses.  These expenses do not include our Manager’s or Realty Mogul, Co.’s overhead, employee costs, utilities or technology costs.

The aforementioned expense reimbursements that we will pay to our Manager may be originally incurred by Realty Mogul, Co. in the performance of services by its employees under the shared services agreement between our Manager and Realty Mogul, Co.  See “Management—Shared Services Agreement.”

Actual amounts are dependent upon our operations. We cannot determine these amounts at the present time.

Our form of loan servicing agreements between the Company and each of the RM Lenders contemplate the payment of a recovery fee.  The recovery fee may be payable to the RM Lender in connection with (i) the sale of, or receipt of any condemnation or insurance proceeds with respect to a specially serviced loan or real estate owned property or (ii) the curing of any event of default under the serviced loan through restructure or work-out of the serviced loan.  The recovery fee will be an amount equal to: (a) with respect to clause (i) of the preceding sentence, 1.0% of all liquidation, condemnation and insurance proceeds received with respect to the serviced loan and (b) with respect to clause (ii) of the preceding sentence, 1.0% of all principal and interest received (x) in connection with any full, partial or discounted payoff made pursuant to such restructuring or work-out and (y) from and after the date that the borrower has made three timely consecutive monthly payments under the terms of the serviced loan, as amended.  The Company has not yet made any investments, so it is not currently able to estimate the amount that may be charged to the Company in the form of a recovery fee.

Summary of Risk Factors

Investing in our common shares is speculative and involves substantial risks.  You should purchase these securities only if you can afford a complete loss of your investment.  You should carefully review the “Risk Factors” section of this offering circular, beginning on page 26, which contains a detailed discussion of the material risks that you should consider before you invest in our common shares.  These risks include the following:

•

We depend on our Manager to select our investments and conduct our operations.  We will pay fees and expenses to our Manager and its affiliates that were determined as between related parties, and therefore we do not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.  These fees increase your risk of loss.  In addition, we can offer no assurance that our Manager will remain our investment manager.

•

Many of the loans and other investments in which we will invest will be originated by our affiliates, Realty Mogul, Co. or Realty Mogul Commercial Capital, Co., each of which, in their loan originating capacity, may be referred to as an RM Originator in this offering circular.  Certain equity investments will be sourced by Mogul Securities, LLC, or Mogul Securities.  Many of the loans and other investments in which we invest will be serviced by Realty Mogul, Co. or Realty Mogul Commercial Capital, Co., each of which, in their loan servicing capacity, may be referred to as an RM Lender in this offering circular.  We may purchase investments directly from an RM Originator, and we will pay the applicable loan servicer a 0.50% annual servicing fee with respect to our investments.  The RM Originators may also receive origination fees and/or other fees with respect to investments in which we invest, as well as a set-up fee associated with each loan.  Likewise, Mogul Securities may receive finders’ fees and/or other fees with respect to investments in which we invest.  While these fees will not be paid by the Company or its investors, they may indirectly have the effect of lowering the return our investors would receive in the absence of these fees.

•	We have limited operating history, and as of the date this offering circular is qualified, we have a limited amount in cash. There is no assurance that we will achieve our investment objectives.

•

This is a “blind pool” offering because, as of the date of this offering circular, we are not committed to acquiring any investments with the net proceeds of this offering.  Depending on our progress in funding investments at the time of your purchase, you may not be able to evaluate the economic merit of any of our investments.  You will have to rely entirely on the ability of our Manager to select suitable and successful investment opportunities.

•	The offering price of our shares was not established on an independent basis; after we commence operations, the actual value of your investment may be substantially less than what you pay.

•

Our Manager’s executive officers, and key real estate and debt finance professionals are also officers, directors, managers and/or key professionals of Realty Mogul, Co. and its affiliates.  As a result, they will face conflicts of interest, including time constraints, allocation of investment opportunities and other conflicts created by our Manager’s compensation arrangements with us and other affiliates of Realty Mogul, Co.

•	Our Sponsor and Manager may sponsor or advise other companies that compete with us, and neither our Sponsor nor our Manager has an exclusive management arrangement with us.

•

By purchasing shares in this offering, you are bound by the arbitration provisions contained in our subscription agreement which limits your ability to bring class action lawsuits or seek remedy on a class basis.

•

This offering is being made pursuant to recently adopted rules and regulations under Regulation A of the Securities Act of 1933, as amended, or the Securities Act.  The legal and compliance requirements of these rules and regulations, including ongoing reporting requirements related thereto, are relatively untested.

•

If we raise substantially less than the maximum offering amount, we may not be able to acquire a diverse portfolio of investments and the value of your shares may vary more widely with the performance of specific assets.  We may commence operations with the first third-party purchase of our shares.

•	Because our Sponsor has only invested $2,500 in the Company, our Sponsor has little exposure to the loss in the value of our shares, which may increase your risk of loss.

•	If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.

•

Our Manager may change our targeted investments and asset allocation without shareholder consent, which could result in investments that are different from, and possibly riskier than, those described in this offering circular.

•

Although our distribution policy is not to use the proceeds of this offering to make distributions, our LLC Agreement permits us to pay distributions from any source, including offering proceeds, borrowings or sales of assets.  We have not established a limit on the amount of proceeds we may use to fund distributions.  If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced.  In any event, we intend to make annual distributions as required to comply with REIT distribution requirements and avoid U.S. federal income and excise taxes on retained income.  We have not established a minimum distribution payment level. The amount of our distributions may fluctuate and may be adversely affected by a number of factors, including the risk factors in this offering circular.

•

Our affiliates’ internal accountants will calculate our NAV on a quarterly basis using valuation methodologies that involve subjective judgments and estimates.  As a result, our NAV may not accurately reflect the actual prices at which our commercial real estate assets and investments, including related liabilities, could be liquidated on any given day.

•

While we believe our NAV calculation methodologies are consistent with standard industry principles, there is no established practice among non-traded REITs for calculating NAV in order to establish a per share purchase and repurchase price. As a result, other non-traded REITs may use different methodologies or assumptions to determine NAV.  In the event that we are required to adjust our calculation methodologies or assumptions, the value of your investments, and consequently your returns, may be adversely affected.

•

Our LLC Agreement does not require our Manager to seek shareholder approval to liquidate our assets by a specified date, nor does our LLC Agreement require our Manager to list our shares for trading by a specified date.  No public market currently exists for our shares.  Until our shares are listed, if ever, you may not have the opportunity to sell your shares.  If you are able to sell your shares, you may have to sell them at a substantial loss.

•

We intend to qualify as a REIT for U.S. federal income tax purposes.  Our compliance with REIT requirements may subject your investment to certain risks and may force us to forgo potentially attractive opportunities.

•

If we fail to qualify as a REIT for U.S. federal income tax purposes and no relief provisions apply, we would be subject to entity-level federal income tax and, as a result, our cash available for distribution to our shareholders and the value of our shares could materially decrease.

•

We will attempt to manage our portfolio so that we are not required to register as an investment company, such as a mutual fund.  This may result in us not making potentially profitable investments, or in us disposing of investments at times that we otherwise would prefer to hold those investments.

•

Our intended investments in commercial real estate loans and other select real estate-related assets will be subject to risks relating to the volatility in the value of the underlying real estate, default on underlying income streams, fluctuations in interest rates, and other risks associated with debt and real estate investments generally.  These investments are only suitable for sophisticated investors with a high-risk investment profile.  Our investment strategy involves leverage.  These investments may not be suitable for investors with lower risk tolerances.

•

Our Manager, its principals and/or its other affiliates may continue to originate and offer other real estate investment opportunities, including additional blind pool debt and equity offerings similar to this offering, through the Realty Mogul Platform, and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business.

•	Investments that do not meet certain minimum thresholds may not be made available to us.

•	The terms of our LLC Agreement (including our Manager’s rights and obligations and the compensation payable to our Manager and its affiliates) were not negotiated at arm’s length.

•

We pay our Manager substantial management fees regardless of performance of our portfolio. Our Manager’s entitlement to substantial nonperformance-based compensation might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio, which could hurt both our ability to make distributions to our shareholders and the value of our common stock.

•

Our shareholders may only remove our Manager for “cause” following the affirmative vote of shareholders holding two-thirds of the outstanding common shares.  Unsatisfactory financial performance does not constitute “cause” under our LLC Agreement.

•

At some future date, we may seek shareholder approval to internalize our management by acquiring assets and employing the key real estate and debt finance professionals performing services to us on behalf of our Manager for consideration that would be negotiated at that time.  The payment of such consideration could result in dilution to your interest in us and could reduce the net income per share and funds from operations per share attributable to your investment.  Additionally, in an internalization transaction, our Manager’s real estate and debt finance professionals that become our employees may receive more compensation than they previously received from our Manager or its affiliates.  These possibilities may provide incentives to these individuals to pursue an internalization transaction, even if an alternative strategy might otherwise be in our shareholder’s best interests.

•

Our Manager may, without shareholder consent unless otherwise required by law, determine that we should merge or consolidate through a roll-up or other similar transaction involving other entities, including entities affiliated with our Manager, into or with such other entities. Similarly, our Manager may, without shareholder consent unless otherwise required by law, determine that we should list our shares on a national securities exchange.

•

Affiliates of our Sponsor and our Manager are engaged in selling investment opportunities to individuals and institutions outside of the Company, some of which may compete with the Company. There may be a conflict of interest in this arrangement because, among other things, the economic return to the entities or their respective personnel may be greater in selling opportunities to these competitive interests rather than to the Company.

•

The compensation arrangements for our Manager, its personnel and our affiliates may provide them an incentive to increase leverage in the Company or its investments, which may increase risk and volatility in the Company’s performance.

•

We rely on the exemption for insignificant participation by benefit plan investors under ERISA. If at any time 25% or more of the value of any class of equity interest is held by benefit plan investors, we must repurchase certain benefits plan investors’ common sharesor we will lose the exemption.

Distributions

We expect that our Manager will declare and pay distributions monthly in arrears; however, our Manager may declare other periodic distributions as circumstances dictate.

Any distributions we make will be at the discretion of our Manager, and will be based on, among other factors, our present and reasonably projected future cash flow.  Distributions will be paid to shareholders as of the record dates selected by our Manager.  In addition, our Manager’s discretion as to the payment of distributions will be limited by the

REIT distribution requirements, which generally require that we make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income, computed without regard to the dividends paid deduction and excluding net capital gain.  Moreover, even if we make the required minimum distributions under the REIT rules, we are subject to federal income and excise taxes on our undistributed taxable income and gains.  As a result, our Manager also intends to make such additional distributions, beyond the minimum REIT distribution, to avoid such taxes.  See “Description of Our Common Shares — Distributions” and “U.S. Federal Income Tax Considerations.”

Any cash distributions that we make will directly impact our NAV, by reducing the amount of our assets.  Our goal is to generate returns in the form of income through monthly distributions and capital growth through increases in our NAV per share.  Over the course of your investment, your distributions plus the change in NAV per share (either positive or negative), less any applicable share repurchase fees, will produce your total return.

Our distributions, including distributions that are reinvested pursuant to our distribution reinvestment plan, will constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes.  To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s shares, and to the extent that it exceeds the holder’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares. Distributions reinvested pursuant to our distribution reinvestment plan will be considered a new purchase of shares as of the distribution date.

Borrowing Policy

We may use leverage of up to 70% of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets with respect to first position mortgages only. Based on our expected asset mix, this could result in portfolio-wide leverage of 0-25% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our total assets. During the period when we are acquiring our initial portfolio, portfolio-wide leverage may be higher. See “Investment Objectives and Strategy” for more details regarding our leverage policy.

Valuation Policies

At the end of each fiscal quarter, beginning September 30, 2017, our affiliates internal accountants will calculate our NAV per share. The NAV per share calculation will reflect the total value of our assets minus the total value of our liabilities, divided by the number of shares outstanding as of the determination date. Our commercial real estate assets and investments will constitute a significant component of our total assets. We will take estimated values of each of our commercial real estate assets and investments, including related liabilities, based upon performance, outstanding principal balance, market default rates, discount rates, loss severity rates, and, if our Manager deems it necessary, individual appraisal reports of the underlying real estate assets provided periodically by an independent valuation expert.

As with any methodology used to estimate value, the methodology that will be employed by our affiliates internal accountants is based upon a number of estimates and assumptions about future events that may not be accurate or complete. Further, different parties using different assumptions and estimates could derive a different NAV per share, which could be significantly different from our calculated NAV per share. Our NAV will fluctuate over time and does not represent: (i) the price at which our shares would trade on a national securities exchange, (ii) the amount per share a shareholder would obtain if he, she or it tried to sell his, her or its shares or (iii) the amount per share shareholders would receive if we liquidated our assets and distributed the proceeds after paying all our expenses and liabilities.

In addition, for any given quarter, our published NAV per share may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. We will use commercially reasonable efforts to monitor whether a material event occurs in between quarterly updates of NAV that we reasonably believe would cause our NAV per share to change by 5% or more from the last disclosed NAV.  While this offering is ongoing, if we reasonably believe that such a material event has occurred, we will calculate and disclose the updated NAV per share and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV per share information provided on our website.

Quarterly NAV Share Price Adjustments

Our Manager set our initial offering price at $10.00 per share, which will be the purchase price of our common shares through September 30, 2017.  Thereafter, the per share purchase price will be adjusted for each fiscal quarter, and will equal the net asset value per share calculated as of the close of business the last day of the preceding fiscal quarter. For example, during the fiscal quarter October 1 through December 31, 2017, the purchase price of shares will equal the net asset value per share calculated as of the close of business on September 30, 2017, prior to giving effect to any share purchases or repurchases to be effected on September 30, 2017. Common shares sold pursuant to our distribution reinvestment plan will be sold at different prices. See “Description of Our Common Shares ─ Distribution Reinvestment Plan” for additional information.

While this offering is ongoing, beginning on October 1, 2017, we will file with the SEC on a quarterly basis an offering circular supplement disclosing the quarterly determination of our NAV per share that will be applicable for such fiscal quarter, which we refer to as the pricing supplement.  Our website, www.realtymogul.com, will identify the current per share purchase price.  The Realty Mogul Platform will also contain this offering circular, including any supplements and amendments.  As long as this offering continues, we will disclose, on a quarterly basis in an offering circular supplement filed with the SEC, the principal valuation components of our NAV.  In addition, we will use commercially reasonable efforts to monitor whether a material event occurs in between quarterly updates of NAV that we reasonably believe would cause our NAV per share to change by 5% or more from the last disclosed NAV.  While this offering is ongoing, if we reasonably believe that such a material event has occurred, we will calculate and disclose the updated NAV per share and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV per share information provided on our website.  We will also use that updated NAV per share as the offering price for new shares for the remainder of that fiscal quarter.  See “Description of Our Common Shares—Quarterly NAV Share Price Adjustments” for more details.

Quarterly Share Repurchase Program

While you should view your investment as a long-term investment with limited liquidity, we have adopted a share repurchase program, whereby shareholders may require that we repurchase up to 25% of their shares quarterly while this offering is ongoing.  We also may make repurchases upon the death of a shareholder (referred to as “exception repurchases”; all other repurchases are referred to as “ordinary repurchases”). For ordinary repurchases, the Effective Repurchase Rate will depend upon how long a shareholder requesting redemption has held his or her shares. Exception repurchases are not subject to any discount associated with the amount of time the shares were held and will be repurchased at 100% of the applicable Repurchase Base Price per share. The Repurchase Base Price at which we will repurchase shares is as follows:

Repurchase
Period	Base Price Per Share
Through August 14, 2019	Lower of NAV or $9.50
Starting August 15, 2019	Most recent NAV

Effective
Share Repurchase Anniversary (Year)	Repurchase Rate (1)
Less than 1 year	(Lock-up) 0%
1 year until 2 years	98%
2 years until 3 years	99%
3 or more years	100%
Death (Exception Repurchases)	100%

(1)	As a percentage of the Repurchase Base Price per share. The repurchase price will be rounded down to the nearest $0.01.

Please refer to the section entitled “Description of Our Common Shares—Quarterly Share Repurchase Program” for more information.

Liquidity Event

While we expect to seek a liquidity transaction in the future, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable at any time.  Our Manager has the discretion to consider and execute a liquidity transaction at any time if it determines such event to be in our best interests.  A liquidity transaction could consist of a sale or a roll-off to scheduled maturity of our assets, a sale or merger of the Company, a consolidation transaction with other companies managed by our Manager or its affiliates, a listing of our common shares on a national securities exchange or a similar transaction. If we intend to list our common shares on a national securities exchange, we may convert to a corporation to facilitate such listing without shareholder consent except as required by law.  We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our shareholders.

Voting Rights

Our common shareholders will have voting rights only with respect to certain matters, primarily relating to amendments to our LLC Agreement that would adversely change the rights of the common shares, and removal of our Manager for “cause”.  Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of common shareholders.  Our shareholders do not elect or vote on our Manager, and, unlike the holders of common shares in a corporation, have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business.  For additional information, see “Description of Our Common Shares—Voting Rights.”

Other Governance Matters

Other than the limited shareholder voting rights described above, our LLC Agreement vests most other decisions relating to our assets and to the business of the Company, including decisions relating to acquisitions and dispositions, the engagement of asset managers, the issuance of securities in the Company including additional common shares, mergers, roll-up transactions, conversion to a corporation, listing on a national securities exchange, and other decisions relating to our business, in our Manager.  See “Management” for more information about the rights and responsibilities of our Manager.

Investment Company Act Considerations

We intend to conduct our operations so that neither we nor any subsidiaries we may establish will be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. A person will generally be deemed to be an “investment company” for purposes of the Investment Company Act if, absent an available exception or exemption, it (i) is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or (ii) owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

We intend to rely on an exclusion from the definition of investment company provided by either Section 3(c)(5)(C) or Section 3(c)(6) of the Investment Company Act. Section 3(c)(5)(C) of the Investment Company Act, as interpreted by the staff of the Securities and Exchange Commission, or the SEC, requires us to invest at least 55% of our assets in “mortgages and other liens on and interests in real estate,” or Qualifying Real Estate Assets, and at least 80% of our assets in Qualifying Real Estate Assets plus real estate-related assets.

We intend to invest in and manage a diversified portfolio of commercial real estate investments.  We expect to use a significant majority of the net proceeds from this offering to invest and hold at least 55% of our total assets in commercial real estate loans (including senior mortgage loans, subordinated mortgage loans, mezzanine debt and participations (also referred to as B-Notes) that meet certain criteria outlined by the staff of the SEC), each of which are Qualifying Real Estate Assets.  In addition, we intend to hold at least 80% of our total assets in a combination of Qualifying Real Estate Assets and real estate-related assets. These real estate-related assets may include assets such as equity interests in companies that own commercial real estate, preferred equity in commercial real estate debt securities such as CMBSs and CDOs, and, in certain cases when we have excess cash, interests in publicly traded REITs.  We will monitor our holdings under the 55% test and the 80% test in an effort to comply with Section 3(c)(5)(C) and related guidance.

Based on these holdings, we believe that we will not be considered an investment company for purposes of Section 3(c)(5)(C) of the Investment Company Act. Consequently, we expect to be able to conduct our operations such that we will not be required to register as an investment company under the Investment Company Act.

Section 3(c)(6) of the Investment Company Act excludes from the definition of “investment company” any company primarily engaged, directly or through majority-owned subsidiaries, in a business, among others, described in Section 3(c)(5)(C) of the Investment Company Act.  The SEC has indicated that Section 3(c)(6) requires a company to hold at least 55% of its assets in, and derive 55% of its income from, a Section 3(c)(5)(C) business.  The staff of the SEC has issued little additional interpretive guidance with respect to Section 3(c)(6).

To the extent we choose to hold our real estate investments through subsidiaries, we may rely on Section 3(c)(6) of the Investment Company Act rather than Section 3(c)(5)(C).  In such a case, we intend that more than 55% of our assets would be held in, and more than 55% of our income would be derived from, a combination of our interests in our majority-owned subsidiaries and Qualifying Real Estate Assets.  Our majority-owned subsidiaries would rely on Section 3(c)(5)(C), described above.  Based on these holdings, we believe that we would not be considered an investment company for purposes of Section 3(c)(6) of the Investment Company Act.  Consequently, we expect we would be able to conduct our operations such that we would not be required to register as an investment company under the Investment Company Act.

If the staff of the SEC were to disagree with our approach to our compliance with Section 3(c)(6), we would need to adjust our investment strategy.  Any such adjustment in our strategy could have a material adverse effect on us.

Under the Investment Company Act, a majority-owned subsidiary of a person is defined as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person.  For purposes of Section 3(c)(6), we intend to treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries.  The determination of whether an entity is a majority-owned subsidiary of the Company will be made by us.  We have not asked the staff of the SEC for concurrence with our analysis, and it is possible that the staff of the SEC could disagree with any of our determinations.  If the staff of the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our investment strategy.  Any such adjustment in our strategy could have a material adverse effect on us.

The assets we and any subsidiaries may acquire are limited by the provisions of the Investment Company Act, the rules and regulations promulgated under the Investment Company Act, and interpretative guidance from the SEC and its staff.  These limitations may adversely affect our performance.  In addition, to the extent the staff of the SEC provides different or more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly.  Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.  The loss of our exclusion from regulation pursuant to the Investment Company Act could require us to restructure our operations, sell certain of our assets, or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations.  See “Risk Factors—Risks Related to Compliance and Regulations—We may not be successful in availing ourselves of the Investment Company Act exclusion, and even if we are successful, the exclusion would impose limits on our operations, which could adversely affect our operations.”

RISK FACTORS

An investment in our common shares involves substantial risks.  You should carefully consider the following risk factors in addition to the other information contained in this offering circular before purchasing shares.  The occurrence of any of the following risks might cause you to lose a significant part of your investment.  The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition.  Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements.  Please refer to the section entitled “Statements Regarding Forward-Looking Information.”

Risks Related to an Investment in MogulREIT I, LLC

We have limited operating history.

We are a recently formed company and have limited operating history.  As of the date of this offering circular, we have not made any investments, and prior to our initial closing, have approximately $2,500 in cash.  Our lack of an operating history significantly increases the risk and uncertainty you face in making an investment in our shares.

Because no public trading market for your shares currently exists, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount to the public offering price.

Our LLC Agreement does not require our Manager to seek shareholder approval to liquidate our assets by a specified date, nor does our LLC Agreement require our Manager to list our shares for trading on a national securities exchange by a specified date.  There is no public market for our shares.  While we and our affiliates may explore developing a secondary trading market for our common shares, it is possible that we will not be able to, or will decide not to, develop such a market.  Our LLC Agreement prohibits the ownership of more than 9.8% in value or number of our shares, whichever is more restrictive, or more than 9.8% in value or number of our common shares, whichever is more restrictive, unless exempted by our Manager, which may inhibit large investors from purchasing your shares. Following the conclusion of this offering, in its sole discretion, including to protect our operations and our remaining shareholders, to prevent an undue burden on our liquidity or to preserve our status as a REIT, our Manager could amend, suspend or terminate our share repurchase program without notice. Further, the share repurchase program includes numerous restrictions that would limit your ability to sell your shares. We describe these restrictions in more detail under “Description of Our Common Shares — Quarterly Share Repurchase Program”.  Therefore, it will be difficult for you to sell your shares promptly or at all.  If you are able to sell your shares, you would likely have to sell them at a substantial discount to their public offering price.  It is also likely that your shares would not be accepted as the primary collateral for a loan.  Because of the illiquid nature of our shares, you should purchase our shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

If we are unable to find suitable investments, or are delayed in finding suitable investments we may not be able to achieve our investment objectives or pay distributions in a timely manner, or at all.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our Manager in the acquisition of our investments and the ability of our Manager to identify loan origination opportunities for us. In some cases, we may also depend upon the performance of third-party loan servicers to service our loan investments. Additionally, our Manager has engaged a third-party subadvisor to manage our cash balance. Except for investments that may be described in supplements to this offering circular prior to the date you subscribe for our shares, you will have no opportunity to evaluate the economic merits or the terms of our investments before making a decision to invest in the Company. You must rely entirely on the management abilities of our Manager, the third-party subadvisor retained by our Manager and the loan servicers our Manager may select.

To the extent that our Manager’s real estate and debt finance professionals face competing demands upon their time in instances when we have capital ready for investment, we may face delays in execution.  Further, because we are raising a “blind pool” whereby we are not committed to investing in any particular assets, it may be difficult for us to invest the net offering proceeds promptly and on attractive terms.

We cannot assure you that our Manager will be successful in obtaining suitable investments on financially attractive terms or that, if our Manager makes investments on our behalf, our objectives will be achieved. If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions, and we may not be able to meet our investment objectives.

We may allocate the net proceeds from this offering to investments with which you may not agree.

We will have significant flexibility in investing the net proceeds of this offering.  You will be unable to evaluate the manner in which the net proceeds of this offering will be invested or the economic merit of our expected investments and, as a result, we may use the net proceeds from this offering to invest in investments with which you may not agree. The failure of our management to apply these proceeds effectively or find investments that meet our investment criteria in sufficient time or on acceptable terms could result in unfavorable returns and could cause the value of our common stock to decline.

If we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for investments and your overall return will be reduced.

Although our distribution policy is to use our cash flow from operations to make distributions, our LLC Agreement permits us to pay distributions from any source, including offering proceeds, borrowings, or sales of assets. We have not placed a cap on the use of proceeds to fund distributions. Until the proceeds from this offering are fully invested and from time to time during the operational stage, we may not generate sufficient cash flow from operations to fund distributions.  If we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for investments, and your overall return may be reduced.

There is a risk that you may not receive distributions or that distributions may not grow over time.

We intend to make distributions on a monthly basis out of assets legally available therefor to our shareholders in amounts such that all or substantially all of our REIT taxable income in each year, subject to certain adjustments, is distributed.  We have not established a minimum distribution payment level and the amount of our distributions will fluctuate.  Our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this offering circular.  All distributions will be made at the discretion of our Manager and will depend on our earnings, our financial condition, maintenance of our REIT status and other factors as our Manager may deem relevant from time to time. Among the factors that could adversely affect our results of operations and impair our ability to pay distributions to our shareholders are:

•	the profitability of the investment of the net proceeds of this offering;
•	our ability to make profitable investments;
•	margin calls or other expenses that reduce our cash flow;
•	defaults in our asset portfolio or decreases in the value of our portfolio; and
•	the fact that anticipated operating expense levels may not be accurate, as actual results may vary from estimates.

A change in any one of these factors could affect our ability to make distributions. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions.

We may not be able to make distributions in the future or our Manager may change our distribution policy in the future. In addition, some of our distributions may include a return of capital. To the extent that we decide to pay distributions in excess of our current and accumulated tax earnings and profits, such distributions would generally be considered a return of capital for federal income tax purposes. A return of capital reduces the basis of a shareholder’s investment in our common stock to the extent of such basis, and is treated as capital gain thereafter.

Future disruptions in the financial markets or deteriorating economic conditions could adversely impact the commercial real estate market as well as the market for debt-related investments generally, which could hinder our ability to implement our business strategy and generate returns to you.

We intend to acquire a portfolio of real estate related investments, which may be significantly impacted by economic conditions. (see “— Risks Related to Our Shares and Investments”).  The value of the collateral securing or underlying any investment we make could decrease below our investment or outstanding principal amount of such investment.  In addition, revenues on the properties and other assets underlying any investments we may make could decrease, making it more difficult for borrowers or operators to meet their payment obligations to us.  Each of these factors would increase the likelihood of default and foreclosure, which would likely have a negative impact on the value of our investment.

More generally, the risks arising from the financial market and economic conditions are applicable to all of the investments we may make.  The risks apply to commercial mortgage, mezzanine or bridge loans and any equity investments we may make. They also apply to the debt and equity securities of companies that have investment objectives similar to ours.

Future disruptions in the financial markets or deteriorating economic conditions may also impact the market for our investments and the volatility of our investments.  The returns available to investors in our targeted investments are determined, in part, by: (i) the supply and demand for such investments and (ii) the existence of a market for such investments, which includes the ability to sell or finance such investments.  During periods of volatility, the number of investors participating in the market may change at an accelerated pace.  If either demand or liquidity increases, the cost of our targeted investments may increase. As a result, we may have fewer funds available to make distributions to investors.

All of the factors described above could adversely impact our ability to implement our business strategy and make distributions to our investors and could decrease the value of an investment in us.

This is a blind pool offering, and we are not committed to acquiring any particular investments with the net proceeds of this offering.  Apart from two investments we have already made and one potential investment that has been identified in “Plan of Operation — Potential Investments,” you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

This is a blind pool offering whereby we have not yet acquired and are not committed to acquiring any particular assets or investments with the net proceeds of this offering.  Apart from two investments we have already made and one potential investment identified in “Plan of Operation — Potential Investments” and any investments that may be described in supplements to this offering circular, we are not able to provide you with any information to assist you in evaluating the merits of any specific investments that we may make.  We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in commercial real estate loans, commercial real estate and other real estate-related assets.  Except as noted above, because you will be unable to evaluate the economic merit of assets before we invest in them, you will have to rely entirely on the ability of our Manager to select suitable and successful investment opportunities. Furthermore, our Manager will have broad discretion in implementing policies regarding mortgagor creditworthiness and you will not have the opportunity to evaluate potential borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

You may be more likely to sustain a loss on your investment because our Sponsor does not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their companies.

Our Sponsor has invested $2,500 in us through the purchase of 250 of our common shares at $10.00 per share.  Therefore, our Sponsor has little exposure to loss in the value of our shares.  Without this exposure, our investors may be at a greater risk of loss because our Sponsor does not have as much to lose from a decrease in the value of our shares as do those sponsors who make more significant equity investments in their companies.

Because we are limited in the amount of funds we can raise, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.

This offering is being made on a “best efforts” basis and we may begin to invest net proceeds from this offering immediately after the commencement of this offering. Further, under Regulation A, we are only allowed to raise up to $50 million in any 12-month period (although we may raise capital in other ways). We expect the size of the commercial real estate loans and equity investments that we will make will average about $1.0 million to $5.0 million per asset.  As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a diversified portfolio of investments, even if we are successful in raising the maximum offering amount.  If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments that we make.  In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase.  Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments.  Further, we will have certain fixed operating expenses, including certain filings with the SEC, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

Our investments may be concentrated and will be subject to risk of default.

While we intend to diversify our portfolio of investments in the manner described in this offering circular, we are not required to observe specific diversification criteria.  We have not established and do not plan to establish any investment criteria to limit our exposure to these risks for future investments.  To the extent that our portfolio is concentrated in any one geographic region or type of security, downturns relating generally to such region or type of security may result in defaults on a number of our investments within a short time period, which may reduce our net income and the value of our shares and accordingly may reduce our ability to pay distributions to you.

Any adverse changes in Realty Mogul, Co.’s financial health or our relationship with Realty Mogul, Co. or its affiliates could hinder our operating performance and the return on your investment.

At this early stage in its development, Realty Mogul, Co. has funded substantially all of its operations with proceeds from private financings.  To meet its financing requirements in the future, it may raise funds through equity offerings, debt financings or strategic alliances.  Raising additional funds may involve agreements or covenants that restrict Realty Mogul, Co.’s business activities and options.  Additional funding may not be available to it on favorable terms, or at all.  If Realty Mogul, Co. is unable to obtain additional funds, it may be forced to reduce or terminate its operations.  Any inability for Realty Mogul, Co. to fund its operations could have a substantial and deleterious effect on our business and operations.

We have engaged our Manager to manage our operations and our portfolio of commercial real estate investments, including loans and equity in commercial real estate ventures and other real estate-related assets. Our Manager’s employees are also personnel of Realty Mogul, Co. and perform services through a shared services agreement between our Manager and Realty Mogul, Co.  Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our Manager and its affiliates as well as Realty Mogul, Co.’s real estate and debt finance professionals in the identification and acquisition of investments, the management of our assets, and operation of our day-to-day activities. Any adverse changes in Realty Mogul, Co.’s financial condition or our relationship with Realty Mogul, Co. could hinder our Manager’s ability to successfully manage our operations and our portfolio of investments.

We are dependent on our Manager and Realty, Mogul, Co.’s key personnel for our success.

Our future depends, in part, on our Manager’s continued contributions and on the continued contributions of its executive officers, members of its investment committee, and Realty Mogul, Co.’s key personnel, each of whom would be difficult to replace. In particular, Jilliene Helman of Realty Mogul, Co. is critical to the management of our business and operations and the development of our strategic direction. Jilliene Helman, our Manager’s Chief Executive Officer, and Elizabeth Braman, our Manager’s Chief Production Officer, will be our Manager’s initial investment committee. The loss of the services of Jilliene Helman or other executive officers or key personnel and the process to replace any key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

In addition, we can offer no assurance that our Manager will remain our investment manager.  If our Manager does not remain our investment manager, and no suitable replacement is found to manage us, we may not be able to execute our business plan.  Moreover, our Manager is not obligated to dedicate any of Realty Mogul, Co.’s key personnel exclusively to us nor is it obligated to dedicate any specific portion of its time to our business, and none of Realty Mogul, Co.’s key personnel are contractually dedicated to us.

Our ability to implement our investment strategy is dependent, in part, upon our ability to successfully conduct this offering through the Realty Mogul Platform, which makes an investment in us more speculative.

We will conduct this offering through the Realty Mogul Platform, which is owned by RM Technologies, LLC, an affiliate of Realty Mogul, Co.  Realty Mogul, Co. has sponsored other debt-related real estate investment opportunities under other formats prior to this offering, but this is the first REIT offering being offered through the Realty Mogul

Platform.  The success of this offering, and our ability to implement our business strategy, is dependent upon our ability to sell our shares to investors through the Realty Mogul Platform.  If we are not successful in selling our shares through the Realty Mogul Platform, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy.  Additionally, given the different regulatory regime and advertising restrictions placed on this type of offering from offerings accomplished on the Realty Mogul Platform in the past, it is crucial to the success of this offering that this offering be properly segregated from the other offerings on the Realty Mogul Platform.  If we are unsuccessful in implementing this investment strategy, you could lose all or a part of your investment.

If we do not successfully implement a liquidity transaction, you may have to hold your investment for an indefinite period.

Although we presently intend to complete a transaction providing liquidity to shareholders in the future, our LLC Agreement does not require our Manager to pursue such a liquidity transaction.  Market conditions and other factors could cause us to delay the listing of our shares on a national securities exchange, delay developing a secondary trading market, or delay the commencement of a liquidation or other type of liquidity transaction, such as a merger or sale of assets.  If our Manager does determine to pursue a liquidity transaction, we would be under no obligation to conclude the process within a set time. If we adopt a plan of liquidation, the timing of the sale of assets will depend on real estate and financial markets, economic conditions in areas in which properties are located, and federal income tax effects on shareholders, that may prevail in the future. We cannot guarantee that we will be able to liquidate all assets.  After we adopt a plan of liquidation, we would likely remain in existence until all our investments are liquidated. If we do not pursue a liquidity transaction, or delay such a transaction due to market conditions, your shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.

We may change our targeted investments without shareholder consent.

Our Manager may change our targeted investments and asset allocation at any time without the consent of our shareholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this offering circular.  A change in our targeted investments may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common shares and our ability to make distributions to you.  Furthermore, a change in our asset allocation could result in our making investments in asset categories different from those described in this offering circular.

We have minimal operating capital, no significant assets and no revenue from operations.

We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives.  There can be no assurance that we will be able to successfully raise operating capital.  The failure to successfully raise operating capital, and the failure to attract qualified real estate companies and sufficient investor purchase commitments, could result in our bankruptcy or other event which would have a material adverse effect on us and the value of our shares.  We have no significant assets or financial resources, so such adverse event could put your investment dollars at significant risk.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

The real estate lending market is competitive and rapidly changing. We expect competition to persist and intensify in the future, which could harm our operating results.

Our principal competitors include major banking institutions, private equity funds, real estate investment trusts, insurance companies, private investment funds, hedge funds, specialty finance companies, as well as online lending platforms that compete with the Realty Mogul Platform. Competition could result in the failure of the Realty Mogul Platform to achieve or maintain more widespread market acceptance, which could harm our business.  In addition, in the future, we and the Realty Mogul Platform may experience new competition from more established internet companies possessing large, existing customer bases, substantial financial resources and established distribution channels.  If any of these companies or any major financial institution decided to enter the online lending business, acquire one of our existing competitors or form a strategic alliance with one of our competitors, our ability to compete effectively could be significantly compromised and our operating results could be harmed.

Many of our competitors listed above have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their platforms and distribution channels. We may not be able to compete successfully with those competitors for investments.  In addition, the number of entities and the amount of funds competing for suitable investments may increase.  If we pay higher prices for investments, our returns will be lower and the value of our assets may not increase or may decrease significantly below the amount we paid for such assets.  If such events occur, you may experience a lower return on your investment.

Many of our competitors have longer operating histories, more extensive customer bases, greater brand recognition and broader customer relationships than we have.  These competitors may be better able to develop new products, to respond quickly to new technologies and to undertake more extensive marketing campaigns.  The online real estate investing industry is driven by constant innovation. If we or the Realty Mogul Platform are unable to compete with such companies and meet the need for innovation, the demand for the Realty Mogul Platform could stagnate or substantially decline.

We rely on third-party banks and on third-party computer hardware and software. If we are unable to continue utilizing these services, our business and ability to service the corresponding project loans may be adversely affected.

We and the Realty Mogul Platform rely on third-party and FDIC-insured depository institutions to process our transactions, including payments of corresponding loans and distributions to our shareholders. Under the Automated Clearing House, or ACH, rules, if we experience a high rate of reversed transactions, known as “chargebacks”, we may be subject to sanctions and potentially disqualified from using the system to process payments. We also rely on computer hardware purchased and software licensed from third parties to operate the Realty Mogul Platform. This purchased or licensed hardware and software may be physically located off-site, as is often the case with “cloud services.” This purchased or licensed hardware and software may not continue to be available on commercially reasonable terms, or at all.  If the Realty Mogul Platform cannot continue to obtain such services elsewhere, or if it cannot transition to another processor quickly, our ability to process payments will suffer and your ability to receive distributions will be delayed or impaired.

Any significant disruption in service on the Realty Mogul Platform or in its computer or communications systems could reduce its attractiveness and result in a loss of users.

We will conduct this offering through the Realty Mogul Platform, which is owned by RM Technologies, LLC, an affiliate of Realty Mogul, Co.  The success of this offering depends on our ability to sell shares through the Realty Mogul Platform.  If a catastrophic event resulted in a Realty Mogul Platform outage and physical data loss, the Realty Mogul Platform’s ability to perform its obligations would be materially and adversely affected.  The satisfactory performance, reliability, and availability of RM Technologies, LLC’s technology and its underlying hosting services infrastructure are critical to RM Technologies, LLC’s operations, level of customer service, reputation and ability to attract new users and retain existing users.  RM Technologies, LLC’s hosting services infrastructure is provided by a third party hosting provider, or the Hosting Provider.  RM Technologies, LLC also maintains a backup system at a separate location that is owned and operated by a third party.  There is no guarantee that access to the Realty Mogul Platform will be uninterrupted, error-free or secure.  RM Technologies, LLC’s operations depend on the Hosting Provider’s ability to protect its and RM Technologies, LLC’s systems in its facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events.  If RM Technologies, LLC’s arrangement with the Hosting Provider is terminated, or there is a lapse of service or damage to its facilities, the Realty Mogul Platform could experience interruptions in its service as well as delays and additional expense in arranging new facilities.  Any interruptions or delays in RM Technologies, LLC’s service, whether as a result of an error by the Hosting Provider or other third-party error, RM Technologies, LLC’s own error, natural disasters or security breaches, whether accidental or willful, could harm our ability to perform any services for corresponding project investments or maintain accurate accounts, and could harm RM Technologies, LLC’s relationships with its users and RM Technologies, LLC’s reputation.  Additionally, in the event of damage or interruption, RM Technologies, LLC’s insurance policies may not adequately compensate RM Technologies, LLC for any losses that we may incur.  RM Technologies, LLC’s disaster recovery plan has not been tested under actual disaster conditions, and it may not have sufficient capacity to recover all data and services in the event of an outage at a facility operated by the Hosting Provider.  Any of these factors could prevent us from processing or posting payments on the corresponding investments, damage RM Technologies, LLC’s, Realty Mogul, Co.’s and our brand and reputation, divert Realty Mogul, Co.’s employees’ attention, and cause users to abandon the Realty Mogul Platform.

Our Manager’s due diligence of potential investments may not reveal all of the liabilities associated with such investments and may not reveal other weaknesses in such investments, which could lead to investment losses.

Before making an investment, our Manager assesses the strengths and weaknesses of the originator or issuer of the asset as well as other factors and characteristics that are material to the performance of the investment.  In making the assessment and otherwise conducting customary due diligence, our Manager relies on resources available to it and, in some cases, an investigation by third parties.  This process is particularly important with respect to newly formed originators or issuers with unrated and other subordinated tranches of CMBS and CDOs because there may be little or no information publicly available about these entities and investments.  There can be no assurance that our Manager’s due diligence process will uncover all relevant facts or that any investment will be successful.

Future offerings of debt securities, which would rank senior to our common stock upon our liquidation, and future offerings of equity securities, which would dilute our existing shareholders and may be senior to our common stock for the purposes of dividend and liquidating distributions, may cause the value of our common stock to decline.

In the future, we may raise capital through the issuance of debt or equity securities. Upon liquidation, holders of our debt securities and preferred stock, if any, and lenders with respect to other borrowings will be entitled to our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing shareholders or cause the value of our common stock to decline, or both. Our preferred stock, if issued, could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to pay dividends to the holders of our common stock. Sales of substantial amounts of our common stock, or the perception that these sales could occur, could have a material adverse effect on the price of our common stock. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings, if any. Thus holders of our common stock will bear the risk of our future offerings reducing the value of our common stock and diluting the value of their stock holdings in us.

We have the authority to enter into unsecured related party loans that, in the aggregate, do not exceed $20 million and do not carry an interest rate that exceeds the then current applicable prime rate without the approval of an Independent Representative.  If we choose to raise debt capital and there is an economic slowdown or recession that would force us to liquidate, this debt would be paid back prior to distributions on our equity.  Further, if we incur debt, we may choose to pay back such debt rather than offering share repurchases to our shareholders.  If we prioritize paying debt over offering share repurchases, fewer, if any, funds would be available for share repurchases and your investment would be less liquid.

Risks Related to the Investment Platform

The Realty Mogul Platform may not operate as we anticipate.

We intend to distribute our shares to the public exclusively through the Realty Mogul Platform.  We also expect that the Realty Mogul Platform will be a source of investment leads for the Company.  Potential sponsors and borrowers of real estate opportunities come directly to the Realty Mogul Platform to seek financing for their projects.  We anticipate that we will be able to use the Realty Mogul Platform to sell our shares, and that sponsors and borrowers of real estate opportunities will continue to seek financing for their projects through the Realty Mogul Platform.  If the Realty Mogul Platform experiences technical challenges that inhibit our ability to sell shares through the platform or if sponsors and borrowers do not continue to seek financing through the Realty Mogul Platform, we may need to implement more manpower-intensive strategies to sell our shares or source investments, which could lead to an increase in expenses and a corresponding decrease in the value of our common stock.

If the security of our investors’ confidential information stored in RM Technologies, LLC’s systems is breached or otherwise subjected to unauthorized access, your secure information may be stolen.

The Realty Mogul Platform may store investors’ bank information and other personally-identifiable sensitive data.  The Realty Mogul Platform is hosted in data centers that are compliant with payment card industry security standards and the website uses daily security monitoring services provided by McAfee SECURE certification and Incapsula.  However, any accidental or willful security breach or other unauthorized access could cause your secure information to be stolen and used for criminal purposes, and you would be subject to increased risk of fraud or identity theft.  Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, the Realty Mogul Platform and its third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures.  In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data.  These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause our investors and real estate companies to lose confidence in the effectiveness of our data security measures.  Any security breach, whether actual or perceived, would harm our reputation, could result in a loss of investors, and the value of your investment in us could be adversely affected.

If Realty Mogul, Co. or RM Technologies, LLC were to enter bankruptcy proceedings, the operation of the Realty Mogul Platform and the activities with respect to our operations and business would be interrupted and subscription proceeds held in a segregated account may be subject to the bankruptcy.

The success of this offering depends on our ability to sell shares through the Realty Mogul Platform.  If Realty Mogul, Co. or RM Technologies, LLC were to enter bankruptcy proceedings or were to cease operations, we would be required to find other ways to meet obligations regarding our operations and business.  Pursuing such alternatives could harm our operations and business by resulting in delays in the disbursement of distributions or the filing of reports or requiring us to pay significant fees to another company that we engage to perform services for us.

Risks Related to Compliance and Regulation

We are offering our common shares pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our common shares less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements, which may make our common shares less attractive to investors as compared to a traditional initial public offering, which may make an investment in our common shares less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting.  In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the SEC or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to.  If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of our common shares, we may be unable to raise the necessary funds to commence operations, or to develop a diversified portfolio of real estate investments, which could severely affect the value of our common shares.

Our use of Form 1-A and our reliance on Regulation A for this offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional initial public offering on Form S-11.

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $50 million in any 12-month period under Regulation A (although we may raise capital in other ways), we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it.  Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry.  If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report as long as we are a Tier 2 issuer. We conducted an evaluation of our internal controls and believe we have the necessary framework in place. However, internal controls have inherent limitations. Because of such limitations, there is a risk that material misstatements may not be prevented or detected on a timely basis by our internal controls.  However, we believe that our internal controls are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, or GAAP.

Non-compliance with laws and regulations may impair our ability to arrange, service or otherwise manage our loans and other assets.

Failure to comply with the laws and regulatory requirements applicable to our business may, among other things, limit our, or a collection agency’s, ability to collect all or part of the payments on our investments.  In addition, our non-compliance could subject us to damages, revocation of required licenses or other authorities, class action lawsuits, administrative enforcement actions, and civil and criminal liability, which may harm our business.

Some states, including California, require nonfinancial companies, such as Realty Mogul, Co. or Realty Mogul Commercial Capital, Co., each of which may be referred to as an RM Originator in this offering circular, that will work with our Manager to originate loans and other real estate investments, to obtain a real estate or other license in order to make commercial loans on a regular basis.  Realty Mogul, Co. has a California Finance Lenders Law License with California’s Department of Business Oversight and a California Bureau of Real Estate License that satisfy the requirements in California, and Realty Mogul Commercial Capital, Co. is in the process of applying for the same licenses.  Realty Mogul, Co. and Realty Mogul Commercial Capital, Co. do not intend to finance loans in states where such licenses are required until they obtain any required licenses.  Realty Mogul, Co. or Realty Mogul Commercial Capital, Co. may, in the future, affiliate themselves with third parties such as financial institutions in order to be able to arrange loans in jurisdictions where they might otherwise be restricted.

We are required to obtain various state licenses in order to purchase mortgage loans in the secondary market and there is no assurance we will be able to obtain or maintain those licenses.

In the future we may purchase secondary mortgages.  To the extent we do so, we will be required to apply for the appropriate licenses to make such purchases. While we are not required to obtain licenses to purchase mortgage-backed securities, we would be required to obtain various state licenses to purchase mortgage loans in the secondary market.  If we apply for these licenses at a later date, we expect the application process could take several months.  There is no assurance that we would be able to obtain all of the licenses that we desire or that we would not experience significant delays in seeking the licenses.  Furthermore, we would be subject to various information and other requirements to maintain the licenses, and there is no assurance that we would satisfy those requirements.  Our failure to obtain or maintain licenses could restrict our investment options and could harm our business.

We may not be successful in availing ourselves of the Investment Company Act exclusion, and even if we are successful, the exclusion would impose limits on our operations, which could adversely affect our operations.

We intend to conduct our operations so that neither we nor any subsidiaries we establish will be required to register as an investment company under the Investment Company Act.  We anticipate that we will hold real estate and real estate-related assets described below, although in certain cases we may hold them through wholly-owned or majority-owned subsidiaries.

We intend to conduct our operations so that we and any subsidiaries we create will not be required to register as investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act. A person will generally be deemed to be an “investment company” for purposes of the Investment Company Act if, absent an available exception or exemption, it (i) is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or (ii) owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

We intend to rely on an exclusion from the definition of investment company provided by either Section 3(c)(5)(C) or Section 3(c)(6) of the Investment Company Act. Section 3(c)(5)(C) of the Investment Company Act, as interpreted by the staff of the SEC, requires us to invest at least 55% of our assets in “mortgages and other liens on and interests in real estate,” or Qualifying Real Estate Assets, and at least 80% of our assets in Qualifying Real Estate Assets plus real estate-related assets.

We expect to use a significant majority of the net proceeds from this offering to invest and hold at least 55% of our total assets in commercial mortgage-related instruments that are closely tied to one or more underlying commercial real estate projects, such as commercial real estate loans, including senior mortgage loans, subordinated mortgage loans, mezzanine debt and participations (also referred to as B-Notes) that meet certain criteria outlined by the staff of the SEC, each of which are Qualifying Real Estate Assets.  In addition, we intend to hold at least 80% of our total assets in a combination of Qualifying Real Estate Assets and real estate-related assets that are related to one or more underlying commercial real estate projects. These real estate-related assets may include assets such as equity or preferred equity interests in companies whose primary business is to own and operate one or more specified commercial real estate projects; debt securities whose projects are tied to a pool of commercial real estate projects, such as CMBSs and CDOs; and, in certain cases when we have excess cash, interests in publicly traded REITs.

To classify the assets held by us or any of our subsidiaries as Qualifying Real Estate Assets or real estate-related assets, we will rely on no-action letters and other guidance published by the staff of the SEC regarding those kinds of assets, as well as upon our analyses (in consultation with outside counsel) of guidance published with respect to other types of assets.  There can be no assurance that the laws and regulations governing the Investment Company Act status of companies similar to ours, or the guidance from the SEC or its staff regarding the treatment of assets as Qualifying Real Estate Assets or real estate-related assets, will not change in a manner that adversely affects our operations.  In fact, in August 2011, the SEC published a concept release in which it asked for comments on this exclusion from regulation.  To the extent that the staff of the SEC provides more specific guidance regarding any of the matters bearing upon our exclusion from the need to register or exclusion under the Investment Company Act, we may be required to adjust our strategy accordingly.  Any additional guidance from the staff of the SEC could further inhibit our ability to pursue the strategies that we have chosen.

To the extent we choose to hold our real estate investments through subsidiaries, we may rely on Section 3(c)(6) of the Investment Company Act rather than Section 3(c)(5)(C).  Section 3(c)(6) of the Investment Company Act excludes from the definition of “investment company” any company primarily engaged, directly or through majority-owned subsidiaries, in a business, among others, described in Section 3(c)(5)(C) of the Investment Company Act.  The SEC has indicated that Section 3(c)(6) requires a company to hold at least 55% of its assets in, and derive 55% of its income from, a Section 3(c)(5)(C) business.  The staff of the SEC has issued little additional interpretive guidance with respect to Section 3(c)(6).

In the event we choose to rely on Section 3(c)(6), we intend that more than 55% of our assets would be held in, and more than 55% of our income would be derived from, a combination of our interests in our majority-owned subsidiaries and Qualifying Real Estate Assets.  Our majority-owned subsidiaries would rely on Section 3(c)(5)(C), described above.  Based on these holdings, we believe that we would not be considered an investment company for purposes of Section 3(c)(6) of the Investment Company Act.  Consequently, we expect we would be able to conduct our operations such that we would not be required to register as an investment company under the Investment Company Act.

If the staff of the SEC were to disagree with our approach to our compliance with Section 3(c)(6), we would need to adjust our investment strategy.  Any such adjustment in our strategy could have a material adverse effect on us.

In connection with our Section 3(c)(6) analysis, the determination of whether an entity is a majority-owned subsidiary of the Company will be made by us.  Under the Investment Company Act, a majority-owned subsidiary of a person is defined as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person.  The Investment Company Act further defines voting security as any security presently entitling the owner or holder thereof to vote for the election of directors of a company.  We have not asked the staff of the SEC for confirmation of our analysis, of our treatment of such interests as voting securities, or of whether the Controlled Subsidiaries, or any other of our subsidiaries, may be treated in the manner in which we intend, and it is possible that the staff of the SEC could disagree with any of our determinations.  If the staff of the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our investment strategy.  Any such adjustment in our strategy could have a material adverse effect on us.

Although we will monitor our holdings and income in an effort to comply with Section 3(c)(5)(C) and/or Section 3(c)(6) and related guidance, there can be no assurance that we will be able to remain in compliance or to maintain our exclusion from registration.  Any of the foregoing could require us to adjust our strategy, which could limit our ability to make certain investments or require us to sell assets in a manner, at a price or at a time that we otherwise would not have chosen.  This could negatively affect the value of our common shares, the sustainability of our business model and our ability to make distributions.

Registration under the Investment Company Act would require us to comply with a variety of substantive requirements that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	restrictions on leverage or senior securities;

•	restrictions on unsecured borrowings;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us.

Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us.  In addition, if we purchase or sell any real estate assets to avoid becoming an investment company under the Investment Company Act, our net asset value, the amount of funds available for investment and our ability to pay distributions to our shareholders could be materially adversely affected.

We are not subject to the banking regulations of any state or federal regulatory agency.

We are not subject to the periodic examinations to which commercial banks and other thrift institutions are subject.  Consequently, our financing decisions and our decisions regarding establishing loan loss reserves are not subject to periodic review by any governmental agency.  Moreover, we are not subject to regulatory oversight relating to our capital, asset quality, management or compliance with laws.

Recent legislative and regulatory initiatives have imposed restrictions and requirements on financial institutions that could have an adverse effect on our business.

The financial industry is becoming more highly regulated.  There has been, and may continue to be, a related increase in regulatory investigations of the trading and other investment activities of alternative investment funds.  Such investigations may impose additional expenses on us, may require the attention of senior management of our Manager and may result in fines if we are deemed to have violated any regulations.

As internet commerce develops, federal and state governments may adopt new laws to regulate internet commerce, which may negatively affect our business.

As internet commerce continues to evolve, increasing regulation by federal and state governments becomes more likely.  Our and the Realty Mogul Platform’s business could be negatively affected by the application of existing laws and regulations or the enactment of new laws applicable to lending.  The cost to comply with such laws or regulations could be significant and would increase our operating expenses, and we may be required to pass along those costs to our borrowers in the form of increased fees, which could negatively impact our ability to make loans or other real estate investments.  In addition, federal and state governmental or regulatory agencies may decide to impose taxes on services provided over the internet.  These taxes could discourage the use of the internet as a means of commercial financing, which would adversely affect the viability of the Realty Mogul Platform.

Laws intended to prohibit money laundering may require us to disclose investor information to regulatory authorities.

The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the PATRIOT Act, requires that financial institutions establish and maintain compliance programs to guard against money laundering activities, and requires the Secretary of the U.S. Department of Treasury to prescribe regulations in connection with anti-money laundering policies of financial institutions.  The Financial Crimes Enforcement Network, or FinCEN, an agency of the Department of Treasury, has announced that it is likely that such regulations would subject certain pooled investment vehicles to enact anti-money laundering policies.  It is possible that there could be promulgated legislation or regulations that would require us or our service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of anti-money laundering procedures.  Such legislation and/or regulations could require us to implement additional restrictions on the transfer of our common shares to comply with such legislation and/or regulations.  We reserve the right to request such information as is necessary to verify the identity of prospective shareholders and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN and/or the SEC.  In the event of delay or failure by a prospective shareholder to produce any information required for verification purposes, an application for, or transfer of, our common shares may be refused.  We will not have the ability to reject a transfer of our common shares where all necessary information is provided and any other applicable transfer requirements, including those imposed under the transfer provisions of our LLC Agreement, are satisfied.

We are relying on the exemption for insignificant participation by benefit plan investors under ERISA.

The Plan Assets Regulation provides that the assets of an entity will not be deemed to be the assets of a benefits plan if equity participation in the entity by benefit plan investors, including benefit plans, is not significant. The Plan Assets Regulation provides that equity participation in the entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors. Because we are relying on this exemption, we will not accept investments from benefit plan investments over 25% of the value of any class of equity interest. If repurchases of shares cause us to go over 25%, we may repurchase shares of benefit plan investors without their consent until we are under the 25% limit. See the section of this Offering Circular captioned “ERISA Considerations” for additional information regarding the Plan Assets Regulation.

Risks Related to Conflicts of Interest

There are conflicts of interest between us, our Manager and its affiliates.

Our executive officers are principals in our Manager and its parent company, Realty Mogul, Co. and/or their respective affiliates, which provide asset management and other services to our Manager and us.  Prevailing market rates are determined by management based on industry standards and expectations of what management would be able to negotiate with a third party on an arm’s length basis.  All of the agreements and arrangements between such parties, including those relating to compensation, are not the result of arm’s length negotiations.  Some of the conflicts inherent in the Company’s transactions with our Manager and its affiliates, and the limitations on such parties adopted to address these conflicts of interest, as described below.  However, to the extent that such parties take actions that are more favorable to other entities than us, these actions could have a negative impact on our financial performance and, consequently, on distributions to shareholders and the value of our common shares.

The interests of our Manager, its principals and its other affiliates may conflict with your interests.

Our LLC Agreement provides our Manager with broad powers and authority which may result in one or more conflicts of interest between your interests and those of our Manager, its principals and its other affiliates.  This risk is increased by our Manager being controlled by Jilliene Helman, who is a principal of Realty Mogul, Co. and who participates, or expects to participate, directly or indirectly in other offerings by Realty Mogul, Co. and its affiliates.  Potential conflicts of interest include, but are not limited to, the following:

•

our Manager, its principals and/or its other affiliates may continue to originate and offer other real estate investment opportunities, including additional blind pool debt and equity offerings similar to this offering, through the Realty Mogul Platform, and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;

•

affiliates of our Manager may compete with us with respect to certain investments which we may want to acquire, and as a result we may either not be presented with the opportunity or have to compete with the affiliates to acquire these investments. Our Manager and our officers may choose to allocate favorable investments to its affiliates instead of to us. The ability of our Manager, its officers and individuals providing services to our Manager to engage in other business activities may reduce the time our Manager spends managing us;

•

during turbulent conditions in the mortgage industry, distress in the credit markets or other times when we will need focused support and assistance from our Manager, other entities for which our Manager also acts as an investment manager will likewise require greater focus and attention, placing our Manager’s resources in high demand. In such situations, we may not receive the necessary support and assistance we require or would otherwise receive if we were internally managed or if our Manager did not act as a manager for other entities;

•

we pay our Manager substantial management fees regardless of the performance of our portfolio. Our Manager’s entitlement to substantial nonperformance-based compensation might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. This in turn could hurt both our ability to make distributions to our shareholders and the value of our common stock;

•

our Manager is entitled to a one percent asset management fee, which is payable on all assets in our portfolio, including any investments acquired through debt financing.  As a result, our Manager may have an incentive to seek debt financing in order to increase assets under management and earn the increased asset management fee;

•	a broker-dealer affiliate of Realty Mogul, Co. may earn placement fees with respect to any interest in MogulREIT I, LLC sold to investors;

•	an affiliate of Realty Mogul, Co. may earn origination or finders’ fees for the real estate-related investments acquired by MogulREIT I, LLC;

•

our Manager, its principals and/or its other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or share in any of the profits, return fees or compensation from any other business owned and operated by our Manager, its principals and/or its other affiliates for their own benefit;

•

we may engage our Manager or affiliates of our Manager to perform services that may or may not be at prevailing market rates.  Contractual rates are determined by our Manager and affiliates based on industry standards and expectations of what our Manager would be able to negotiate with a third party on an arm’s length basis and are intended to approximate prevailing market rates, but there can be no assurances that the contracts are in fact consistent with the prevailing market rates or terms; and

•	our Manager, its principals and/or its other affiliates are not required to devote all of their time and efforts to our affairs.

We may have an incentive to make investments because of the fees that such investments could generate for our affiliates.

An RM Originator may be entitled to receive a 1-3% origination fee for originating commercial loans on our behalf, and a portion of that fee may be paid by the RM Originator to its personnel for their role in sourcing the investment opportunity.  Mogul Securities or NCPS may be entitled to receive a 2-4% finders’ fee for sourcing an equity investment on our behalf, subject to a minimum fee of $50,000 per transaction.  We will not pay either of these fees, but our Manager may be incentivized to prioritize loans originated by an RM Originator over loans originated by an unaffiliated third party and equity investments sourced by Mogul Securities over equity investments sourced by an unaffiliated third party because of the fees that could be paid to our affiliates for those investments.  Further, while our Manager will attempt to make investments that allow us to qualify as a REIT and maintain our exclusion under the Investment Company Act, our Manager has some latitude on the types of investments that it may approve.  Within these constraints, our Manager may have an incentive to prioritize equity investments over debt investments because our affiliates could earn up to a 4% finders’ fee on an equity investment and a 3% origination fee on a debt investment.  This incentive could lead to our Manager approving equity investments that it would not otherwise approve or to overweighting equity investments in our portfolio.

We have agreed to limit remedies available to us and our shareholders for actions by our Manager.

In our LLC Agreement, we have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities.  These provisions are detrimental to shareholders because they restrict the remedies available to them for actions that might constitute breaches of duty and could reduce shareholder returns.  By purchasing our common shares, you will be treated as having consented to the provisions set forth in our LLC Agreement.  In addition, we may choose not to enforce, or to enforce less vigorously, our rights under our LLC Agreement because of our desire to maintain our ongoing relationship with our Manager.

If Realty Mogul, Co. establishes additional REITs and other Realty Mogul Platform investment opportunities in the future, there may be conflicts of interests among the various REIT offerings.

Realty Mogul, Co., our Sponsor and our Manager may establish and sponsor additional REIT offerings in the future, and continue to offer investment opportunities through the Realty Mogul Platform, including offerings that will acquire or invest in commercial real estate loans and other real estate-related assets.  These additional REITs may have investment criteria that compete with us.  Except under any policies that may be adopted by our Manager or Sponsor, no REIT (including us) or Realty Mogul Platform investment opportunity will have any duty, responsibility or obligation to refrain from:

•	engaging in the same or similar activities or lines of business as any other REIT or Realty Mogul Platform investment opportunity;

•	doing business with any potential or actual tenant, lender, purchaser, supplier, customer or competitor of any REIT or Realty Mogul Platform investment opportunity;

•

engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual tenants, lenders, purchasers, suppliers or customers of any REIT or Realty Mogul Platform investment opportunity;

•	establishing material commercial relationships with another REIT or Realty Mogul Platform investment opportunity; or

•	making operational and financial decisions that could be considered to be detrimental to another REIT or Realty Mogul Platform investment opportunity.

In addition, any decisions by our Sponsor or Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one REIT more than another REIT or limit or impair the ability of any REIT to pursue business opportunities.  In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular REIT that such arrangements or agreements include or not include another REIT, as the case may be.  Any of these decisions may benefit one REIT more than another REIT.

The conflicts of interest policy we have adopted may not adequately address all of the conflicts of interest that may arise with respect to our activities and is subject to change or suspension.

In order to avoid any actual or perceived conflicts of interest among the REITs and with our Manager’s officers and affiliates, we have adopted a conflicts of interest policy to specifically address some of the conflicts relating to our activities.  There is no assurance that this policy will be adequate to address all of the conflicts that may arise or will address such conflicts in a manner that is favorable to us.  Our Manager may modify, suspend or rescind our conflicts of interest policy, including any resolution implementing the provisions of the conflicts of interest policy, in each case, without a vote of our shareholders.

Risks Related to Our Shares and Investments

Investing in our shares may involve a high degree of risk.

The investments we make in accordance with our investment objectives may result in a high amount of risk when compared to alternative investment options and volatility or loss of principal. Our investments may be highly speculative and aggressive, are subject to credit risk, interest rate, and market value risks, among others, and therefore an investment in our shares may not be suitable for someone with lower risk tolerance.

We may not realize income or gains from our investments.

We invest to generate both current income and capital appreciation. The investments we invest in may, however, not appreciate in value and, in fact, may decline in value, and the debt securities we invest in may default on interest or principal payments. Accordingly, we may not be able to realize income or gains from our investments. Any gains that we do realize may not be sufficient to offset any other losses we experience. Any income that we realize may not be sufficient to offset our expenses.

Our commercial real estate loans, investments in commercial real estate and other real estate-related assets will be subject to the risks typically associated with real estate.

Our commercial real estate loans and other real estate-related assets will generally be directly or indirectly secured by a lien on real property that, upon the occurrence of a default on the loan, could result in our acquiring ownership of the property.  We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination of those loans.  If the values of the mortgaged properties drop, our risk will increase because of the lower value of the security associated with such loans.  In this manner, real estate values could impact the values of our loan investments.  Our investments in commercial real estate-related debt securities and commercial real estate investments (including investments in real property) may be similarly affected by real estate property values.  Therefore, our investments will be subject to the risks typically associated with real estate.

The value of real estate may be adversely affected by a number of risks, including:

•	natural disasters such as hurricanes, earthquakes and floods;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	adverse changes in national and local economic and real estate conditions;

•	an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

•	costs of remediation and liabilities associated with environmental conditions affecting properties; and

•	the potential for uninsured or underinsured property losses.

The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property.  Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties.  These factors may have a material adverse effect on the ability of our borrowers to pay their loans, as well as on the value that we can realize from assets we own or acquire.

In addition, our equity investments in commercial real estate will be subject to all of the risks associated with real estate described above.

The commercial real estate loans we invest in could be subject to delinquency, foreclosure and loss, which could result in losses to us.

Commercial real estate loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure.  The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower.  If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired.  Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, natural disasters, terrorism, social unrest and civil disturbances.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations.  We expect that many of the commercial real estate loans that we invest in will be fully or substantially non-recourse.  In the event of a default by a borrower on a non-recourse loan, we will only have recourse to the underlying asset (including any escrowed funds and reserves) collateralizing the loan.  If a borrower defaults on one of our commercial real estate loans and the underlying asset collateralizing the commercial real estate loan is insufficient to satisfy the outstanding balance of the commercial real estate loan, we may suffer a loss of principal or interest.  In addition, even if we have recourse to a borrower’s assets, we may not have full recourse to such assets in the event of a borrower bankruptcy.

Foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.  In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the mortgaged property at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.  The resulting time delay could reduce the value of our investment in the defaulted mortgage loans, impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

Our investments in subordinated commercial real estate loans may be subject to losses.

We intend to acquire subordinated commercial real estate loans.  In the event a borrower defaults on a subordinated loan and lacks sufficient assets to satisfy our loan, we may suffer a loss of principal or interest.  In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan.  If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full.  Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies through “standstill periods”, and control decisions made in bankruptcy proceedings relating to borrowers.

The mezzanine loans in which we may invest involve greater risks of loss than senior loans secured by the same properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by a pledge of the ownership interests of either the entity owning the real property or an entity that owns (directly or indirectly) the interest in the entity owning the real property.  These types of investments may involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because in the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, the assets of the entity may not be sufficient to satisfy our mezzanine loan.  If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt.  As a result, we may not recover some or all of our investment.  In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

Risks of cost overruns and non-completion of the construction or renovation of the properties underlying loans we make or acquire may materially adversely affect our investments.

The renovation, refurbishment or expansion by a borrower under a mortgaged or leveraged property involves risks of cost overruns and non-completion.  Costs of construction or improvements to bring a property up to standards established for the market position intended for that property may exceed original estimates, possibly making a project uneconomical.  Other risks may include environmental risks and construction, rehabilitation and subsequent leasing of the property not being completed on schedule.  If such construction or renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to make payments on our investment.

Investments in non-conforming or non-investment grade rated loans involve greater risk of loss.

Some of our investments may not conform to conventional loan standards applied by traditional lenders and either may not be rated or may be rated as non-investment grade by the rating agencies.  The non-investment grade ratings for these assets typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors.  As a result, these investments may have a higher risk of default and loss than investment grade rated assets.  Any loss we incur may be significant and may reduce distributions to our shareholders and adversely affect the value of our common shares.

We may invest in CMBS, which are subject to several types of risks that may adversely impact our performance.

Commercial mortgage-backed securities, or CMBS, are bonds that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans.  Accordingly, the mortgage-backed securities we may invest in are subject to all the risks of the underlying mortgage loans, including the risks of prepayment or default.

In a rising interest rate environment, the value of CMBS may be adversely affected when repayments on underlying mortgage loans do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument.  The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated assets but more sensitive to adverse economic downturns or individual issuer developments.  A projection of an economic downturn, for example, could cause a decline in the price of lower credit quality securities because the ability of obligors of mortgages underlying CMBS to make principal and interest payments or to refinance may be impaired.  In this case, existing credit support in the securitization structure may be insufficient to protect us against loss of our principal on these securities.  The value of CMBS also may change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole.  In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties.

CMBS are also subject to several risks created through the securitization process.  Certain subordinate CMBS are paid interest only to the extent that there are funds available to make payments.  To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payment on subordinate CMBS will not be fully paid.  Subordinate securities of CMBS are also subject to greater risk than those CMBS that are more highly rated.

We may not control the special servicing of the mortgage loans included in the CMBS in which we may invest and, in such cases, the special servicer may take actions that could adversely affect our interests.

With respect to each series of CMBS in which we may invest, overall control over the special servicing of the related underlying mortgage loans may be held by a directing certificate holder, which is appointed by the holders of the most subordinate class of CMBS in such series.  We may acquire classes of existing series of CMBS where we will not have the right to appoint the directing certificate holder.  In connection with the servicing of the specially serviced mortgage loans, the related special servicer may, at the direction of the directing certificate holder, take actions that could adversely affect our interests.

We may invest in CDOs and such investments may involve significant risks.

We may invest in CDOs, subject to certain limitations related to our qualification as a REIT and to maintaining our exclusion under the Investment Company Act.  CDOs are multiple class debt securities, or bonds, secured by pools of assets, such as mortgage-backed securities, B-Notes, mezzanine loans, REIT debt and credit default swaps.  Like typical securities structures, in a CDO, the assets are pledged to a trustee for the benefit of the holders of the bonds.  Like CMBS, CDOs are affected by payments, defaults, delinquencies and losses on the underlying commercial real estate loans.  CDOs often have reinvestment periods that typically last for five years during which proceeds from the sale of a collateral asset may be invested in substitute collateral.  Upon termination of the reinvestment period, the static pool functions very similarly to a CMBS securitization where repayment of principal allows for redemption of bonds sequentially.  To the extent we invest in the equity securities of a CDO, we will be entitled to all of the income generated by the CDO after the CDO pays all of the interest due on the senior debt securities and its expenses.  However, there will be little or no income or principal available to the CDO equity if defaults or losses on the underlying collateral exceed a certain amount.  In that event, the value of our investment in any equity class of a CDO could decrease substantially.  In addition, the equity securities of CDOs are generally illiquid and often must be held by a REIT and because they represent a leveraged investment in the CDO’s assets, the value of the equity securities will generally have greater fluctuations than the values of the underlying collateral.

We may invest in equity interests of other companies which may limit the control that our Manager has over the investments.

We may take equity stakes in companies that own real estate or other real estate-related assets, subject to certain limitations related to our qualification as a REIT and to maintaining our exclusion under the Investment Company Act.  In such situations, our Manager’s ability to control these equity investments may depend on our relative ownership stake in such investments.  We may be a minority investor in some circumstances and our Manager’s ability to control the underlying assets of the entity may be limited.  In addition, the entity and its other shareholders may have economic or business interests or goals that are inconsistent with our own, or may be in a position to take action contrary to our investment objective which could cause a material adverse effect on you and could cause the value of our stock to decline.

The real estate-related equity securities in which we may invest are subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities.

We may invest in equity securities of real estate companies, subject to certain limitations related to our qualification as a REIT and to maintaining our exclusion under the Investment Company Act, which involves a higher degree of risk than debt securities due to a variety of factors, including that such investments may be subordinate to creditors and are not secured by the issuer’s property.  Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer.  Issuers of real estate-related equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate, including risks relating to rising interest rates.

The failure of any third-party subadvisor retained by our Manager to safeguard and grow our cash balance would negatively impact the value of our shares and hinder the execution of our investment strategy.  Moreover, the investment strategy that the subadvisor would pursue involves leverage and investing in publicly-traded REIT securities, which places our cash balance at greater financial risk than alternative cash management strategies.

We will have excess cash that we will need to manage, pending its distribution to our shareholders or investment by us in accordance with our investment strategy.  Our Manager intends to engage American Assets Capital Advisers, LLC, a third-party subadvisor, to manage our cash balance.  If engaged, American Assets Capital Advisers, LLC would (i) incur leverage on this cash balance and (ii) invest the cash and the debt incurred thereon in publicly-traded common or preferred shares in REITs or other short-term investments.

There is no assurance that any subadvisor will successfully manage, safeguard or return our cash balance.  Our Manager intends to authorize the subadvisor to invest in publicly-traded common or preferred shares in REITs, which are subject to price volatility.  Should the price of the securities purchased by the subadvisor decline, we may not recover our cash balance, which would reduce the value of our shares and hinder the execution of our investment strategy.  Moreover, our Manager intends to authorize the subadvisor to use debt to increase the potential returns that can be earned on our cash balance.  The use of leverage increases the risk of loss should the value of our investments in publicly-traded common or preferred shares in REITs decline.

Investments that are not United States government insured involve a greater risk of loss.

We may acquire uninsured loans and assets as part of our investment strategy.  Such loans and assets may include mortgage loans, mezzanine loans and bridge loans.  While holding such interests, we are subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance.  In the event of any default under loans, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the collateral and the principal amount of the loan.  To the extent we suffer such losses with respect to our investments in such loans, the value of the Company and the value of our common shares may be adversely affected.

Adjustable rate mortgage loans may entail greater risks of default to lenders than fixed rate mortgage loans.

Adjustable rate mortgage loans may contribute to higher delinquency rates.  Borrowers with adjustable rate mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin.  This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans, which may make it more difficult for the borrowers to repay the loan or could increase the risk of default of their obligations under the loan.

Changes in interest rates and/or credit spreads could negatively affect the value of our investments, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our shareholders.

We will invest in fixed-rate debt investments with fixed distribution amounts.  Under a normal yield curve, an investment in these instruments will decline in value if long-term interest rates increase or if credit spreads widen.  We may also invest in floating-rate debt investments, for which decreases in interest rates or narrowing of credit spreads will have a negative effect on value and interest income.  Even though a loan or other debt investment may be performing in accordance with its loan agreement and the underlying collateral has not changed, the economic value of the loan may be negatively impacted by the incremental interest foregone from the changes in interest rates or credit spreads.  Declines in market value may ultimately reduce earnings or result in losses to us, which may negatively affect cash available for distribution to our shareholders.

Prepayments can adversely affect the yields on our investments.

Prepayments on debt instruments, where permitted under the debt documents, are outside of our control and may adversely affect the yield and cash flow of our investments.  A borrower’s election to prepay its obligations under a debt instrument may be influenced by changes in current interest rates and a variety of economic, geographic and other factors that cannot be accurately forecasted, and consequently, such prepayment rates cannot be predicted with certainty.  If we are unable to invest the proceeds of such prepayments received, the yield on our portfolio will decline.  In addition, we may acquire assets at a discount or premium and if the asset does not repay when expected, our anticipated yield may be impacted.  Under certain interest rate and prepayment scenarios we may fail to recoup fully our cost of acquisition of certain investments.

Commercial real estate equity investments will be subject to risks inherent in ownership of real estate.

Real estate cash flows and values are affected by a number of factors, including competition from other available properties and our ability to provide adequate property maintenance and insurance and to control operating costs.  Real estate cash flows and values are also affected by such factors as government regulations (including zoning, usage and tax laws), interest rate levels, the availability of financing, property tax rates, utility expenses, potential liability under environmental and other laws and changes in environmental and other laws.  Commercial real estate equity investments that we make will be subject to such risks.

Many of our investments are illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

The illiquidity of our target investments may make it difficult for us to sell such investments if the need or desire arises.  The senior mortgage loans, subordinated loans, mezzanine loans, participations and other loans and investments we may purchase will be particularly illiquid investments due to their short life and the greater difficulty of recoupment in the event of a borrower’s default.  In addition, some of the commercial real estate-related debt securities that we may purchase may be traded in private, unregistered transactions and may therefore be subject to restrictions on resale or otherwise have no established trading market.  As a result, we expect many of our investments will be illiquid, and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments and our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

Declines in the market values of our investments may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our shareholders.

Some of our assets will be classified for accounting purposes as “available-for-sale.”  These investments are carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to shareholders’ equity without impacting net income on the income statement.  Moreover, if we determine that a decline in the estimated fair value of an available-for-sale security falls below its amortized value and is not temporary, we will recognize a loss on that security on the income statement, which will reduce our earnings in the period recognized.

A decline in the market value of our assets may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets.  If the market value of those assets declines, the lender may require us to post additional collateral to support the loan.  If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so.  A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to shareholders.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations.  As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity.  In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Market values of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.

Some of our portfolio investments will be carried at estimated fair value as determined by us and there may be uncertainty as to the value of these investments.

Some of our portfolio investments will be in the form of securities that are recorded at fair value but that have limited liquidity or are not publicly traded.  The fair value of securities and other investments that have limited liquidity or are not publicly traded may not be readily determinable.  We estimate the fair value of these investments on a quarterly basis.  Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on numerous estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed.  The value of our common shares could be adversely affected if our determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal.

If we overestimate the value or income-producing ability or incorrectly price the risks of our investments, we may experience losses.

Analysis of the value or income-producing ability of a commercial property is highly subjective and may be subject to error.  Our Manager will value our potential investments based on yields and risks, taking into account estimated future losses on the commercial real estate loans and the mortgaged property included in the securitization’s pools or select commercial real estate equity investments, and the estimated impact of these losses on expected future cash flows and returns.  In the event that we underestimate the risks relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our operations.

Many of our investments may be susceptible to economic slowdowns or recessions, which could lead to financial losses in our investments and a decrease in revenues, net income and assets.  An economic slowdown or recession, in addition to other non-economic factors such as an excess supply of properties, could have a material negative impact on the values of commercial real estate.  Declining real estate values will likely reduce our ability to acquire new real estate assets, since borrowers often use increases in the value of their existing properties to support the purchase or investment in additional properties.  Borrowers may also be less able to pay principal and interest on our loans if the real estate economy weakens.  Further, declining real estate values significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of our collateral may be insufficient to cover our cost on the loan.  Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from loans in our portfolio as well as our ability to sell and securitize loans, which would significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to you.

Terrorist attacks and other acts of violence or war may affect the value of our common stock and underlying investments.

Terrorist attacks may harm the value of our underlying investments and our common stock. We cannot assure you that there will not be further terrorist attacks against the United States or U.S. businesses. These attacks or armed conflicts may directly impact the property underlying our investments.  More generally, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economies. These and other types of adverse economic conditions could harm the value of the property underlying our investments or the securities markets in general which could harm our investment returns and may adversely affect our ability to make distributions.

Insurance may not cover all losses on the properties that underlie our investments.

We may purchase mortgages on properties that have comprehensive insurance covering the mortgaged property, including liability, fire and extended coverage.  However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods and hurricanes that may be uninsurable or not economically insurable.  For example, some properties may not have terrorism insurance if it is deemed commercially unreasonable.  Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed.  Under such circumstances, the insurance proceeds, if any, might not be adequate to restore the economic value of the property, which might impair our security and decrease the value of the property.

With respect to mortgaged properties, options and other purchase rights may adversely affect the value of our investments.

A borrower under certain mortgage loans may give its tenants or another person a right of first refusal or an option to purchase all or a portion of the related mortgaged property.  These rights may impede the lender’s ability to sell the related mortgaged property at foreclosure or may adversely affect the value or marketability of the property.

The leases on the properties underlying our investments may not be renewed on favorable terms.

The properties underlying our investments could be negatively impacted by the deteriorating economic conditions and weaker rental markets.  Upon expiration or earlier termination of leases on these properties, the space may not be relet or, if relet, the terms of the renewal or reletting (including the cost of required renovations or concessions to tenants) may be less favorable than current lease terms.  In addition, the poor economic conditions may reduce a tenants’ ability to make rent payments under their leases.  Any of these situations may result in extended periods where there is a significant decline in revenues or no revenues generated by these properties.  Additionally, if market rental rates are reduced, property-level cash flows would likely be negatively affected as existing leases renew at lower rates.  If the leases for these properties cannot be renewed for all or substantially all of the space at these properties, or if the rental rates upon such renewal or reletting are significantly lower than expected, the value of our investments may be adversely affected.

Properties that have vacancies for a significant period of time could be difficult to sell, which could diminish the return on investment.

A property may incur vacancies either by the continued default of a tenant under its lease, the expiration of a tenant lease or early termination of a lease by a tenant.  If vacancies continue for a long period of time, the property may generate lower than expected revenues, resulting in less cash available for distributions.  In addition, because a property’s market value depends principally upon the value of the property’s leases, the resale value of a property with prolonged vacancies could decline, which could further diminish the return on investment.

A borrower’s form of entity may cause special risks or hinder our recovery.

Since most of the borrowers for our commercial real estate loan investments are legal entities rather than individuals, our risk of loss may be greater than those of mortgage loans made to individuals.  Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake.  The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in some instances the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities.”  Borrowers’ organizational documents or the terms of the mortgage loans may limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness.  These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.  Borrowers that are not single-purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be (i) operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business or (ii) individuals that have personal liabilities unrelated to the property.

Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to our shareholders.

We may enter into interest rate swap agreements or pursue other interest rate hedging strategies.  Our hedging activity will vary in scope based on the level of interest rates, the type of portfolio investments held, and other changing market conditions.  Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability or asset;

•	our hedging opportunities may be limited by the treatment of income from hedging transactions under the rules determining REIT qualification;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

•	the party owing money in the hedging transaction may default on its obligation to pay; and

•	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our shareholders.  Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions.  In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially.  Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged.  Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

Our use of certain hedging techniques may expose us to counterparty risks.

If a swap counterparty under an interest rate swap agreement that we intend to enter into as part of our hedging strategy cannot perform under the terms of the interest rate swap, we may not receive payments due under that agreement, and thus, we may lose any unrealized gain associated with the interest rate swap.  The hedged liability could cease to be hedged by the interest rate swap.  Additionally, we may also risk the loss of any collateral we have pledged to secure our obligations under the interest rate swap if the counterparty becomes insolvent or files for bankruptcy.  Similarly, if an interest rate cap counterparty fails to perform under the terms of the interest rate cap agreement, in addition to not receiving payments due under that agreement that would off-set our interest expense, we could also incur a loss for all remaining unamortized premium paid for that security.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code of 1986, as amended, or the Code, may limit our ability to hedge our assets, operations and liabilities.  Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (1) interest rate risk on liabilities incurred to carry or acquire real estate or (2) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, and such instrument is properly identified under applicable Department of Treasury regulations.  Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests.  As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, or implement the hedges through a taxable REIT subsidiary, or TRS.  This could increase the cost of our hedging activities because our TRS would be subject to tax on income or gains resulting from hedges entered into by it or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear.  In addition, losses in our TRSs will generally not provide any tax benefit, except for being carried forward for use against future taxable income in the TRSs.  Any limitation on hedging could result in greater risks associated with interest rate or other changes than we would otherwise incur.

We may elect not to qualify for hedge accounting treatment.

If we choose to use derivative and hedge transactions and instruments in the future, we will record them in accordance with Accounting Standards Codification 815. If we elect not to qualify for hedge accounting treatment, our operating results may be more volatile or suffer because losses on the derivatives that we enter into may not be offset by a change in the fair value of the related hedged transaction, depending on other accounting policy elections we make.

We are exposed to environmental liabilities with respect to properties to which we take title.

In the course of our business, we may take title to real estate, and, if we do take title, we could be subject to environmental liabilities with respect to these properties.  In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, and investigation and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases, at a property.  The costs associated with investigation or remediation activities could be substantial.  If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity and results of operations could be materially and adversely affected.

Our strategy involves leverage, which may cause substantial loss.

We may use leverage of up to 70% of cost (before deducting depreciation or other non-cash reserves) or fair value of our assets with respect to first position mortgages only. We expect our portfolio-wide leverage to be between 0-25% of the greater of cost (before deducting depreciation or other non-cash reserves) and fair value of our total assets. We will incur this leverage by borrowing against a portion of the market value of our total assets. By incurring this leverage, we could enhance our returns. Nevertheless, this leverage, which is fundamental to our investment strategy, also creates significant risks.

Because of our leverage, we may incur substantial losses if our borrowing costs increase. Our borrowing costs may increase for any of the follow reasons:

•	short-term interest rate increases;
•	the market value of our securities decreases;
•	interest rate volatility increases; or
•	the availability of financing in the market decreases.

We may enter into financing facilities that contain covenants that restrict our operations and inhibit our ability to grow our business and increase revenues.

We may enter into financing facilities that contain restrictions, covenants, and representations and warranties that, among other things, could require us to satisfy specified financial, asset quality, loan eligibility and loan performance tests. If we fail to meet or satisfy any of these covenants or representations and warranties, we would be in default under these agreements and our lenders could elect to declare all amounts outstanding under the agreements to be immediately due and payable, enforce their respective interests against collateral pledged under such agreements and restrict our ability to make additional borrowings. We also may enter into financing agreements that contain cross-default provisions, such that if a default occurs under any one agreement, the lenders under our other agreements could also declare a default. Covenants and restrictions in future financing facilities may restrict our ability to, among other things:

•	incur or guarantee additional debt;
•	make certain investments or acquisitions;
•	make distributions on common stock;
•	repurchase common stock pursuant to our share repurchase program;
•	engage in mergers or consolidations;
•	finance mortgage loans with certain attributes;
•	reduce liquidity below certain levels;
•	grant liens;
•	incur operating losses for more than a specified period;
•	enter into transactions with affiliates; and
•	hold mortgage loans for longer than established time periods.

Such restrictions could interfere with our ability to obtain financing, including the financing needed to qualify as a REIT, or to engage in other business activities, which may significantly harm our business, financial condition, liquidity and results of operations. A default and resulting repayment acceleration could significantly reduce our liquidity, which could require us to sell our assets to repay amounts due and outstanding. This could also significantly harm our business, financial condition, results of operations, and our ability to make distributions. A default could also significantly limit our financing alternatives such that we could be unable to pursue our leverage strategy, which could curtail our investment returns.

If the counterparty to a repurchase transaction defaulted on its obligation to resell the underlying security back to us at the end of the transaction term, or if the value of the underlying security declined as of the end of that term or if we defaulted on our obligations under a repurchase agreement, we would lose money on a repurchase transaction.

If we engage in a repurchase transaction, we would generally sell securities to the transaction counterparty and receive cash from the counterparty. Under these circumstances, the counterparty would be obligated to resell the securities back to us at the end of the term of the transaction, which is typically 30 to 90 days. Because the cash we received from the counterparty when we initially sold the securities to the counterparty was less than the value of those securities (this difference is referred to as the haircut), if the counterparty defaulted on its obligation to resell the securities back to us we would incur a loss on the transaction equal to the amount of the haircut (assuming there was no change in the value of the securities).

We would also lose money on a repurchase transaction if the value of the underlying securities declined as of the end of the transaction term, as we would have to repurchase the securities for their initial value but would receive securities worth less than that amount. Any losses we would incur on our repurchase transactions could adversely affect our earnings, and thus our cash available for distribution to you. If we defaulted on one of our obligations under a repurchase transaction, the counterparty could terminate the transaction and cease entering into any other repurchase transactions with us. In that case, we may need to establish a replacement repurchase facility with another repurchase dealer.  There is no assurance we would be able to establish a suitable replacement facility.

Our rights under a repurchase agreement would be subject to the effects of the bankruptcy laws in the event of the bankruptcy or insolvency of us or our lenders under a repurchase agreement.

In the event of our insolvency or bankruptcy, certain repurchase agreements, if any, may qualify for special treatment under the U.S. Bankruptcy Code, the effect of which, among other things, would be to allow the lender under the applicable repurchase agreement to avoid the automatic stay provisions of the U.S. Bankruptcy Code and to foreclose on the collateral agreement without delay.  In the event of the insolvency or bankruptcy of a lender during the term of a repurchase agreement, the lender may be permitted, under applicable insolvency laws, to repudiate the contract, and our claim against the lender for damages may be treated simply as an unsecured creditor.  In addition, if the lender is a broker or dealer subject to the Securities Investor Protection Act of 1970, or an insured depository institution subject to the Federal Deposit Insurance Act, our ability to exercise our rights to recover our securities under a repurchase agreement or to be compensated for any damages resulting from the lender’s insolvency may be further limited by those statutes. These claims would be subject to significant delay and, if and when received, may be substantially less than the damages we actually incur.

Risks Related to Our Organization and Structure

We do not have a board of directors, and we are managed by RM Adviser, LLC, our Manager.  Moreover, our shareholders do not elect or vote on our Manager and have limited ability to influence decisions regarding our business.

Our LLC Agreement provides that the assets, affairs and business of the Company will be managed under the direction of our Manager.  Our shareholders do not elect or vote on our Manager, and, unlike the holders of common shares in a corporation, have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business.  In addition, our LLC Agreement provides that our Manager will generally operate in a manner that is appropriate to maintain our REIT status, which may further limit decisions regarding our business.

If our shareholders are dissatisfied with the performance of our Manager, they have little ability to remove our Manager.  Our shareholders may only remove our Manager with 30 days prior written notice for “cause,” following the affirmative vote of two-thirds of our shareholders.  Unsatisfactory financial performance of the Company does not constitute “cause” under our LLC Agreement.

Our common shareholders will have limited voting rights and may be bound by either a majority or supermajority vote.

Our common shareholders will have voting rights only with respect to certain matters, primarily relating to amendments to our LLC Agreement that would adversely change the rights of the common shares and removal of our Manager for “cause”.  Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of common shareholders.  Generally, matters to be voted on by our shareholders must be approved by a majority of the votes cast by all common shares present in person or represented by proxy, although the vote to remove our Manager for “cause” requires a two-thirds vote.  If any vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.

Because we are not a reporting company under the Exchange Act, there is less public information about us available as compared to Exchange Act reporting companies.

We are not a reporting company under the Exchange Act, and therefore we will not be required to comply with the ongoing reporting requirements of the Exchange Act. We will have continuous disclosure obligations, including annual reports, semiannual reports and current reports.  However, we will not be required to comply with all of the requirements of disclosure with which an Exchange Act reporting company would have to comply.  For instance, our officers and 10% shareholders will not be required to comply with Section 16 of the Exchange Act and will not be required to make Form 3 and Form 4 filings. Since we and our shareholders are not required to make these filings, there will be less information available to the public about the Company.

We may not be subject to ongoing reporting requirements.

Following the conclusion of our offering of shares under Regulation A, we may be eligible to file an exit report to suspend or terminate our ongoing reporting obligations.  If we become eligible, and if we make such an election, in the future, we may no longer file annual reports, semiannual reports, current reports, financial statements and audited financial statements.  If we ceased filing these reports and financial statements, our shareholders would receive less information about the current status of the Company, and the value of our common shares may be adversely affected.

Certain provisions of our LLC Agreement and Delaware law could hinder, delay or prevent a change of control of the Company.

Certain provisions of our LLC Agreement and Delaware law could have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change of control of the Company.  These provisions include the following:

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Authorization of additional shares, issuances of authorized shares and classification of shares without shareholder approval.  Our LLC Agreement authorizes us to issue additional shares or other securities of the Company for the consideration and on the terms and conditions established by our Manager without the approval of our shareholders.  In particular, our Manager is authorized to provide for the issuance of an unlimited amount of one or more classes or series of our shares, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series.  Our ability to issue additional shares and other securities could render more difficult or discourage an attempt to obtain control over the Company by means of a tender offer, merger or otherwise.

•

Delaware Business Combination Statute—Section 203.  Section 203 of the Delaware General Corporation Law (DGCL), or Section 203, which restricts certain business combinations with interested shareholders in certain situations, does not apply to limited liability companies unless they elect to utilize it.  Our LLC Agreement does not currently elect to have Section 203 apply to us.  In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction by which that person became an interested shareholder, unless the business combination is approved in a prescribed manner.  For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an interested shareholder is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of our voting shares.  Our Manager may elect to amend our LLC Agreement at any time to have Section 203 apply to us.

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Ownership limitations.  To assist us in qualifying as a REIT, our LLC Agreement, subject to certain exceptions, provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either more than 9.8% in value or in number of our common shares, whichever is more restrictive, or more than 9.8% in value or in number of our shares, whichever is more restrictive.  The ownership limits could have the effect of discouraging a takeover or other transaction in which shareholders might receive a premium for their shares or which holders might believe to be otherwise in their best interests.  Furthermore, we will reject any investor’s subscription in whole or in part if we determine that such subscription would violate such ownership limits.

•

Exclusive authority of our Manager to amend our LLC Agreement.  Our LLC Agreement provides that our Manager has the exclusive power to adopt, alter or repeal any provision of our LLC Agreement, unless such amendment would adversely change the rights of the common shares.  Thus, our shareholders generally may not effect changes to our LLC Agreement.

You are limited in your ability to sell your common shares pursuant to our share repurchase program.  You may not be able to sell any of your shares back to us, and if you do sell your shares, you may not receive the price you paid upon subscription.

Our share repurchase program may provide you with an opportunity to have your shares repurchased by us.  We anticipate that our shares may be repurchased by us on a quarterly basis, and shareholders may require that we repurchase up to 25% of their shares quarterly while this offering is ongoing.  However, our share repurchase program contains certain restrictions and limitations, including those relating to the number of our shares that we can repurchase at any given time and limiting the repurchase price.  Specifically, in the initial twelve months of this offering, we presently intend to limit the number of shares to be repurchased during a quarter to 1.25% of the weighted average number of common shares outstanding since the commencement of the offering.  After this offering has been ongoing for twelve months and while it is still ongoing, we intend to limit the number of shares to be repurchased during any calendar year to no more than 5.0% of the weighted average number of shares outstanding during the prior calendar year (or 1.25% per quarter, with excess capacity carried over to later quarters in the calendar year).  During the period that this offering is ongoing, all shareholders who have held their shares for at least six months may require us to repurchase up to 25% of their shares quarterly, up to the aggregate quarterly and annual limitations discussed above.

Upon conclusion of this offering, shares may be repurchased by us on a quarterly basis as cash flows are available as determined by our Manager.  In addition, following the conclusion of this offering, our Manager will reserve the right to reject any share repurchase request for any reason or no reason or to amend or terminate the Share Repurchase Program by filing an offering circular supplement.  Therefore, you may not have the opportunity to make a repurchase request prior to a potential termination of the share repurchase program, and you may not be able to sell any of your common shares back to us pursuant to the share repurchase program.  Moreover, if you do sell your common shares back to us pursuant to the share repurchase program, it is unlikely that you will receive the same price you paid for the common shares being repurchased.

The offering price of our shares was not established on an independent basis; the actual value of your investment may be substantially less than what you pay.  Through September 30, 2017, we expect to use the price paid to acquire a share in our offering as the estimated value of our shares.  Thereafter, when determining the estimated value of our shares, the value of our shares will be based upon a number of assumptions that may not be accurate or complete.

We established the offering price of our shares on an arbitrary basis.  The selling price of our shares bears no relationship to our book or asset values or to any other established criteria for valuing shares.  Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation.  Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

At the end of each fiscal quarter, beginning September 30, 2017, our affiliates’ internal accountants will calculate our NAV per share to determine our offering price.  Estimates will be based on available information and judgment.  Therefore, actual values and results could differ from our estimates and that difference could be significant.  This approach to valuing our shares may bear little relationship and will likely exceed what you might receive for your shares if you tried to sell them or if we liquidated our portfolio.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

Potential investors in this offering do not have preemptive rights to any shares we issue in the future.  Under our LLC Agreement, we have authority to issue an unlimited number of additional common shares or other securities, although, under Regulation A, we are only allowed to sell up to $50 million of our shares in any 12-month period (although we may raise capital in other ways).  In particular, our Manager is authorized, subject to the restrictions of Regulation A and other applicable securities laws, to provide for the issuance of an unlimited amount of one or more classes or series of shares in the Company, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series, without shareholder approval.  After your purchase in this offering, our Manager may elect to (i) sell additional shares in this or future public offerings, (ii) issue equity interests in private offerings, or (iii) issue shares to our Manager, or its successors or assigns, in payment of an outstanding fee obligation.  To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted.  In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

By purchasing shares in this offering, you are bound by the arbitration provisions contained in our subscription agreement which limits your ability to bring class action lawsuits or seek remedy on a class basis.

By purchasing shares in this offering, investors agree to be bound by the arbitration provisions contained in Section 15 of our subscription agreement.  The arbitration provisions apply to claims that may be made regarding this offering and, among other things, limit the ability of investors to bring class action lawsuits or similarly seek remedy on a class basis.

Section 15 of the subscription agreement allows for either us or an investor to elect to enter into binding arbitration in the event of any claim (with certain minimal exceptions) in which we and the investor are adverse parties, including claims regarding this offering.  In the event that we elected to invoke the arbitration clause of Section 15, the rights of the adverse shareholder to seek redress in court would be severely limited.

Further, Section 15 of the subscription agreement restricts the ability of individual investors to bring class action lawsuits or to similarly seek remedy on a class basis, unless otherwise consented to by us.  These restrictions on the ability to bring a class action lawsuit are likely to result in increased costs, both in terms of time and money, to individual investors who wish to pursue claims against us.

In the future, we may elect to become a reporting company under the Exchange Act, which could lead to increased reporting requirements.

We are not currently a reporting company under the Exchange Act, but we may elect to become a public reporting company in the future.  If we choose to become a reporting company, we would be required to comply with certain public company reporting requirements, including filing reports on Form 10-K, 10-Q, and 8-K.  These increased reporting requirements could lead to more significant legal, accounting and other expenses.

Risks Related to Our Status as a REIT

Failure to qualify as a REIT would cause us to be taxed as a regular corporation, which would substantially reduce funds available for distributions to our shareholders.

We believe that our organization, prior and proposed ownership, and method of operation have enabled and will enable us to meet the requirements for qualification and taxation as a REIT.  However, we cannot assure you that we will qualify as such.  This is because qualification as a REIT involves the application of highly technical and complex provisions of the Code as to which there are only limited judicial and administrative interpretations and involves the determination of facts and circumstances not entirely within our control.  Future legislation, new regulations, administrative interpretations or court decisions may significantly change the tax laws or the application of the tax laws with respect to qualification as a REIT or the U.S. federal income tax consequences of such qualification.

If we fail to qualify as a REIT in any taxable year, we will face serious tax consequences that will substantially reduce the funds available for distributions to our shareholders because:

•	we would not be allowed a deduction for distributions paid to shareholders in computing our taxable income and would be subject to U.S. federal income tax at regular corporate rates;

•	we could be subject to the U.S. federal alternative minimum tax and possibly increased state and local taxes; and

•	unless we are entitled to relief under certain U.S. federal income tax laws, we could not re-elect REIT status until the fifth calendar year after the year in which we failed to qualify as a REIT.

In addition, if we fail to qualify as a REIT, we will no longer be required to make distributions.  As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect the value of our common shares.  See “U.S. Federal Income Tax Considerations” for a discussion of material U.S. federal income tax consequences relating to us and our common shares.

Even if we qualify as a REIT, we may owe other taxes that will reduce our cash flows.

Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, on taxable income that we do not distribute to our shareholders, on net income from certain “prohibited transactions,” and on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes.  For example, to the extent we satisfy the 90% distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income.  We also will be subject to a 4% nondeductible excise tax if the actual amount that we distribute to our shareholders in a calendar year is less than a minimum amount specified under the Code.  As another example, we are subject to a 100% “prohibited transaction” tax on any gain from a sale of property that is characterized as held for sale, rather than investment, for U.S. federal income tax purposes, unless we comply with a statutory safe harbor or earn the gain through a taxable REIT subsidiary, or TRS.  Further, any TRS that we establish will be subject to regular corporate U.S. federal, state and local taxes.  Any of these taxes would decrease cash available for distribution to shareholders.

REIT distribution requirements could adversely affect our liquidity and may force us to borrow funds during unfavorable market conditions.

In order to maintain our REIT status and to meet the REIT distribution requirements, we may need to borrow funds on a short-term basis or sell assets, even if the then-prevailing market conditions are not favorable for these borrowings or sales.  In addition, we may need to reserve cash (including proceeds from this offering) to satisfy our REIT distribution requirements, even though there are attractive investment opportunities that may be available.  To qualify as a REIT, we generally must distribute to our shareholders at least 90% of our REIT taxable income each year, computed without regard to the dividends paid deduction and excluding net capital gains.  In addition, we will be subject to corporate income tax to the extent we distribute less than 100% of our REIT taxable income, as adjusted.  We intend to make distributions to our shareholders to comply with the requirements of the Code for REITs and to minimize or eliminate our corporate income tax obligation to the extent consistent with our business objectives.  Our cash flows from operations may be insufficient to fund required distributions, for example as a result of differences in timing between the actual receipt of income and the recognition of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, the creation of reserves or required debt service or amortization payments.  We generally are required to accrue income from mortgage loans, mortgage backed securities, and other types of debt instruments currently over the term of the asset, even if we do not receive the cash payments corresponding to such income until later periods.  Thus, all or a part of the anticipated increase in yield on the loans we hold that are attributable to deferred interest, exit fees and/or equity participation features generally must be accrued currently notwithstanding that the corresponding cash payment is deferred or uncertain.  The insufficiency of our cash flows to cover our distribution requirements could have an adverse impact on our ability to raise short- and long-term debt or sell equity securities in order to fund distributions required to maintain our REIT status.  In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.  To address and/or mitigate some of these issues, we may make taxable distributions that are in part paid in cash and in part paid in our common shares.  In such cases our shareholders may have tax liabilities from such distributions in excess of the cash they receive.  The treatment of such taxable share distributions is not clear, and it is possible the taxable share distribution will not count towards our distribution requirement, in which case adverse consequences could apply.

We intend to distribute our REIT taxable income to our shareholders in a manner intended to satisfy the 90% distribution requirement and to avoid both corporate income tax and the 4% nondeductible excise tax. However, there is no requirement that TRSs distribute their after-tax net income to their parent REIT or their shareholders.  Our taxable income may substantially exceed our net income as determined in accordance with U.S. generally accepted accounting principles, or GAAP, because, for example, realized capital losses will be deducted in determining our GAAP net income, but may not be deductible in computing our taxable income. In addition, we may invest in assets that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets.  To the extent that we generate such non-cash taxable income in a taxable year, we may incur corporate income tax and the 4% nondeductible excise tax on that income if we do not distribute such income to our shareholders in that year.  As a result of the foregoing, we may generate less cash flow than taxable income in a particular year. In that event, we may be required to use cash reserves, incur debt, or liquidate non-cash assets at rates or at times that we regard as unfavorable to satisfy the distribution requirement and to avoid corporate income tax and the 4% nondeductible excise tax in that year.

If we fail to invest a sufficient amount of the net proceeds from selling our common shares in real estate assets within one year from the receipt of the proceeds, we could fail to qualify as a REIT.

Temporary investment of the net proceeds from sales of our common shares in short-term securities and income from such investment generally will allow us to satisfy various REIT income and asset requirements, but only during the one-year period beginning on the date we receive the net proceeds.  If we are unable to invest a sufficient amount of the net proceeds from sales of our common shares in qualifying real estate assets within such one-year period, we could fail to satisfy one or more of the gross income or asset tests and/or we could be limited to investing all or a portion of any remaining funds in cash or cash equivalents.  If we fail to satisfy any such income or asset test, unless we are entitled to relief under certain provisions of the Code, we could fail to qualify as a REIT.  See “U.S. Federal Income Tax Considerations.”

If we form a taxable REIT subsidiary, or TRS, our overall tax liability could increase.

Any TRS we form will be subject to U.S. federal, state and local income tax on its taxable income.  Accordingly, although our ownership of any TRSs may allow us to participate in the operating income from certain activities that we could not participate in without violating the REIT income tests requirements of the Code or incurring the 100% tax on gains from prohibited transactions, the TRS through which we earn such operating income or gain will be fully subject to corporate income tax.  The after-tax net income of any TRS would be available for distribution to us; however, any dividends received by us from our domestic TRSs will only be qualifying income for the 95% REIT income test, not the 75% REIT income test.  If we have any non-U.S. TRSs, then they may be subject to tax in jurisdictions where they operate and under special rules dealing with foreign subsidiaries, and they may generate income that is nonqualifying for either of the REIT income tests.

Although our use of TRSs may partially mitigate the impact of meeting certain requirements necessary to maintain our qualification as a REIT, there are limits on our ability to own and engage in transactions with TRSs, and a failure to comply with the limits would jeopardize our REIT qualification and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock or securities of one or more TRSs.  A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT.  A TRS also may sell assets without incurring the 100% tax on prohibited transactions.  Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS.  A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS.  Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs (and for taxable years beginning after December 31, 2017, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs).  In addition, the rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation.  The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis (for example if we charged our TRS interest in excess of an arm’s length rate).  We may jointly elect with one or more subsidiaries for those subsidiaries to be treated as TRSs for U.S. federal income tax purposes.  These TRSs will pay U.S. federal, state and local income tax on their taxable income, and their after-tax net income will be available for distribution to us but is not required to be distributed to us.  We will monitor the value of our respective investments in any TRSs we may form for the purpose of ensuring compliance with TRS ownership limitations and intend to structure our transactions with any such TRSs on terms that we believe are arm’s-length to avoid incurring the 100% excise tax described above.  There can be no assurance, however, that we will be able to comply with the 25% (or 20% for taxable years beginning after December 31, 2017) TRS limitation or to avoid application of the 100% excise tax.

Dividends payable by REITs generally do not qualify for reduced tax rates under current law.

Under current law, the maximum U.S. federal income tax rate for certain qualified dividends payable to U.S. shareholders that are individuals, trusts and estates generally is 20%.  Dividends payable by REITs, however, are generally not eligible for the reduced rates and therefore may be subject to a 39.6% maximum U.S. federal income tax rate on ordinary income when paid to such shareholders.  The more favorable rates applicable to regular corporate dividends under current law could cause investors who are individuals, trusts and estates or are otherwise sensitive to these lower rates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common shares.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities or to liquidate otherwise attractive investments.

To qualify as a REIT, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our shareholders and the ownership of our shares.  We may be required to make distributions to our shareholders at disadvantageous times or when we do not have funds readily available for distribution.  Thus, compliance with the REIT requirements may, for instance, hinder our ability to make certain otherwise attractive investments or undertake other activities that might otherwise be beneficial to us and our shareholders, or may require us to borrow or liquidate investments in unfavorable market conditions and, therefore, may hinder our investment performance.  As a REIT, at the end of each calendar quarter, at least 75% of the value of our assets must consist of cash, cash items, U.S. Government securities and qualified “real estate assets.”  The remainder of our investments in securities (other than cash, cash items, U.S. Government securities, securities issued by a TRS and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer.  In addition, in general, no more than 5% of the value of our total assets (other than cash, cash items, U.S. Government securities, securities issued by a TRS and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% (or 20% for taxable years beginning after December 31, 2017) of the value of our total securities can be represented by securities of one or more TRSs.  After meeting these requirements at the close of a calendar quarter, if we fail to comply with these requirements at the end of any subsequent calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification.  As a result, we may be required to liquidate from our portfolio or forego otherwise attractive investments.  These actions could have the effect of reducing our income and amounts available for distribution to our shareholders.

You may be restricted from acquiring, transferring or being approved for repurchase of certain amounts of our common shares.

In order to maintain our REIT qualification, among other requirements, no more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain kinds of entities, during the last half of any taxable year, other than the first year for which a REIT election is made.  To assist us in qualifying as a REIT, our LLC Agreement contains an aggregate share ownership limit and a common shares ownership limit.  Generally, any of our shares owned by affiliated owners will be added together for purposes of the aggregate share ownership limit, and any common shares owned by affiliated owners will be added together for purposes of the common shares ownership limit.

If anyone attempts to transfer or own shares in a way that would violate the aggregate share ownership limit or the common shares ownership limit (or would prevent us from continuing to qualify as a REIT), unless such ownership limits have been waived by our Manager, those shares instead will be deemed transferred to a trust for the benefit of a charitable beneficiary and will be either repurchased by us or sold to a person whose ownership of the shares will not violate the aggregate share ownership limit or the common shares ownership limit and will not prevent us from qualifying as a REIT.  If this transfer to a trust fails to prevent such a violation or our disqualification as a REIT, then the initial intended transfer or ownership will be null and void from the outset.  Anyone who acquires or owns shares in violation of the aggregate share ownership limit or the common shares ownership limit, unless such ownership limit or limits have been waived by our Manager, or the other restrictions on transfer or ownership in our LLC Agreement, bears the risk of a financial loss when the shares are repurchased or sold, if the NAV of our shares falls between the date of purchase and the date of repurchase or sale.

Our limits on ownership of our shares also may require us to decline share repurchase requests that would cause other shareholders to exceed such ownership limits.  In addition, in order to comply with certain of the distribution requirements applicable to REITs we will decline to honor any repurchase request that we believe is a “dividend equivalent” repurchase, as discussed in “U.S. Federal Income Tax Considerations — Taxation of Taxable U.S. Shareholders — Repurchases of Common Shares.”

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may acquire mezzanine loans, for which the IRS has provided a safe harbor but not rules of substantive law.  Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test.  To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor, such loans may not be real estate assets and could adversely affect our REIT status.

We intend to make certain other investments through subsidiaries (with rights to receive preferred economic returns) and may invest in “kickers” with respect to certain investments that we determine to hold outside of a TRS.  The character of such investments for REIT purposes may depend on the assets and operations of the issuer, which we generally will not control.  Thus, no assurance can be given that any such issuer will not operate in a manner that causes us to fail an income or asset test requirement.  In addition, the proper treatment of certain investments, including investments through subsidiaries (with rights to receive preferred economic returns) and “kickers,” for U.S. federal income tax purposes is unclear.  If the IRS were to successfully challenge our characterization of an investment, it could adversely affect our REIT status.

The ability of our Manager to revoke our REIT qualification without shareholder approval may cause adverse consequences to our shareholders.

Our LLC Agreement provides that our Manager may revoke or otherwise terminate our REIT election, without the approval of our shareholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT.  If we cease to be a REIT, we will not be allowed a deduction for distributions paid to shareholders in computing our taxable income and will be subject to U.S. federal income tax at regular corporate rates, as well as state and local taxes, which may have adverse consequences on our total return to our shareholders.

Investments outside the U.S. could present additional complications to our ability to satisfy the REIT qualification requirements and may subject us to additional taxes.

Although we do not expect to invest in non-U.S. real estate assets, if we were to make such investments, operating in functional currencies other than the U.S. dollar and in environments in which real estate transactions are customarily structured differently than they are in the U.S. or are subject to different legal rules, it may complicate our ability to structure non-U.S. investments in a manner that enables us to satisfy the REIT qualification requirements.  In addition, non-U.S. investments may subject us to various non-U.S. tax liabilities, including withholding taxes.

The IRS may take the position that gains from sales of property are subject to a 100% prohibited transaction tax.

We may have to sell assets from time to time to fund share repurchase requests, to satisfy our REIT distribution requirements, to satisfy other REIT requirements, or for other purposes. It is possible that the IRS may take the position that one or more sales of our properties may be a prohibited transaction, which is a sale of property held by us primarily for sale in the ordinary course of our trade or business.  If we are deemed to have engaged in a prohibited transaction, our gain from such sale would be subject to a 100% tax.  The Code sets forth a safe harbor under which a REIT may, under certain circumstances, sell property without risking the imposition of the 100% tax, but there is no assurance that we will be able to qualify for the safe harbor.  We do not intend to hold property for sale in the ordinary course of business, but there is no assurance that the IRS will not challenge our position, especially if we make frequent sales or sales of property in which we have short holding periods.  For example, we could be subject to this tax if we were to dispose of or securitize loans (or portions thereof) in a manner that was treated as a sale of the loans for U.S. federal income tax purposes.  Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans at the REIT level (and may conduct such sales through a TRS), and may limit the structures we utilize for any securitization transactions, even though the sales or structures might otherwise be beneficial to us.

Possible legislative, regulatory or other actions affecting REITs could adversely affect our shareholders and us.

The rules dealing with U.S. federal, state and local income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department.  Changes to tax laws (which changes may have retroactive application) could adversely affect our shareholders or us.  We cannot predict whether, when, in what forms, or with what effective dates, tax laws, regulations and rulings may be enacted, promulgated or decided, which could result in an increase in our, or our shareholders’, tax liability or require changes in the manner in which we operate in order to minimize increases in our tax liability.  A shortfall in tax revenues for states and municipalities in which we operate may lead to an increase in the frequency and size of such changes.  If such changes occur, we may be required to pay additional taxes on our assets or income or be subject to additional restrictions.  These increased tax costs could, among other things, adversely affect our financial condition, the results of operations and the amount of cash available for the payment of distributions.

Shareholders are urged to consult with their own tax advisors with respect to the impact that legislation may have on their investment and the status of legislative, regulatory or administrative developments and proposals and their potential effect on their investment in our shares.

A portion of our distributions may be treated as a return of capital for U.S. federal income tax purposes, which could reduce the basis of a shareholder’s investment in our common shares and may trigger taxable gain.

A portion of our distributions, including distributions that are reinvested pursuant to our distribution reinvestment plan, may be treated as a return of capital for U.S. federal income tax purposes.  As a general matter, a portion of our distributions will be treated as a return of capital for U.S. federal income tax purposes if the aggregate amount of our distributions for a year exceeds our current and accumulated earnings and profits for that year.  To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s shares, and to the extent that it exceeds the holder’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares.  See “U.S. Federal Income Tax Considerations.” Distributions that are reinvested pursuant to our distribution reinvestment plan will be treated as a new share purchase as of the date of the distribution.

Our ability to provide certain services to our tenants may be limited by the REIT rules, or may have to be provided through a TRS.

As a REIT, we generally cannot hold interests in rental property where tenants receive services other than services that are customarily provided by landlords, nor can we derive income from a third party that provides such services.  If services to tenants at properties in which we hold an interest are limited to customary services, those properties may be disadvantaged as compared to other properties that can be operated without the same restrictions.  However, we can provide such non-customary services to tenants or share in the revenue from such services if we do so through a TRS, though income earned through the TRS will be subject to corporate income taxes.

Our Manager and its affiliates have no prior experience managing a portfolio of assets to comply with REIT requirements.

REITs are subject to numerous complex requirements in order to maintain their REIT status, including income and asset composition tests.  Our Manager and its affiliates have no prior experience managing a portfolio in the manner intended to comply with such requirements.  To the extent our Manager and its affiliates manage us in a manner that causes us to fail to be a REIT, it could adversely affect the value of our common shares.

Our qualification as a REIT and avoidance of the 100% tax on prohibited transactions may depend on the characterization of loans that are made as debt for U.S. federal income tax purposes.

For U.S. federal income tax purposes, the IRS or a court may treat a loan with sufficient equity characteristics as equity for tax purposes.  We may obtain equity participation rights with respect to a loan, and we may acquire loans with relatively high loan-to-value ratios and/or high yields, which are among the features that can cause a loan to be treated as equity for federal income tax purposes.  Although we intend to only acquire loans that should be respected as debt for U.S. federal income tax purposes, it is possible that the IRS or a court could disagree and seek to recharacterize the loan as equity.  Recharacterization of one of our acquired loans as equity for U.S. federal income tax purposes may require us to include our share of the gross assets and gross income of the borrower in our REIT asset and income tests.  Inclusion of such items could jeopardize our REIT status.  Moreover, to the extent our borrowers hold their assets as dealer property or inventory, if we are treated as holding equity in a borrower for U.S. federal income tax purposes, our share of gains from sales by the borrower would be subject to the 100% tax on prohibited transactions (except to the extent earned through a TRS).

The failure of a loan to qualify as an obligation secured by a mortgage on real property within the meaning of the REIT rules could adversely affect our ability to qualify as a REIT.

We may make investments in loans whose qualification as a real estate mortgage loan for REIT purposes is uncertain or which are treated in part as qualifying mortgage loans and in part as unsecured loans.  The failure of a loan that we treated as a qualifying mortgage loan to qualify as such for REIT purposes could cause us to fail one or more of the REIT income or asset tests, and thereby cause us to fail to qualify as a REIT unless certain relief provisions also apply.

In general, interest income accrued on a loan that is secured by real property and personal property during a taxable year constitutes qualifying mortgage interest in its entirety for purposes of the 75% gross income test only if the loan is secured by a mortgage on real property with a value (at the time we committed to acquire the loan) at least equal to the highest outstanding principal amount of the loan during such taxable year.  In the case of loans to improve or develop real property, the value of the real property collateral when we commit to acquire a loan is deemed to include the reasonably estimated cost of the improvements or developments (other than personal property) which will secure the loan and which will be constructed from the proceeds of the loan.  If the outstanding principal balance of a mortgage loan during the taxable year exceeds the deemed value of the real property securing the loan at the time we committed to acquire the loan, a portion of the interest accrued during the year will not be qualifying mortgage interest for the 75% income test and a portion of such loan likely will not be a qualifying real estate asset.  In that case, we could earn income that is not qualifying for the 75% income test and be treated as holding a non-real estate investment in whole or part, which could result in our failure to qualify as a REIT.

The “taxable mortgage pool” rules may increase the taxes that we or our shareholders may incur, and may limit the manner in which we effect future securitizations.

Any borrowings incurred by us could result in the creation of taxable mortgage pools for U.S. federal income tax purposes.  Except as provided below, we generally would not be adversely affected by the characterization as a taxable mortgage pool so long as we own 100% of the equity interests in a taxable mortgage pool.  Certain categories of shareholders, however, such as non-U.S. shareholders eligible for treaty or other benefits, shareholders with net operating losses, and certain U.S. tax-exempt shareholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to the taxable mortgage pool.  In addition, to the extent that our shares are owned by tax-exempt “disqualified organizations,” such as certain government-related entities and tax-exempt organziations that are not subject to tax on unrelated business income, we may incur a corporate level tax on a portion of our income from the taxable mortgage pool.  In that case, we may reduce the amount of our distributions to any disqualified organization whose share ownership gave rise to the tax.  Moreover, we would be precluded from selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for U.S. federal income tax purposes.  These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions.

Potential characterization of distributions, including distributions reinvested through our distribution reinvestment plan,  or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (1) all or a portion of our assets are subject to the rules relating to taxable mortgage pools, (2) we are a ‘‘pension-held REIT,’’ (3) a tax-exempt shareholder has incurred debt to purchase or hold our common stock, or (4) the residual Real Estate Mortgage Investment Conduit interests, or REMICs, we buy generate ‘‘excess inclusion income,’’ then a portion of the distributions to, and in the case of a shareholder described in clause (3), gains realized on the sale of common stock by, such tax-exempt shareholder may be subject to federal income tax as unrelated business taxable income, or UBTI, under the Code.

Classification of a securitization or financing arrangement we enter into as a taxable mortgage pool could subject us or certain of you to increased taxation.

We intend to structure our securitization and financing arrangements as to not create a taxable mortgage pool. However, if we have borrowings with two or more maturities and (1) those borrowings are secured by mortgages or mortgage-backed securities and (2) the payments made on the borrowings are related to the payments received on the underlying assets, then the borrowings and the pool of mortgages or mortgage-backed securities to which such borrowings relate may be classified as a taxable mortgage pool under the Code. If any part of our investments were to be treated as a taxable mortgage pool, then our REIT status would not be impaired, but a portion of the taxable income we recognize may, under regulations to be issued by the Treasury Department, be characterized as ‘‘excess inclusion’’ income and allocated among our shareholders to the extent of and generally in proportion to the distributions we make to each shareholder.  Any excess inclusion income would:

•	not be allowed to be offset by a shareholder’s net operating losses;
•	be subject to a tax as unrelated business income if a shareholder were a tax-exempt shareholder;
•

be subject to the application of federal income tax withholding at the maximum rate (without reduction for any otherwise applicable income tax treaty) with respect to amounts allocable to foreign shareholders; and

•

be taxable (at the highest corporate tax rate) to us, rather than to you, to the extent the excess inclusion income relates to stock held by disqualified organizations (generally, tax-exempt entities not subject to tax on unrelated business income, including governmental organizations).

We could fail to qualify as a REIT or we could become subject to a penalty tax if income we recognize from certain investments that are treated or could be treated as equity interests in a foreign corporation exceeds 5% of our gross income in a taxable year.

We may invest in securities, such as subordinated interests in certain CDO offerings, that are treated or could be treated for federal (and applicable state and local) corporate income tax purposes as equity interests in foreign corporations. Categories of income that qualify for the 95% gross income test include dividends, interest and certain other enumerated classes of passive income. Under certain circumstances, the federal income tax rules concerning controlled foreign corporations and passive foreign investment companies require that the owner of an equity interest in a foreign corporation include amounts in income without regard to the owner’s receipt of any distributions from the foreign corporation. Amounts required to be included in income under those rules are technically neither actual dividends nor any of the other enumerated categories of passive income specified in the 95% gross income test. Furthermore, there is no clear precedent with respect to the qualification of such income under the 95% gross income test. Due to this uncertainty, we intend to limit our direct investment in securities that are or could be treated as equity interests in a foreign corporation such that the sum of the amounts we are required to include in income with respect to such securities and other amounts of non-qualifying income do not exceed 5% of our gross income. We cannot assure you that we will be successful in this regard. To avoid any risk of failing the 95% gross income test, we may be required to invest only indirectly, through a domestic TRS, in any securities that are or could be considered to be equity interests in a foreign corporation. This, of course, will result in any income recognized from any such investment to be subject to federal income tax in the hands of the TRS, which may, in turn, reduce our yield on the investment.  For further information, see “U.S. Federal Income Tax Considerations.”

If we were considered to actually or constructively pay a “preferential dividend” to certain of our shareholders, our status as a REIT could be adversely affected.

As stated above, in order to qualify as a REIT, we must distribute as dividends to our shareholders at least 90% of our annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains.  Historically, in order for dividends to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the dividends could not be “preferential dividends.”  A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class and in accordance with the preferences among different classes of stock as set forth in a REIT’s organizational documents.  On December 18, 2015, Congress passed the Protecting Americans from Tax Hikes Act of 2015, which is commonly referred to as the PATH Act.  The PATH Act repealed the set of rules prohibiting preferential dividends, but only with respect to REITs that file annual and periodic reports with the SEC under the Exchange Act.  We do not expect to become subject to the reporting requirements of the Exchange Act; however, if we do, we will become a reporting company under the Exchange Act, and the preferential dividend rule will be inapplicable to us.  However, if we do not become subject to and comply with the reporting requirements under the Exchange Act, we will not be exempt from the preferential dividend rule.  We expect to remain exempt from those requirements as long as we do not sell shares to at least 2,000 shareholders or more than 500 shareholders who are not accredited investors.  We intend to make dividends pro rata by class as disclosed under “Description of Our Common Shares – Distributions.” Nevertheless, if the IRS were to take the position that we paid a preferential dividend while we were subject to the preferential dividend rule, such dividends would not qualify for the dividends paid deduction, we may be deemed to have failed the 90% distribution test, and our status as a REIT could be terminated for the year in which such determination is made.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future and we cannot assure you that any such changes will not adversely affect the taxation of a shareholder. Any such changes could have an adverse effect on an investment in our common shares. We urge you to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our common shares.

Foreign investors may be subject to FIRPTA on the sale of our common shares if we are unable to qualify as a “domestically controlled qualified investment entity.”

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA, on the gain recognized on the disposition. FIRPTA does not apply, however, to the disposition of stock in a REIT if the REIT is a “domestically controlled qualified investment entity” and does not apply to the disposition of stock in a REIT if the holder is a “qualified foreign pension fund”

A REIT is a domestically controlled qualified investment entity if, at all times during a specified testing period (the continuous five year period ending on the date of disposition or, if shorter, the entire period of the REIT's existence), less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We cannot assure you that we will qualify as a domestically controlled qualified investment entity. If we were to fail to so qualify, gain realized by a foreign investor on a sale of our common shares would be subject to FIRPTA unless our common shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 10% of the value of our outstanding common shares or the investor was a qualified foreign pension fund.

A qualified foreign pension fund (including entities all of the interests of which are held by qualified foreign pension funds) is any trust, corporation, or other organization or arrangement (a) that is created or organized under the law of a country other than the United States, (b) that is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (c) that does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (d) that is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (e) with respect to which, under the laws of the country in which it is established or operates, either (i) contributions made to it, which would otherwise be subject to tax under such laws, are deductible or excluded from the gross income or taxed at a reduced rate, or (ii) taxation of any of its investment income is deferred or taxed at a reduced rate.  Accordingly, both public and private non-U.S. pension plans may benefit from this new FIRPTA exemption.

Retirement Plan Risks

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our common shares, you could be subject to criminal and civil penalties.

If the fiduciary of an employee pension benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA (such as a profit sharing, Section 401(k), or pension plan) or any other retirement plan or account fails to meet the fiduciary and other standards under ERISA or Section 4975 of the Internal Revenue Code (such as an IRA or Keogh plan) as a result of an investment in our stock, the fiduciary could be subject to civil (and criminal, if the failure is willful) penalties.

There are special considerations that apply to such plans and accounts subject to ERISA and Section 4975 of the Internal Revenue Code whose assets are being invested in our common shares. If you are investing the assets of such a plan or account (including assets of an insurance company general account or entity whose assets are considered plan assets under ERISA) in our common shares,  in addition to meeting the fiduciary obligations noted in the preceding paragraph, you should satisfy yourself that:

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan or account's investment policy;
•	your investment satisfies the prudence and diversification requirements of Section 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and/or the Internal Revenue Code;
•

your investment in our shares, for which no trading market exists or is expected to develop, is consistent with, and will not impair the liquidity of the plan or IRA, including liquidity needed to satisfy minimum and other distribution requirements and tax withholding requirements that may be applicable;

•	your investment will not produce unacceptable unrelated business taxable income, referred to as UBTI, for the plan or IRA;
•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA;
•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code; and
•	our assets will not be treated as “plan assets” of the plan or IRA.

With respect to the annual valuation requirements under ERISA and the Internal Revenue Code, we expect to provide an estimated NAV for our common shares quarterly commencing on October 1, 2017.  See “Description of our Common Shares—Valuation Policies.”  You should ensure that this frequency and approach to valuation is acceptable to the trustee or custodian of any plan or account before any investment in our shares is made by such plan or account.    The  estimated value we report is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your common shares.  Accordingly, we can make no assurances that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code.  The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common shares.  In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties, or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our common stock constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested, and for IRAs, the tax-exempt status of the IRA may be lost and all of the assets of the IRA may be deemed distributed and subject to tax.   For a discussion of the considerations associated with an investment in our shares by a qualified employee benefit plan or IRA, see “ERISA Considerations.”  ERISA plan fiduciaries and IRA owners and custodians should consult with counsel before making an investment in our common shares.

Significant investment by benefit plan investors (as defined by ERISA) could result in treatment of our assets as benefit plan assets.

The Department of Labor has promulgated regulations, which are referred to as the Plan Assets Regulation, describing what constitutes the assets of an entity whose underlying assets are considered to include “plan assets” of such plans, accounts, and arrangements (each of which we refer to as a benefit plan) with respect to the benefit plan’s investment in an entity for purposes of the fiduciary responsibility provisions of Title I of ERISA and Section 4975 of the Internal Revenue Code.  Under the Plan Assets Regulation, if a benefit plan invests in an “equity interest” of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act, the benefit plan’s assets are deemed to include both the equity interest itself and an undivided interest in each of the entity’s underlying assets, unless it is established that the entity is an “operating company” or the equity participation by “benefit plan investors” (as defined in Section 3(42) of ERISA) is not “significant.”

Under the Plan Assets Regulation and Section 3(42) of ERISA, equity participation in an entity by benefit plan investors is “significant” on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interest in the entity is held by benefit plan investors.  We refer to this as the 25% limitation.  For purposes of making determinations under the 25% limitation, (i) the value of any equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets, or any affiliate of such a person, is disregarded, and (ii) an entity that holds plan assets shall be considered to be a benefit plan investor only to the extent of its equity interests held by other benefit plan investors.  The definition of a “benefit plan investor” effectively excludes governmental, church, and foreign benefit plans, but for purposes of calculating the 25% limitation includes IRAs.

We do not expect our common shares to be considered a “publicly offered security” for purposes of ERISA.  Additionally, we will not be registered under the Investment Company Act, and we may not qualify as an “operating company” for purposes of the Plan Assets Regulation.  Therefore, if participation in us through the acquisition of any class of equity interest by benefit plan investors is “significant” within the meaning of the Plan Assets Regulation and Section 3(42) of ERISA, our assets could be deemed to be the assets of benefit plans investing in our securities unless we are otherwise able to meet one of the other exemptions under ERISA.  See “ERISA Considerations.”

If our assets were deemed to be “plan assets” under ERISA, among other things:

(i)the prudence and other fiduciary responsibility standards of ERISA would apply to investments we make;

(ii)certain transactions in which we might seek to engage could constitute “prohibited transactions” under ERISA and the Internal Revenue Code, which, absent an exemption, could restrict us from acquiring an otherwise desirable investment or from entering into an otherwise favorable transaction;

(iii)our assets could be subject to ERISA’s reporting and disclosure requirements;

(iv)the fiduciary causing the benefit plan to make an investment in our securities could be deemed to have delegated its responsibility to manage the assets of the benefit plan; and

(v)the indicia of ownership of our assets would have to be maintained within the jurisdiction of the district courts of the United States unless certain regulatory exceptions were applicable.

We cannot guarantee that we will be able to limit equity participation in our securities by benefit plan investors to less than 25% of the total value of each class of our equity securities or that we could qualify under one of the “operating company” exemptions.   Accordingly, our assets may be deemed “plan assets” under ERISA, which could severely restrict our operations or subject us to fines if we fail to comply with the above-noted requirements.

If you invest in our shares through an IRA or other retirement plan, you may be limited in your ability to withdraw required minimum dividends.

If you establish a plan or account through which you invest in our common shares, federal law may require you to withdraw required minimum dividends from such plan in the future.  Our shares will be highly illiquid, and our share redemption program only offers limited liquidity.  See “Description of Our Common Shares — Quarterly Share Repurchase Program.”  If you require liquidity, you may generally sell your shares, but such sale may be at a price less than the price at which you initially purchased your common shares.  If you fail to withdraw required minimum distributions from your plan or account, you may be subject to certain taxes and tax penalties.

Specific rules apply to foreign, governmental and church plans.

As a general rule, certain employee benefit plans, including foreign pension plans, governmental plans established or maintained in the United States (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA’s requirements and are not “benefit plan investors” within the meaning of the Plan Assets Regulation.  Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code and, under certain circumstances in the case of church plans, Section 4975 of the Internal Revenue Code.  Also, some foreign plans and governmental plans may be subject to foreign, state, or local laws which are, to a material extent, similar to the provisions of ERISA or Section 4975 of the Internal Revenue Code.  Each fiduciary of a plan subject to any such similar law should make its own determination as to the need for and the availability of any exemption relief.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

We make statements in this offering circular that are forward-looking statements within the meaning of the federal securities laws.  The words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “may,” “continue,” “could,” “might,” “potential,” “predict,” “should,” “will,” “would,” and similar expressions or statements regarding future periods or the negative of these terms are intended to identify forward-looking statements.  These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this offering circular or in the information incorporated by reference into this offering circular.

The forward-looking statements included in this offering circular are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties.  Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control.  Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements.  Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively deploy the proceeds raised in this offering;

•	our ability to attract and retain members to the Realty Mogul Platform;

•	risks associated with breaches of our data security;

•	changes in economic conditions generally and the real estate and securities markets specifically;

•	expected rates of return provided to investors;

•	the ability of RM Originators and RM Lenders to source, originate and service our loans and other assets, and the quality and performance of these assets;

•	our ability to retain and hire competent individuals who will provide services to us and appropriately staff our operations;

•	legislative or regulatory changes impacting our business or our assets (including changes to the laws governing the taxation of REITs and SEC guidance related to Regulation A or the JOBS Act);

•

changes in business conditions and the market value of our assets, including changes in interest rates, prepayment risk, operator or borrower defaults or bankruptcy, and generally the increased risk of loss if our investments fail to perform as expected;

•	our ability to implement effective conflicts of interest policies and procedures among the various real estate investment opportunities sponsored by Realty Mogul, Co.;

•

our ability to access sources of liquidity when we have the need to fund share repurchases of common shares in excess of the proceeds from the sales of our common shares in our continuous offering and the consequential risk that we may not have the resources to satisfy share repurchase requests;

•	our failure to maintain our status as a REIT;

•	our compliance with applicable local, state and federal laws, including the Investment Advisers Act of 1940, as amended, or the Advisers Act, the Investment Company Act and other laws; and

•	changes to U.S. generally accepted accounting principles, or GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate.  You are cautioned not to place undue reliance on any forward-looking statements included in this offering circular.  All forward-looking statements are made as of the date of this offering circular and the risk that actual results will differ materially from the expectations expressed in this offering circular will increase with the passage of time.  Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this offering circular, whether as a result of new information, future events, changed circumstances or any other reason.  In light of the significant uncertainties inherent in the forward-looking statements included in this offering circular, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this offering circular will be achieved.

INDUSTRY DATA

This offering circular contains statistical data, estimates and forecasts that are based on independent industry publications, such as those published by Boxwood Means, LLC, Morningstar or other publicly available information, as well as information based on internal sources.  Although we believe that the third-party sources referred to in this offering circular are reliable, we have not independently verified the information provided by these third parties.  While we are not aware of any misstatements regarding any third-party information presented in this offering circular, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” and elsewhere in this offering circular.

ESTIMATED USE OF PROCEEDS

The table below sets forth our estimated use of proceeds from this offering and the private placement described below, assuming we sell in this offering $50,000,000 in shares, the maximum offering amount.  Our common shares will be offered at $10.00 per share through September 30, 2017. Thereafter, our price per share will be adjusted every fiscal quarter and will be based on our NAV as of the end of the prior fiscal quarter.  Our Sponsor previously acquired 250 common shares at a price equal to the initial public offering price in connection with our formation, for net proceeds to us of $2,500. Common shares sold pursuant to our distribution reinvestment plan will be sold at different prices. See “Description of Our Common Shares ─ Distribution Reinvestment Plan” for additional information.

We expect to use substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering expenses) to invest in and manage a diversified portfolio of commercial real estate investments, including loans and equity in commercial real estate ventures.  We expect that any expenses or fees payable to our Manager for its services in connection with managing our daily affairs will be paid from cash flow from operations.  If such fees and expenses are not paid from cash flow (or not waived) they will reduce the cash available for investment and distribution and will directly impact our NAV.  See “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates.  Many of the amounts set forth in the table below represent our Manager’s best estimate since they cannot be precisely calculated at this time.

We may not be able to promptly invest the net proceeds of this offering in commercial real estate loans and other investments in commercial real estate.  Additionally, from time to time, we will have excess cash that we need to manage, pending its distribution to our shareholders or investment by us in accordance with our investment strategy.  We may engage a third-party subadvisor to manage our cash balance.  We expect the subadvisor to (i) incur leverage on this cash balance and (ii) invest the cash and the debt incurred thereon in publicly-traded common or preferred shares in REITs or other short-term investments.  The Manager will pay the subadvisor a fee of 0.5% of the amount invested (including the amount of any leverage utilized) and any additional out-of-pocket fees and expenses incurred by the subadvisor out of the 1% asset management fee that we will pay to our Manager.  As a result, neither the Company nor our shareholders will bear any additional expense associated with this subadvisor arrangement.

If we are unable to raise substantial funds during our offering, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate more significantly with the performance of the specific assets we acquire. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and cash flow and limiting our ability to make distributions to our shareholders.

Maximum
Offering
Amount (1)
Gross Offering Proceeds	$50,000,000
Less:
Organization and Offering Expenses(2)(3)	$1,500,000
Net Proceeds from this Offering	$48,500,000
Net Proceeds from the Private Placement	$2,500
Estimated Amount Available for Investments	$48,502,500

(1)	This is a “best efforts” offering.
(2)

Investors will not pay upfront selling commissions in connection with the purchase of our common shares.  We will reimburse our Manager for actually incurred, third-party organization and offering costs, but we are under no obligation to do so before December 31, 2017.  Offering costs are not expected to exceed $1,450,000 and organization costs are not expected to exceed $50,000.  With respect to offering costs, on a quarterly basis, the Company expects to reimburse our Manager for offering costs actually incurred at a rate equal to the aggregate proceeds raised in this offering as of the end of the prior quarter divided by the maximum offering amount of $50,000,000 (excluding any reimbursements made in previous quarters).  With respect to organization costs, the Company will not reimburse our Manager for such costs until the Company has raised $1,000,000 in this offering.  Once $1,000,000 has been raised in this offering, the Company expects to reimburse our Manager for all organization costs incurred.  Please see “Management Compensation” for a description of additional fees and expenses that we will pay our Manager.

(3)

Amount reflected is an estimate.  Includes all expenses to be paid by us in connection with the formation of the Company and the qualification of the offering, and the marketing and distribution of shares, including, without limitation, expenses for printing, engraving and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.  See “Plan of Distribution.”

MANAGEMENT

Our Manager

We operate under the direction of our Manager, RM Adviser, LLC, which is responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy.  A majority of the investment committee of our Manager will approve each of our investments.  Jilliene Helman, our Manager’s Chief Executive Officer, and Elizabeth Braman, our Manager’s Chief Production Officer, will be our Manager’s initial investment committee.  Our Manager and its officers are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

We will follow the investment and borrowing policies set forth in this offering circular unless they are modified by our Manager.  Our Manager may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled.  Our Manager may change our investment objectives at any time without approval of our shareholders.

Our Manager performs its duties and responsibilities pursuant to our LLC Agreement.  We have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities. Our Manager is a wholly-owned subsidiary of Realty Mogul, Co.

Our Manager also sponsors an investment calculator available to users of the Realty Mogul Platform.  The investment calculator uses investor inputs to generate recommendations as to the portion of an investment portfolio that should be held in real estate investments and the types of investments available through the Realty Mogul Platform that may be appropriate to the portfolio given the investor’s risk and return profile.

Responsibilities of our Manager

The responsibilities of our Manager include:

Investment Advisory and Acquisition Services

•	approve and oversee our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

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serve as our investment and financial manager with respect to investing in and managing a diversified portfolio of commercial real estate investments, including loans and equity in commercial real estate ventures and other real estate-related assets;

•	approve and oversee our debt financing strategies;

•	approve joint ventures, limited partnerships and other such relationships with third parties;

•	approve any potential liquidity transaction;

•	obtain market research and economic and statistical data in connection with our investments and investment objectives and policies;

•	oversee and conduct the due diligence process related to prospective investments; and

•	negotiate and execute approved investments and other transactions.

Offering Services

•	the development of this offering, including the determination of its specific terms;

•	in conjunction with NCPS and Mogul Securities, preparation and approval of all marketing materials to be used by us relating to this offering, including any “testing the waters” materials;

•

in conjunction with NCPS and Mogul Securities, the negotiation and coordination of the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions;

•	in conjunction with NCPS and Mogul Securities, creation and implementation of various technologies and electronic communications related to this offering; and

•	in conjunction with NCPS and Mogul Securities, all other services related to this offering.

Asset Management Services

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investigate, select, and, on our behalf, engage and conduct business with such persons as our Manager deems necessary to the proper performance of its obligations under our LLC Agreement, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by our Manager necessary or desirable for the performance of any of the services under our LLC Agreement;

•	monitor applicable markets and obtain reports (which may be prepared by our Manager or its affiliates) where appropriate, concerning the value of our investments;

•	monitor and evaluate the performance of our investments, provide daily management services to us and perform and supervise the various management and operational functions related to our investments;

•

formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of investments on an overall portfolio basis; and

•	coordinate and manage relationships between us and any joint venture partners.

Accounting and Other Administrative Services

•	manage and perform the various administrative functions necessary for our day-to-day operations;

•	provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to our business and operations;

•	provide financial and operational planning services and portfolio management functions;

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maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

•	maintain all appropriate Company books and records;

•	oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

•

make, change, and revoke such tax elections on behalf of the Company as our Manager deems appropriate, including, without limitation, (i) making an election to be treated as a REIT or to revoke such status and

(ii) making an election to be classified as an association taxable as a corporation for U.S. federal income tax purposes;

•	supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

•	in conjunction with any subadvisor, provide us with all necessary cash management services;

•	manage and coordinate with the transfer agent the process of making distributions and payments to shareholders;

•	evaluate and obtain adequate insurance coverage based upon risk management determinations;

•	provide timely updates related to the overall regulatory environment affecting us, as well as managing compliance with regulatory matters;

•	evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

•	oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Shareholder Services

•	determine our distribution policy and authorize distributions from time to time;

•	approve amounts available for repurchases of our common shares;

•	manage communications with our shareholders, including answering phone calls and preparing and sending written and electronic reports and other communications; and

•	establish technology infrastructure to assist in providing shareholder support and services.

Financing Services

•	identify and evaluate potential financing and refinancing sources, engaging a third party broker if necessary;

•	negotiate terms of, arrange and execute financing agreements;

•	manage relationships between us and our lenders, if any; and

•	monitor and oversee the service of our debt facilities and other financings, if any.

Disposition Services

•	evaluate and approve potential asset dispositions, sales or liquidity transactions; and

•	structure and negotiate the terms and conditions of transactions pursuant to which our assets may be sold.

Our Manager may hire third parties to assist with the performance of the aforementioned services.

Allocation of Investment Opportunities

Realty Mogul, Co. expects to continue to offer investment opportunities through the Realty Mogul Platform.  As a result, investment opportunities may arise that could be allocated to either the Realty Mogul Platform or the Company.  In these instances, any potential debt investment exceeding $1,000,000 and equity investment exceeding $1,500,000 will first be made available to us.  If we choose not to invest, then those investment opportunities will be made available to other investors through the Realty Mogul Platform.

We may, where the investment committee of our Manager determines that the size of an investment would create undue concentration in our portfolio or that the entire investment would otherwise be unsuitable for us, permit a portion of an investment to be sold on the Realty Mogul Platform.  In no event would the Company’s ability to invest in its portion of the investment be contingent upon the successful sale of the remaining portion on the Realty Mogul Platform.

Realty Mogul, Co. intends to establish a number of additional REITs, each of which will be managed by our Manager.  The Manager will allocate investment opportunities among the Company and any additional REIT based on: the applicability of each investment opportunity to the investment policies of the Company and any additional REIT; the diversification and current asset concentration of each entity; the amount of capital available to each entity at the time an investment is presented; and other similar factors.  To the extent that, based on these factors, an investment opportunity is an appropriate investment for any of the additional REITs and/or the Company, then the Manager’s investment committee will allocate the new investment opportunity to the Company or an additional REIT based on which entity has gone the longest period of time without making an investment.  However, the Manager may choose to deviate from this allocation policy if the policy will cause the applicable entity to be out of compliance with its exclusion from the Investment Company Act and/or the Internal Revenue Service requirements for REITs, or based on other factors that affect whether an investment is in the best interest of the Company or any additional REIT.

The rules described above for allocating investment opportunities between the Company and the Realty Mogul Platform will also be used to allocate opportunities between any additional REITs established by Realty Mogul, Co. and the Realty Mogul Platform.

Shared Services Agreement

Our Manager will enter into a shared services agreement with Realty Mogul, Co. effective upon the commencement of this offering.  Pursuant to this agreement, employees of Realty Mogul, Co. will provide certain services to our Manager, including portfolio management, asset valuation, risk management and asset management services as well as administration services addressing legal, compliance, investor relations and information technologies necessary for the performance by our Manager of its duties under our LLC Agreement. Under the shared services agreement, Realty Mogul, Co. will be entitled to receive reimbursement of expenses incurred on behalf of us or our Manager as described in “Management Compensation” and pursuant to our LLC Agreement.  All employees of Realty Mogul, Co. who provide services to the Manager will be subject to the Manager’s policies and procedures, including its Code of Ethics.

Executive Officers of our Manager

As of the date of this offering circular, the executive officers of our Manager and their positions and offices are as follows:

Name	Age	Position
Jilliene Helman	30	Chief Executive Officer
Justin Hughes	34	Chief Technology Officer
Elizabeth Braman	42	Chief Production Officer
Karen Fleck	33	Chief Financial Officer
Megan Goodfellow	57	Chief Credit Officer

Jilliene Helman serves as our Chief Executive Officer.  Since May 2012, Ms. Helman has served as the Chief Executive Officer and a director of Realty Mogul, Co., where she is responsible for Realty Mogul, Co.’s strategic direction and operations.  In this capacity, she has approved over $200 million of investments with property values worth over $800 million.  From July 2008 to September 2012, Ms. Helman served in a variety of capacities at Union Bank, including as a Management Training Associate; an Assistant Vice President, Sales Development Manager; and Vice President, Corporate Risk Management.  Ms. Helman held these positions across the wealth management, finance and risk management departments of Union Bank.  Ms. Helman is a Certified Wealth Strategist and holds Series 7, Series 63 and Series 24 licenses.  Ms. Helman has a Bachelor of Science in Business Administration degree from Georgetown University.

Justin Hughes serves as our Chief Technology Officer.  Since May 2012, Mr. Hughes has served as the Chief Technology Officer and a director of Realty Mogul, Co.  From September 2007 to May 2012, Mr. Hughes was an independent contractor supporting his clients with web application development, digital marketing and other IT-related services.  Mr. Hughes is a licensed real estate professional in California.  Mr. Hughes holds Series 7, Series 63 and Series 24 licenses.  Mr. Hughes has a Bachelor of Science degree from the University of California, Berkeley.

Elizabeth Braman serves as our Chief Production Officer.  Since May 2014, Ms. Braman has served as the Chief Production Officer of Realty Mogul, Co., where she is responsible for procuring new products and bringing new equity and debt investment opportunities to the Realty Mogul Platform.  From November 2012 to May 2014, Ms. Braman served as Chief Production Officer at ReadyCap Commercial, a provider of small-balance commercial real estate financing backed by Waterfall Asset Management, a firm with $5.4 billion in assets under management, where she headed originations.  From May 2011 to October 2012, Ms. Braman served as a Senior Vice President, Commercial Lending at Skyline Financial Corp., a mortgage banking and brokerage firm.  Ms. Braman is a Certified Commercial Investment Member (CCIM) and a licensed attorney.  Ms. Braman has more than 15 years of experience in commercial real estate.  Ms. Braman has a Bachelor of Arts degree from American University and a Master of Business Administration and a Juris Doctor degree from George Washington University.

Karen Fleck serves as our Chief Financial Officer.  Since May 2016, Ms. Fleck has served as the Senior Vice President of Realty Mogul, Co.  From March 2015 through May 2016, Ms. Fleck was the Controller of Realty Mogul, Co.  From March 2011 to March 2015, Ms. Fleck served as the Chief Financial Officer of American Assets Investment Management, LLC and American Assets Capital Advisers, LLC, which are both Registered Investment Advisors, and American Assets, Inc., an investment holding company. At these companies, she was responsible for financial management and accounting.  Prior to joining American Assets, Inc., Ms. Fleck served as a supervisor at RSM US LLP where she worked for a wide range of audit clients, including public company clients registered with the SEC, and oversaw many complex areas of GAAP accounting.  Ms. Fleck is a Certified Public Accountant.  Ms. Fleck has a Bachelor of Science degree and a Master of Science in Accounting degree from the University of Connecticut.

Megan Goodfellow serves as our Chief Credit Officer.  Since January 2015, Ms. Goodfellow has served as the Chief Credit Officer of Realty Mogul, Co.  Ms. Goodfellow has worked in institutional finance for over three decades.  From June 2007 to January 2015, Ms. Goodfellow served as the Director of Affordable Housing Special Asset Management at Centerline Capital Group, a provider of real estate mortgage services that was acquired by The Hunt Companies in December 2015, where she was responsible for overseeing more than 50 properties and the restructuring of troubled assets.  Ms. Goodfellow served as the Chief Underwriter and Credit Officer of the CMBS group of JP Morgan Chase from May 1998 to January 2006, where she oversaw five regional offices and 30 underwriters responsible for the underwriting and closing of conduit and balance sheet loans.  Earlier in her career, Ms. Goodfellow worked in the investment group for American General Corporation, holding various positions involving real estate and mortgage portfolios, and for Fidelity Investments, where she focused on real estate development and investments.  Ms. Goodfellow is a Chartered Financial Analyst (CFA).  Ms. Goodfellow has a Bachelor of Arts degree from St. Bonaventure University and a Masters of Business Administration degree from the University of Houston.

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us.  As described above, certain of the executive officers of Realty Mogul, Co. also serve as executive officers of our Manager.  Each of these individuals receives compensation for his or her services, including services performed for us on behalf of our Manager, from Realty Mogul, Co.  As executive officers of our Manager, these individuals will manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives.  Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to our Manager, we do not intend to pay any compensation directly to these individuals.

Limited Liability and Indemnification of our Manager and Others

Subject to certain limitations, our LLC Agreement limits the liability of our Manager, its officers and directors, our Sponsor and our Sponsor’s shareholder and affiliates, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our Manager, its officers and directors, our Sponsor and our Sponsor’s shareholder and affiliates.

Our LLC Agreement provides that to the fullest extent permitted by applicable law our Manager, its officers and directors, our Sponsor and our Sponsor’s shareholder and affiliates will not be liable to us.  In addition, pursuant to our

LLC Agreement, we have agreed to indemnify our Manager, its officers and directors, our Sponsor and our Sponsor’s shareholder and affiliates, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company and attorney’s fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or our LLC Agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been our Manager, an officer or director of our Manager, our Sponsor or our Sponsor’s shareholder or affiliate.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Term and Removal of our Manager

Our LLC Agreement provides that our Manager will serve as our manager for an indefinite term, but that our Manager may be removed by us, or may choose to withdraw as manager, under certain circumstances.

Our shareholders may only remove our Manager at any time with 30 days prior written notice for “cause,” following the affirmative vote of two-thirds of our shareholders.  If our Manager is removed for “cause,” the shareholders will have the power to elect a replacement Manager upon the affirmative vote or consent of the holders of a majority of our common shares.  “Cause” is defined as:

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our Manager’s continued breach of any material provision of our LLC Agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

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the commencement of any proceeding relating to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

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our Manager committing fraud against us, misappropriating or embezzling our funds, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under our LLC Agreement; provided, however, that if any of these actions is caused by an employee, personnel and/or officer of our Manager or one of its affiliates and our Manager (or such affiliate) takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of our Manager’s actual knowledge of its commission or omission, then our Manager may not be removed; or

•	the dissolution of our Manager.

Unsatisfactory financial performance of the Company does not constitute “cause” under our LLC Agreement.

Our Manager may assign its rights under our LLC Agreement in its entirety or delegate certain of its duties under our LLC Agreement to any of its affiliates, without the approval of our shareholders so long as our Manager remains liable for any such affiliate’s performance, and if such assignment or delegation does not require our approval under the Investment Advisers Act of 1940, as amended, or the Advisers Act.  Our Manager may withdraw as our Manager if we become required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event.  Our Manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function.  In the event of the removal or withdrawal of our Manager, our Manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function.

Holdings of our Common Shares

Our Sponsor has invested $2,500 in us through the purchase of 250 common shares in a private placement at $10.00 per share.

Realty Mogul Platform

We will conduct this offering on the Realty Mogul Platform.  The Realty Mogul Platform is owned and operated by RM Technologies, LLC, a wholly-owned subsidiary of Realty Mogul, Co.  We will not pay RM Technologies, LLC any sales commissions or other remuneration for hosting this offering on the Realty Mogul Platform.  The Realty Mogul Platform has previously hosted private offerings of investment opportunities originated by the RM Originators under similar arrangements.  The Realty Mogul Platform was formed in 2013 and has a limited operating history.  See “Risk Factors - Risks Related to the Investment Platform.”

License Agreement

We will enter into a license agreement with Realty Mogul, Co. effective upon the commencement of this offering, pursuant to which Realty Mogul, Co. will grant us a non-exclusive, royalty free license to use the name “Realty Mogul”.  Other than this license, we will have no legal right to use the “Realty Mogul” name.  In the event that our Manager ceases to manage us, we would be required to change our name to eliminate the use of “Realty Mogul”.

MANAGEMENT COMPENSATION

Our Manager and its affiliates will receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets.  Our Manager does not provide any offering, investment or management services to any other entity, although it may do so in the future and may provide investment advice to persons or entities through the investment calculator. See “Conflicts of Interest — Investment Calculator.”  Some of the fees will be paid by the Company and some by unrelated third parties.  The items of compensation are summarized in the following table.  The Company will not pay our Manager or its affiliates any selling commissions or dealer manager fees in connection with the offer and sale of our common shares.

No portion of the fees detailed below will be allocated to any individual in his or her capacity as an executive officer of our Manager.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount

Organization and Offering Stage

Organization and Offering Expenses — Manager

Our Manager has paid and may continue to pay organization and offering expenses on our behalf. We will reimburse our Manager for any third-party costs and future third-party organization and offering costs it may incur on our behalf, depending on the offering proceeds we raise. See “Estimated Use of Proceeds” for more details. We expect organization and offering expenses to be no more than $1,500,000.

$ 300,000 - $1,500,000

Form of Compensation and Recipient	Determination of Amount	Estimated Amount
Broker Sales Commission — NCPS or Mogul Securities and Realty Mogul Affiliated Employees

Realty Mogul, Co. will provide funding to our Sponsor to pay a sales commission of up to 1.20% to Mogul Securities or NCPS for their services in the sale of our shares. A portion of that sales commission will be paid to employees of our affiliates, who are serving as registered representatives in the sale of our shares.

Actual amounts are dependent upon the offering proceeds we raise. The broker sales commission, assuming the maximum amount of this offering is raised and up to a 1.20% commission is paid on each executed sale, will be $600,000.

These amounts will be paid by our Sponsor and will not be charged to either the Company or its investors.

Acquisition Stage

Acquisition / Origination Fee — RM Originators, Mogul Securities or NCPS

Borrower will pay 1-3% of the amount funded by an RM Originator to acquire or originate commercial real estate loans.  A portion of the fee paid to an RM Originator may be paid to its personnel for their role in sourcing the investment opportunity. The issuer of equity opportunities into which we invest, or its sponsor, will pay Mogul Securities or NCPS 2-4% of the equity capital invested in the equity opportunity, subject to a minimum fee of $50,000 per transaction. We will not be entitled to this fee.

Paid directly by borrowers, equity issuers or sponsors to an RM Originator, Mogul Securities or NCPS, not by us. If an equity issuer pays a finders’ fee to Mogul Securities, the fee will reduce the amount of funds that the equity issuer has available to pay in dividends to the equity holders, thereby reducing our returns in that investment.

Actual amounts are dependent upon the total debt funded or equity capital raised. We cannot determine these amounts at the present time.

Operational Stage

Asset Management Fee — Manager

Quarterly asset management fee equal to an annualized rate of 1.00% payable in arrears, which, through September 30, 2017, will be based on our net offering proceeds as of the end of each quarter, and thereafter will be based on our NAV at the end of each prior quarter.

Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ) and the results of our operations. The asset management fee, assuming the maximum amount of this offering is raised and we utilize leverage of 25% (the high end of the Company’s disclosed target leverage range), will be $625,000 annually.

Since we intend to use leverage only on certain assets, the actual fee may vary depending on the concentration of assets in our portfolio.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount
Servicing Fee — RM Lender or Other Party

A servicing fee of 0.50% of the principal balance and accrued interest of each loan will be paid to an RM Lender for the servicing and administration of certain loans and investments held by us. Each RM Lender may decide to enter into a Servicing Agreement with an unaffiliated third party to service and administer the loans held by us, and will pay for any expenses incurred in connection with standard subservicing thereunder out of the servicing fee paid to it by us. The Servicing Agreement will define the terms of the loan servicing arrangement as well as the amount of the servicing fee that is paid by the RM Lender to the unaffiliated third party. The servicing fee is calculated as an annual percentage of the principal balance of the asset plus accrued interest, and is deducted at the time that payments on the asset are made. The fee is deducted in proportion to the split between accrued and current payments. Servicing fees payable by us may be waived at the RM Lender’s sole discretion. In addition, an initial set-up fee for each loan will be paid to an RM Lender for each loan it services.

Actual amounts are dependent upon the principal amount of the loans. We cannot determine these amounts at the present time.

Special Servicing Fee —RM Lender or Other Party

An additional special servicing fee shall be paid to an RM Lender equal to an annualized rate of 1.00% of the original value of a non-performing asset serviced by such RM Lender. Whether an asset is deemed to be non-performing is in the sole discretion of our Manager.

The payment of the special servicing fee shall be in addition to any third party special servicing expenses incurred by the Company, which may include special fees associated with recovery efforts by the RM Lenders.

Actual amounts are dependent upon the occurrence of a debt investment becoming non-performing and the original value of such asset. We cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount
Other Operating Expenses — Manager

We will reimburse our Manager for out-of-pocket expenses incurred on our behalf, including license fees, auditing fees, fees associated with SEC reporting requirements, increases in insurance costs, tax return preparation fees, taxes and filing fees, administration fees, fees for the services of an independent representative, and third-party costs associated with the aforementioned expenses.  These expenses do not include our Manager’s or Realty Mogul, Co.’s overhead, employee costs, utilities or technology costs.

The aforementioned expense reimbursements that we will pay to our Manager may be originally incurred by Realty Mogul, Co. in the performance of services by its employees under the shared services agreement between our Manager and Realty Mogul, Co.  See “Management—Shared Services Agreement.”

Actual amounts are dependent upon our operations. We cannot determine these amounts at the present time.

Our form of loan servicing agreements between the Company and each of the RM Lenders contemplate the payment of a recovery fee.  The recovery fee may be payable to the RM Lender in connection with (i) the sale of, or receipt of any condemnation or insurance proceeds with respect to a specially serviced loan or real estate owned property or (ii) the curing of any event of default under the serviced loan through restructure or work-out of the serviced loan.  The recovery fee will be an amount equal to: (a) with respect to clause (i) of the preceding sentence, 1.0% of all liquidation, condemnation and insurance proceeds received with respect to the serviced loan and (b) with respect to clause (ii) of the preceding sentence, 1.0% of all principal and interest received (x) in connection with any full, partial or discounted payoff made pursuant to such restructuring or work-out and (y) from and after the date that the borrower has made three timely consecutive monthly payments under the terms of the serviced loan, as amended.  The Company has not yet made any investments, so it is not currently able to estimate the amount that may be charged to the Company in the form of a recovery fee.

PRINCIPAL SHAREHOLDERS

The following table sets forth the beneficial ownership of our common shares as of the date of this offering circular for each person or group that holds more than 5% of our common shares, for each executive officer of our Manager and for the executive officers of our Manager as a group.  To our knowledge, each person that beneficially owns our common shares has sole voting and disposition power with regard to such shares.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 10780 Santa Monica Blvd., Suite 140, Los Angeles, CA 90025.

Number of
Shares
	Beneficially	Percent of All
Name of Beneficial Owner(1)	Owned	Shares
RM Sponsor, LLC (2)(3)	250	0.08%
Jilliene Helman	—	—
Justin Hughes	—	—
Elizabeth Braman	—	—
Karen Fleck	—	—
Megan Goodfellow	—	—
All executive officers of our Manager as a group (6 persons)	250	0.08%

(1)

Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security.  A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days.  Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	As of the date of this offering circular, RM Sponsor, LLC owns 0.08% of our issued and outstanding common shares.
(3)

All voting and investment decisions with respect to our common shares that are held by RM Sponsor, LLC are controlled by the manager of RM Sponsor, LLC.  The manager of RM Sponsor, LLC is Jilliene Helman.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our Manager and its affiliates.  We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts.

Our Affiliates’ Interests in Other Realty Mogul Entities

General

The officers of our Manager and the key real estate and debt finance professionals of Realty Mogul, Co. who perform services for us on behalf of our Manager are also officers, directors, managers, and/or key professionals of Realty Mogul, Co. and other affiliated entities.  These persons have legal obligations with respect to those entities that are similar to their obligations to us.  In the future, these persons and other affiliates of Realty Mogul, Co. may organize other real estate-related programs and acquire for their own account real estate-related investments that may be suitable for us.  In addition, Realty Mogul, Co. may grant equity interests in our Manager to certain management personnel performing services for our Manager.

Allocation of Investment Opportunities

Realty Mogul, Co., our Sponsor and our Manager may establish and sponsor additional REITs in the future, and continue to offer investment opportunities through the Realty Mogul Platform, including offerings that will acquire or invest in commercial real estate loans and other real estate-related assets.  These additional REITs may have investment criteria that compete with us.  Except under any policies that may be adopted by our Manager or Sponsor, no REIT (including us) or Realty Mogul Platform investment opportunity will have any duty, responsibility or obligation to refrain from:

•	engaging in the same or similar activities or lines of business as any other REIT or Realty Mogul Platform investment opportunity;

•	doing business with any potential or actual tenant, lender, purchaser, supplier, customer or competitor of any REIT or Realty Mogul Platform investment opportunity;

•

engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual tenants, lenders, purchasers, suppliers or customers of any REIT or Realty Mogul Platform investment opportunity;

•	establishing material commercial relationships with another REIT or Realty Mogul Platform investment opportunity; or

•	making operational and financial decisions that could be considered to be detrimental to another REIT or Realty Mogul Platform investment opportunity.

In addition, any decisions by our Sponsor or Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one REIT more than another REIT or limit or impair the ability of any REIT to pursue business opportunities.  In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular REIT that such arrangements or agreements include or not include another REIT, as the case may be.  Any of these decisions may benefit one REIT more than another REIT.

Allocation of Our Affiliates’ Time

We rely on Realty Mogul, Co.’s key real estate and debt finance professionals who act on behalf of our Manager, including Jilliene Helman, for the day-to-day operation of our business. A majority of the investment committee of our Manager will approve each of our investments.  Jilliene Helman, our Manager’s Chief Executive Officer, and Elizabeth Braman, our Manager’s Chief Production Officer, will be our Manager’s initial investment committee.  Jilliene Helman is also the Chief Executive Officer of Realty Mogul, Co.  As a result of her interests in other affiliated entities, her obligations to other investors and the fact that she engages in and she will continue to engage in other business activities on behalf of herself and others, Jilliene Helman will face conflicts of interest in allocating her time among us, our Manager and other affiliated entities and other business activities in which she is involved.  However, we believe that our Manager and its affiliates have sufficient real estate and debt finance professionals to fully discharge their responsibilities to the affiliated entities for which they work.

Receipt of Fees and Other Compensation by our Manager and its Affiliates

Our Manager and its affiliates will receive substantial fees from us, which fees have not, and will not, be negotiated at arm’s length.  These fees could influence our Manager’s advice to us as well as the judgment of affiliates of our Manager, some of whom also serve as our Manager’s officers and the key real estate and debt finance professionals of Realty Mogul, Co.  Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of provisions in our LLC Agreement involving our Manager and its affiliates, or the shared services agreement between our Manager and Realty Mogul, Co.;

•	public offerings of equity by us, which will likely entitle our Manager to increased asset management fees and other fees;

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acquisitions of investments of loans at higher purchase prices, which entitle our Manager to higher asset management fees regardless of the quality or performance of the investment or loan and, in the case of acquisitions of investments from other affiliated entities, might entitle affiliates of our Manager to other fees from unaffiliated third-parties;

•	borrowings up to or in excess of our stated borrowing policy to acquire investments, which borrowings will increase asset management fees payable by us to our Manager;

•	whether and when we seek to list our common shares on a stock exchange or other trading market;

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whether we seek shareholder approval to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and the key real estate and debt finance professionals of Realty Mogul, Co. who are performing services for us on behalf of our Manager for consideration that would be negotiated at that time and may result in these real estate and debt finance professionals receiving more compensation from us than they currently receive from Realty Mogul, Co.;

•	whether and when we seek to sell the Company or its assets; and

•	whether and when we merge or consolidate our assets with other companies, including companies affiliated with our Manager.

Neither RM Originators nor Mogul Securities will receive origination or other fees in connection with the acquisition of third-party originated loans or third-party sourced equity opportunities.  Therefore, our Manager may experience a conflict of interest in determining whether to acquire, on our behalf, loans and other assets originated or sourced by third parties rather than those originated or sourced by an RM Originator or Mogul Securities.  However, our objective is to use an RM Originator and their principals’ expertise in loan origination and Mogul Securities and their principals’ expertise in sourcing equity opportunities.  In any event, the origination fees or finders’ fees are payable by the borrower of such loans or sponsor of such equity opportunities and not by us.  If an equity issuer pays a finders’ fee to Mogul Securities, the fee will reduce the amount of funds that the equity issuer has available to pay in dividends to the equity holders, thereby reducing our returns in that investment.

Duties Owed by Some of Our Affiliates to Our Manager and our Manager’s Affiliates

Our Manager’s officers and the key real estate and debt finance professionals of Realty Mogul, Co. performing services on behalf of our Manager are also officers, directors, managers and/or key professionals of:

•	Realty Mogul, Co.;

•	RM Adviser, LLC, our Manager;

•	RM Sponsor, LLC, our Sponsor;

•	Realty Mogul Commercial Capital, Co.;

•	Mogul Securities, LLC;

•	RM Technologies, LLC, the owner of the Realty Mogul Platform; and

•	other affiliated entities.

As a result, they owe duties to each of these entities, their shareholders, members and limited partners.  These duties may from time to time conflict with the duties that they owe to us.

No Independent Underwriter

As we are conducting this offering without the aid of an independent underwriter, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities.  See “Plan of Distribution.”

License Agreement

We will enter into a license agreement with Realty Mogul, Co. effective upon the commencement of this offering, pursuant to which Realty Mogul, Co. will grant us a non-exclusive, royalty free license to use the name “Realty Mogul.”  See “Management—License Agreement”.

Investment Calculator

Our Manager sponsors an investment calculator that may recommend investing in various real estate investments available through the Realty Mogul Platform, including this offering.  To the extent that the fees received by our Manager and its affiliates will be larger or smaller based on the types of investments made, the Manager may have an incentive to recommend, through the investment calculator, investments in this offering over other investments available on the Realty Mogul Platform, or vice versa.

In addition, the duties of supervised persons of our Manager responsible for the investment calculator may conflict with the duties of supervised persons of our Manager who are responsible for our management.  The risk of this type of conflict is particularly acute when supervised persons of our Manager are registered representatives of NCPS and/or Mogul Securities and may therefore receive fees based on sales of our common shares and/or transactions in assets that we purchase or sell.

To address conflicts related to the Manager’s investment calculator, the algorithms used by the investment calculator to generate investment recommendations will not take into account the fees anticipated to be received by our Manager or its affiliates.  In addition, the Manager has limited the supervised persons who actively develop and maintain the Investment Calculator to those who are not registered representatives of NCPS or Mogul Securities.

Certain Conflict Resolution Measures

Independent Representative

If our Sponsor, Manager or their affiliates have a conflict of interest with us that is not otherwise covered by an existing policy we have adopted or a transaction is deemed to be a principal transaction, our Manager will appoint an independent representative, referred to in this offering circular as the Independent Representative, to protect the interests of the shareholders and review and approve such transactions.  Any compensation payable to the Independent Representative for serving in such capacity on our behalf will be payable by us.  Our Manager is only authorized to execute principal transactions with the prior approval of the Independent Representative and in accordance with applicable law.  Such prior approval may include, but not be limited to, pricing methodology for the acquisition of assets and/or liabilities for which there are no readily observable market prices. See “Plan of Operation — Related Party Loans and Warehousing of Assets” for further detail on when we will use an Independent Representative.

Our Policies Relating to Conflicts of Interest

In addition to the provisions in our LLC Agreement described below and our Manager’s investment allocation policies described above, we have adopted the following policies prohibiting us from entering into certain types of transactions with our Manager, our Sponsor, their officers or any of their affiliates in order to further reduce the potential for conflicts inherent in transactions with affiliates.

Pursuant to our conflicts of interest policy, we may not engage in the following types of transactions unless such transaction is approved by the Independent Representative:

•	sell or lease any investments to our Manager, our Sponsor, their officers or any of their affiliates;

•	acquire or lease any investments from our Manager, our Sponsor, their officers or any of their affiliates, except as described in “Plan of Operation — Related Party Loans and Warehousing of Assets”.

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invest in or make mortgage loans in which the transaction is with our Manager, our Sponsor, their officers or any of their affiliates, including any mortgage loans that are subordinate to any mortgage or equity interest of our Manager, our Sponsor, their officers or any of their affiliates; and

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accept a loan from any affiliate of our Manager, other than unsecured loans that, in the aggregate, do not exceed $20 million and do not carry an interest rate that exceeds the then current applicable prime rate with respect to such loans.

To address conflicts related to the Manager’s investment calculator, the algorithms used by the investment calculator to generate investment recommendations will not take into account the fees anticipated to be received by our Manager or its affiliates.  In addition, no registered representatives of NCPS and/or Mogul Securities will be allowed to work on the investment calculator.

Our conflicts of interest policy may be amended at any time in our Manager’s discretion.

Other LLC Agreement Provisions Relating to Conflicts of Interest

Term of our Manager.  Our LLC Agreement provides that our Manager will serve as our manager for an indefinite term, but that our Manager may be removed by us, or may choose to withdraw as manager, under certain circumstances.  Our shareholders may remove our Manager at any time with 30 days prior written notice for “cause,” following the affirmative vote of two-thirds of our shareholders.  Unsatisfactory financial performance does not constitute “cause” under our LLC Agreement.  Our Manager may withdraw as manager if we become required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event.  In the event of the removal of our Manager, our Manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function.  Our Manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function.  See “Management—Term and Removal of our Manager”.

Other Transactions Involving Affiliates.  Before engaging in a transaction involving an affiliate, our Manager must conclude that all other transactions between us and our Sponsor, our Manager, any of their officers or directors, or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

INVESTMENT OBJECTIVES AND STRATEGY

Investment Objectives

Our investment objectives are:

•	to pay attractive and consistent cash distributions; and

•	to preserve, protect, increase and return your capital contribution.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease.  Furthermore, within our investment objectives and policies, our Manager will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets.

Investment Strategy

We intend to use substantially all of the proceeds of this offering to acquire, asset manage, selectively leverage, syndicate and sell investments in a variety of commercial real estate loans and other investments in commercial real estate.

We will hold both mortgage or debt related investments and equity related investments, with an objective to achieve consistent and increasing cash distributions supported by recurring payments from investments in debt and equity, and by capital gains driven by appreciation from investments in equity.

More specifically, we intend to hold: (1) at least 55% of the total value of our assets in commercial mortgage-related instruments that are closely tied to one or more underlying commercial real estate projects, such as mortgage loans, subordinated mortgage loans, mezzanine debt and participations (also referred to as B-Notes) that meet certain criteria outlined by the staff of the SEC; and (2) at least 80% of the total value of our assets in the types of assets described above plus in real estate-related assets that are related to one or more underlying commercial real estate projects. These real estate-related assets may include assets such as equity or preferred equity interests in companies whose primary business is to own and operate one or more specified commercial real estate projects; debt securities whose payments are tied to a pool of commercial real estate projects (such as CMBS and CDOs); and, in certain cases when we have excess cash, interests in publicly traded REITs.

As indicated above, we will invest a portion of our portfolio (up to 45% of the total value of our assets) in equity instruments, primarily in real estate-related companies, subject to certain limitations related to our qualification as a REIT and to maintaining our exclusion under the Investment Company Act. Our focus on investing in equity instruments will be to seek investments that will produce returns to investors through capital appreciation.

We will seek to create and maintain a portfolio of investments that generates a low volatility income stream, which will allow us to provide attractive and consistent cash distributions to our shareholders.  We expect that our portfolio of debt investments will be secured primarily by U.S. based collateral and diversified by security type, property type and geographic location. Additionally, we will:

•	Not invest in properties requiring the new construction of a building;

•	Not invest in raw land as a standalone investment;

•	Not invest in hotels;

•	Not invest in markets that are heavily dependent on single economic drivers, such as geographies where the economy is solely based on one industry;

•	Target investments in properties with existing revenue;

•	Invest only in projects backed by established real estate companies or experienced real estate professionals;

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•	Target investments that are secured by commercial real estate;

•	Target all major commercial property types, including apartment buildings, office buildings, retail centers, self-storage facilities, mobile home communities and industrial facilities;

•	Target investments that include subordinate capital investments by strong sponsors;

•	Target investments that possesses strong structural features that will maximize repayment potential; and

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Target debt investments that will pay us an effective interest rate of at least 7% and equity investments that should generate funds from operations in an amount equal to at least 7% of the amount we invest.

While we will target debt and equity investments that will pay us effective interest rates or funds from operations of at least 7% on our investment, our shareholders’ investment returns will be less than amounts yielded by such assets.  See “Management Compensation.”  Our target investment returns may change depending on future real estate market and economic conditions.

We may use leverage of up to 70% of cost (before deducting depreciation or other non-cash reserves) or fair value of our assets with respect to first position mortgages only. Based on our expected asset mix, this could result in portfolio-wide leverage of 0-25% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair value of our total assets. During the period when we are acquiring our initial portfolio, portfolio-wide leverage may be higher.

As of the date of this offering circular, we do not intend to offer equity, equity-related or debt securities in exchange for property or to underwrite the securities of other issuers.

In executing on our business strategy, we believe that we will benefit from our Manager’s affiliation with Realty Mogul, Co. given Realty Mogul, Co.’s strong track record and extensive experience and capabilities as an online real estate origination and funding platform.  These competitive advantages include:

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Realty Mogul, Co.’s experience and reputation as a leading real estate investment manager, which historically has given it access to a large investment pipeline similar to our targeted assets and the key market data we will use to underwrite and portfolio manage assets;

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Realty Mogul, Co.’s direct and online origination capabilities, which are amplified by a proprietary crowdfunding technology platform, business process automation, and a large user base, of which a significant portion are seeking capital for real estate projects;

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Realty Mogul, Co.’s relationships with financial institutions and other lenders that originate and distribute commercial real estate debt and other real estate-related products and that finance the types of assets we intend to acquire;

•	Realty Mogul, Co.’s experienced portfolio management team which actively monitors each investment through an established regime of analysis, credit review and protocol; and

•	Realty Mogul, Co.’s management team which has a successful track record of making commercial real estate investments in a variety of market conditions.

Market Overview and Opportunity

We believe that the near and intermediate-term market for investment in commercial real estate loans, commercial real estate, commercial real estate equity securities, and other real estate-related assets presents investors with attractive risk adjusted return opportunities.  Given the prospect of continued low growth for the economy, we expect greater differentiation in strategies to either provide consistent year-over-year returns or identify opportunities with higher yields which inherently involve greater levels of risk and complexity.

Based on the December 2015 Morningstar CMBS Surveillance Maturity Report, there is $80.68 billion of CMBS loans scheduled to mature in 2016 followed by $104.11 billion in 2017 for a two-tear total of $184.79 billion. According to a Real Capital Analytics publication dated January 2016, based upon Moody’s Baseline Forecast View, 31.8% ($58.7 billion) of that total will require additional capital at maturity. We anticipate opportunities for subordinate and mezzanine debt strategies, particularly in non-gateway markets, which take advantage of improving Net Operating Income (NOI) growth and property fundamentals.

We believe that our investment strategy combined with the experience and expertise of our Manager’s management team will provide opportunities to acquire investments with attractive risk return characteristics and strong structural features, accreting to the benefit of our shareholders.

We believe that the following market conditions, which are by-products of the economy, credit market and regulatory environment should create a favorable investment environment for us.

There is a significant amount of regulation of risk retention and market liquidity scheduled for implementation over the next three years that could potentially hamper activity in CMBS and the securitization industry.  In mid-January of 2016, the Basel Committee on Banking Supervision (BCBS) released its final regulatory documentation, the Fundamental Review of the Trading Book (FRTB), outlining its framework for assessing market risk.  BCBS seeks to replace current trading book rules under Basel 2.5 with a more uniform set of standards applicable to all financial institutions on a national scale.  Adoption of the rules is slated for January 2019, with regulatory compliance scheduled for December 2019.  Overall, BCBS estimates that the final framework incurs higher global capital requirements with a median increase of 22% and a weighted average increase of 40%.  Regulations requiring banks to hold large amounts of capital against securitized products will make it less profitable for banks to invest in CMBS loans, creating a potential reduction in lending activity. CMBS could become uneconomical as banks must hold a capital amount exceeding a bond’s market value for noninvestment grade, floating rate, and single asset/single borrower conduits.  If private lenders allocate more funds to other asset types, lower origination volumes could result, leading to less market liquidity and wider spreads.

In December, the prudential regulators published the Statement on Prudential Risk Management for Commercial Real Estate Lending. This publication conveyed the regulators’ growing concern about the size of the commercial real estate portfolios on bank balance sheets, particularly the regional and sub-regional banks.  Potential regulation around these concerns would further restrain bank commercial real estate lending reducing the supply of bank credit to commercial real estate.  In addition, the Dodd-Frank credit risk retention rules become effective for CMBS on December 24, 2016 and are anticipated to negatively impact CMBS origination volumes.

Concentration of fundraising among the largest private equity funds has increased the difficulty for real estate companies to raise equity or mezzanine investments of less than $10,000,000.  One of the responses to the 2008 recession, according to Prequin Global Private Equity Report, has been growth in the average size of investment funds, whereby large investors have been investing more of their capital with managers that have extensive track records, and are therefore, by nature, raising much larger funds.  In 2014, funds of a size equivalent to $1.5 billion or more accounted for 58% of all private equity capital raised; while, first-time managers only accounted for 7% of capital raised.  The average fund size hit a record of greater than $600,000,000.  Larger funds consequently focus on larger deals in order to deploy their capital fully and effectively.

Targeted Investments

We will seek to acquire a diversified portfolio of commercial real estate investments consisting primarily of commercial real estate loans (including senior mortgage loans, subordinated mortgage loans, mezzanine debt, and participations in such loans (also referred to as B-Notes)) and equity and other investments in commercial real estate.  We may also invest in commercial real estate-related debt securities (including CMBS, CDOs and REIT senior unsecured debt), select commercial real estate equity investments, interests in publicly traded REITs and other real estate-related assets.  Our ability to execute our investment strategy is enhanced through access to RM Originators’ direct origination capabilities, as opposed to a strategy that relies solely on buying assets in the open market from third party originators.  As of May 2016, excluding loan originations secured by residential real estate, the RM Originators had originated 68 investment opportunities with a total value of $169 million.  Of those 68 investment opportunities, ten were senior or mezzanine loans secured by commercial real estate properties with an aggregate loan value of $94 million and 58 were common and preferred equity investments in entities controlling commercial real estate with a total investment value of $75 million. To our knowledge, none of the senior or mezzanine loans secured by commercial real estate experienced any delinquencies or defaults.  Among the common and preferred equity investments sold on the Realty Mogul Platform, four such investments have matured and none have recognized principal losses to date.  However, Realty Mogul, Co. does not select investments on the Realty Mogul Platform for any investor, nor does it recommend whether an investor should invest in a particular platform investment. As such, we do not believe that you should rely on the foregoing information in making a decision to invest in this offering, as the foregoing information does not include a discussion of other factors that affect default and delinquency rates, including the interest rate charged and how actively the investment is managed.

Commercial Real Estate Loans

We intend to acquire commercial real estate loans by purchasing them from RM Originators and third party sellers.  Although we generally prefer the benefits of origination through an RM Originator, our expectation of market conditions in the near term suggests that there may be opportunities to purchase commercial real estate debt or equity at prices that compensate the buyer for its ability to make quick and accurate credit determinations. The experience of our Manager’s management team in making such credit decisions greatly augments our capabilities in this area.

The underwriting process that the RM Originators intend to implement for potential Company investments involves financial, structural, market, operational and legal due diligence of borrowers and partners.  The due diligence and analysis for potential Company investments generally would include assessment of current and future market conditions for specific assets, assessment of asset sellers and other counterparties, and identification of available financing opportunities from counterparties and third parties.  When evaluating a potential investment opportunity for the Company, the RM Originators will complete a financial review and valuation.

The underwriting process that the RM Originators have developed and refined, and which the RM Originators will utilize for Company investment opportunities, focuses on the following four aspects of a transaction:

1)	the property (condition, financials, comparable properties, and tenants);

2)	the location (population, employers, and transportation);

3)	the real estate company (background, credit, experience, and references); and

4)	third party reports (property management company, lender, and environmental and title reports).

This contemplated underwriting process is not newly developed for the Company.  Realty Mogul undertakes a similar due diligence process for potential Realty Mogul Platform investment opportunities.  However, with respect to investment opportunities on the Realty Mogul Platform, Realty Mogul is not recommending whether an investor should invest in a particular opportunity.  Also, Realty Mogul is analyzing potential platform investments to determine whether the investment may be sellable to investors, but is not managing toward an anticipated rate of return in the way that it would for potential Company investments.

Our primary focus will be to invest in the following types of commercial real estate loans:

Senior Mortgage Loans.  We intend to invest in senior mortgage loans that are primarily three to five year term loans providing capital for the acquisition, refinancing or repositioning of quality real estate and may be fixed or floating rate loans that immediately provide us with current income, which we refer to as current-pay loans.  We expect that our senior mortgage loans will be backed by properties located in the U.S.  We may selectively syndicate portions of these loans, including senior or junior participations that will effectively provide permanent financing or optimize returns which may include interest-only portions.

Senior mortgage loans provide for a higher recovery rate and lower defaults than other debt positions due to the lender’s favorable control features which at times means control of the entire capital structure.  Because of these attributes, this type of investment receives favorable treatment from third party rating agencies and financing sources, which should increase the liquidity of these investments.

Subordinated Mortgage Loans.  We may also invest in structurally subordinated first mortgage loans and junior participations in first mortgage loans or participations in these types of assets, commonly referred to as B-Notes, secured by quality real estate properties primarily located in the U.S.  We may acquire subordinated mortgage loans from an RM Originator or we may buy such assets directly from third-party originators.  Due to the current credit market weakness and resulting dearth of capital available in this part of the capital structure, we believe that the opportunities to buy subordinated mortgage investments on favorable terms will continue to be attractive.

Investors in subordinated mortgage loans are compensated for the increased risk of such assets from a pricing perspective as compared to first mortgage loans but still benefit from a lien on the related property.  Investors typically receive principal and interest payments at the same time as senior debt unless a default occurs, in which case these payments are made only after any senior debt is paid in full.  Rights of holders of subordinated mortgage loans are usually governed by participation and other agreements that, subject to certain limitations, typically provide the holders with the ability to cure certain defaults and control certain decisions of holders of senior debt secured by the same properties (or otherwise exercise the right to purchase the senior debt), which provides for additional downside protection and higher recoveries.

Mezzanine Debt.  This debt is secured by one or more direct or indirect ownership interests in an entity that directly or indirectly owns commercial real property.  We may own mezzanine debt directly or we may hold a participation in mezzanine debt or a sub-participation in mezzanine debt.  Mezzanine debt may have either short (three to five year) or longer (up to 10 year) terms and may have a fixed or floating rate.  This debt is predominantly composed of current-pay loans (although there may be a portion of the interest that accrues if cash flow generated by the related property is not sufficient to pay current interest) and may provide for participation in the value or cash flow appreciation of the underlying property, which participation is known as an “equity kicker” as described below.  We believe that opportunities to buy mezzanine debt on favorable terms will continue to be attractive.  In the current market, mezzanine debt can be the key piece of capital to bridge the gap between senior debt and borrower equity during a refinance or acquisition.  Therefore, we expect to achieve favorable terms — both economic and structural — on the mezzanine debt in which we invest.

Investors in mezzanine debt are compensated for the increased risk of such assets from a pricing perspective and still benefit from the right to foreclose, in many instances more efficiently than senior mortgage debt.  Upon a default by the borrower under mezzanine debt, the mezzanine lender generally can take control on an expedited basis of the property-owning entity, subject to the rights of the holders of debt senior in priority on the property.  Rights of holders of mezzanine debt are usually governed by intercreditor or interlender agreements that provide such holders with the right to cure certain defaults and control certain decisions of holders of any senior debt secured by the same properties (or otherwise exercise the right to purchase the senior debt), which provides for additional downside protection and higher recoveries.

Nonetheless, these types of investments involve a higher degree of risk relative to a senior mortgage secured by the underlying real property because the investment may become unsecured as a result of foreclosure by the senior lender if the mezzanine lender is unable to cure senior mortgage defaults.  In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy the mezzanine debt.  If a borrower defaults on our mezzanine debt or debt senior to our debt, or in the event of a borrower bankruptcy, our mezzanine debt will be satisfied only after the senior debt has been repaid.

Commercial Real Estate-Related Debt Securities

In addition to our focus on investments in commercial real estate and commercial real estate loans, we may also invest in commercial real estate-related debt securities such as CMBS, CDOs, unsecured debt issued by REITs and interests in other securitized vehicles that own real estate-related debt.  While we may invest in any commercial real estate-related debt securities, we expect that the majority of these investments would be CMBS.

CMBS.  CMBS are commercial mortgages which are pooled together in a trust.  Accordingly, these securities are subject to all of the risks of the underlying mortgage loans.  The commercial mortgage security is structured with credit enhancement to protect against potential cash flow delays and shortfalls.  This credit enhancement usually takes the form of allocation of loan losses to investors in reverse sequential order (equity to AAA classes), whereas interest distributions and loan prepayments are usually applied sequentially (AAA classes to equity).

The typical commercial mortgage is a five or ten year loan, with a 30-year amortization schedule and a balloon principal payment due on the maturity date.  Most fixed-rate commercial loans have strong prepayment protection and require prepayment penalty fees or defeasance.  The loans are structured in this manner to maintain the collateral pool’s cash flow or to compensate the investors from foregone interest collections.  The Company may benefit from this situation by having the ability to buy into pools with established track records and operating histories, while also increasing the diversity of the Company’s assets.

CDOs.  CDOs are multiple class debt securities, or bonds, secured by pools of assets, such as mortgage-backed securities, B-Notes, mezzanine debt, REIT debt and credit default swaps.  Like typical securities structures, in a CDO, the assets are pledged to a trustee for the benefit of the holders of the bonds.  CDOs often have reinvestment periods that typically last for five years during which proceeds from the sale of a collateral asset may be invested in substitute collateral.

Upon termination of the reinvestment period, the static pool functions very similarly to a CMBS securitization where repayment of principal allows for redemption of bonds sequentially.

Publicly-Traded REIT Securities.  We may also choose to invest in senior unsecured debt securities of publicly-traded equity REITs.  Publicly-traded equity REITs typically own large, diversified pools of commercial real estate properties and employ moderate leverage.  Most of these companies specialize in particular property types such as regional malls, office properties, apartment properties and industrial warehouses.  Corporate bonds issued by these types of REITs are usually rated investment grade and benefit from strong covenant protection.

Ratings of Commercial Real Estate-Related Debt Securities.  For CMBS and CDOs, the securitization process is governed by one or more of the rating agencies, including Fitch and Moody’s, who determine the respective bond class sizes, generally based on a sequential payment structure.  Bonds that are rated from AAA to BBB by the rating agencies are considered “investment grade.”  Bond classes that are subordinate to the BBB class are considered “non-investment” grade.  The respective bond class sizes are determined based on the review of the underlying collateral by the rating agencies.  The payments received from the underlying loans are used to make the payments on the securities.  Based on the sequential payment priority, the risk of nonpayment for the AAA securities is lower than the risk of nonpayment for the non-investment grade bonds.  Accordingly, the AAA class is typically sold at a lower yield compared to the non-investment grade classes that are sold at higher yields.  We may invest in investment grade classes, non-investment grade classes or the equity of securitizations.

Investments in Commercial Real Property

If we invest through majority-owned subsidiaries, we will have major decision rights over matters, including, but not limited to, financing, refinancing, sale, and material changes to the underlying real estate.  If we invest through majority-owned subsidiaries, we expect that our majority-owned subsidiaries would generally make investments that meet the following criteria: (i) our subsidiaries would exercise ongoing control rights over the management of the underlying property (e.g., consent rights over sale, refinance, major project decisions, development plans, budgets, raising additional equity or debt, etc.), (ii) our subsidiaries would have approval rights in connection with any material decision pertaining to the administration and servicing of any mortgage loan and with respect to any material modification of such mortgage loan agreements that encumber the underlying property, (iii) our subsidiaries would have recognition from the mortgage lender entitling it to notice of defaults, the right to readily cure monetary or non-monetary defaults or purchase the mortgage loan in the event of a default on the mortgage loan, and (iv) our subsidiaries would have the right to unilaterally force the sale or purchase the property upon a default under our LLC Agreement, and, through its ownership of the property-owning entity, become the sole owner of the underlying property.

We intend to leverage Realty Mogul, Co.’s management team’s extensive prior experience in this sector and financial institution relationships, as well as Mogul Securities’ sourcing capabilities to identify these investment opportunities that are appropriate for our investment portfolio at the appropriate time in the real estate cycle.  Certain owners of commercial real property are suffering distress.  This fact and reduced demand by buyers for such properties has led to price reduction and as a result, the opportunity for higher returns.  Improved economics may present an opportunity for us to acquire such properties.  We expect that our acquired properties would have occupancy levels consistent with the performance of the local market and would generate accretive and immediate cash flow.  Although current market conditions may allow us to acquire properties with little or no leverage, given the stabilized nature of the targeted properties, we may apply modest levels of leverage to enhance our returns.  In particular, real estate professionals who will be performing services for us on behalf of our Manager have extensive experience in acquiring, managing and disposing of net lease properties.  Net lease properties generally have a small number of tenants with longer leases and few or no landlord responsibilities.  We will manage and dispose of any real property assets we acquire in the manner that our Manager determines is most advantageous to us.

Other Real Estate Investments

We may invest in private issuances of equity or debt securities of public companies and in loans, securities or other full recourse obligations for which the business of the related obligor is significantly related to real estate, in each case, subject to certain limitations related to our qualification as a REIT and to maintaining our exclusion under the Investment Company Act.

These investments may or may not have a scheduled maturity and are expected to be of longer duration (five-to-ten year terms) than our typical portfolio investment.  Such investments are expected to be fixed rate (if they have a stated investment rate), and may have accrual structures and provide other distributions or equity participations in overall returns above negotiated levels.  These investments are also expected to be collateralized or otherwise backed primarily by U.S. real estate collateral.

We do not anticipate allocating a large amount of our capital or time to these investments initially but as market conditions begin to improve we believe that compelling opportunities will arise that should generate significant returns.

Investments in Government Sponsored Programs

If we meet the qualifications established by the Federal Deposit Insurance Corporation (FDIC), we may elect to invest in any existing or future programs sponsored by the government to facilitate the investment in assets of the type we seek to acquire for our portfolio, to the extent consistent with our investment strategies and objectives.

Other Possible Investments

Although we expect that most of our investments will be of the types described above, we may make other investments.  In fact, we may invest in whatever types of interests in real estate- or debt-related assets that we believe are in our best interests.  Although we can purchase any type of interest in real estate- or debt-related assets, our conflicts of interest policy and LLC Agreement do limit certain types of investments involving our Manager, our Sponsor, their officers or any of their affiliates.  See “Conflicts of Interest—Certain Conflict Resolution Measures.”

Investment Process

Our Manager has the authority to make all the decisions regarding our investments subject to the limitations in our LLC Agreement.  A majority of the investment committee of our Manager will approve each of our investments.  Jilliene Helman, our Manager’s Chief Executive Officer, and Elizabeth Braman, our Manager’s Chief Production Officer, will be our Manager’s initial investment committee.  We will not, however, purchase or lease assets in which our Manager, any of our officers or any of their affiliates has an interest without a determination by the Independent Representative that such transaction is fair and reasonable to us and at a price to us that is not materially greater than the cost of the asset to the affiliated seller or lessor.  In the event that a majority of the members of the investment committee are interested parties in a transaction, the Independent Representative will consider and vote upon the approval of the transaction.

Our Manager will focus on select purchasing of commercial real estate debt and equity interests.  It will source our investments from new or existing customers, former and current financing and investment partners, third party intermediaries, competitors looking to share risk and securitization or lending departments of major financial institutions.

In selecting investments for us, our Manager will utilize Realty Mogul, Co.’s established investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately.  The criteria that our Manager will consider when evaluating prospective investment opportunities include:

•	compliance with the guidelines established above in “— Investment Strategy;”

•	macroeconomic conditions that may influence operating performance;

•	real estate market factors that may influence real estate lending and/or economic performance of the underlying real estate collateral;

•	fundamental analysis of the underlying real estate collateral, including tenant rosters, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;

•	the operating expertise and financial strength of the sponsor or borrower;

•	real estate and leasing market conditions affecting the underlying real estate collateral;

•	the cash flow in place and projected to be in place over the term of the loan;

•	the appropriateness of estimated costs and timing associated with capital improvements of the underlying real estate collateral;

•	a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the underlying asset;

•	review of third-party reports, including appraisals, engineering and environmental reports;

•	physical inspections of underlying real estate collateral and analysis of markets; and

•	the overall structure of the investment and rights in the loan documentation.

If a potential investment meets our Manager’s underwriting criteria, our Manager will review the proposed transaction structure, including security, reserve requirements, cash flow sweeps, call protection and recourse provisions.  Our Manager will evaluate the asset’s position within the overall capital structure and its rights in relation to other capital tranches.  Our Manager will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the underlying real estate collateral.

Borrowing Policy

We believe that Realty Mogul, Co.’s ability to obtain both competitive interim and term financings and its relationships with top tier financial institutions should allow our Manager to successfully employ moderate levels of borrowing in order to enhance our returns to shareholders.  Although our investment strategy is not contingent on financing our assets in the capital markets, Realty Mogul, Co.’s past experience and ability in structuring and managing match-funded, flexible term debt facilities and securitization vehicles should provide our Manager with an advantage in potentially obtaining conservatively structured term financing for many of our investments, to the extent available, through capital markets and other financing transactions, including allowing the Company to be among the first to access the capital markets when conditions permit.

We may use leverage of up to 70% of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets with respect to first position mortgages only. Based on our expected asset mix, this could result in portfolio-wide leverage of 0-25% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our total assets. During the period when we are acquiring our initial portfolio, portfolio-wide leverage may be higher.

Operating Policies

Credit Risk Management.  We may be exposed to various levels of credit and special hazard risk depending on the nature of our underlying assets and the nature and level of credit enhancements supporting our assets.  Our Manager and its executive officers will review and monitor credit risk and other risks of loss associated with each investment.  In addition, we will seek to diversify our portfolio of assets to avoid undue geographic, issuer, industry and certain other types of concentrations.  Our Manager will monitor the overall portfolio risk and levels of provision for loss.

Interest Rate Risk Management.  To the extent consistent with maintaining our qualification as a REIT, we intend to mitigate the negative effects of major interest rate changes.  We intend to minimize our interest rate risk from borrowings by attempting to “match-fund”, which means our Manager will seek to structure the key terms of our borrowings to generally correspond to the interest rate term of our assets and through hedging activities.

Hedging Activities.  We may engage in hedging transactions to protect our investment portfolio from interest rate fluctuations and other changes in market conditions.  These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments.  These instruments may be used to hedge as much of the interest rate risk as we determine is in the best interest of our shareholders, given the cost of such hedges and the need to maintain our qualification as a REIT.  We may from time to time enter into interest rate swap agreements to offset the potential adverse effects of rising interest rates under certain short-term repurchase agreements.  We may elect to bear a level of interest rate risk that could otherwise be hedged when our Manager believes, based on all relevant facts, that bearing such risk is advisable or economically unavoidable.

Equity Capital Policies.  Under our LLC Agreement, we have authority to issue an unlimited number of additional common shares or other securities.  In particular, our Manager is authorized to provide for the issuance of an unlimited amount of one or more classes or series of shares in the Company, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series, without shareholder approval.  After your purchase in this offering, our Manager may elect to: (i) sell additional shares of common stock or other securities in this or future public offerings (whether our Form S-11, Form 1-A or otherwise), (ii) issue additional shares of common stock or other securities in private offerings or (iii) issue shares to our Manager, or its successors or assigns, in payment of an outstanding fee obligation.  To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted.  In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

Disposition Policies

The period that we will hold our investments in commercial real estate loans, commercial real estate and other real estate-related assets will vary depending on the type of asset, interest rates and other factors.  Our Manager will develop a well-defined exit strategy for each investment we make.  Our Manager will continually perform a hold-sell analysis on each asset in an attempt to determine the optimal time to hold the asset and generate a strong return to our shareholders.  Economic and market conditions may influence us to hold our investments for different periods of time.  We may sell an asset before the end of the expected holding period if we believe that market conditions have maximized its value to us or the sale of the asset would otherwise be in our best interests.

Liquidity Event

While we expect to seek a liquidity transaction in the future, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable at any time.  Our Manager has the discretion to consider and execute a liquidity transaction at any time if it determines such event to be in our best interests.  A liquidity transaction could consist of a sale or a roll-off to scheduled maturity of our assets, a sale or merger of the Company, a consolidation transaction with other companies managed by our Manager or its affiliates, a listing of our common shares on a national securities exchange or a similar transaction.  If we intend to list our common shares on a national securities exchange, we may convert to a corporation to facilitate such listing without shareholder consent except as required by law. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our shareholders.

Prior to our completion of a liquidity transaction, our share repurchase program may provide an opportunity for you to have your common shares repurchased, subject to certain restrictions and limitations.  See “Description of our Common Shares—Quarterly Share Repurchase Program.”

PLAN OF OPERATION

General

We are a recently organized Delaware limited liability company formed to acquire and manage a diversified portfolio of commercial real estate investments, including loans and equity in commercial real estate ventures.  We intend to acquire senior and subordinate mortgage, mezzanine, bridge and other commercial real estate loans, and to invest in commercial real estate and commercial real estate-related debt securities, preferred equity or joint-venture equity investments primarily originated by an RM Originator or Mogul Securities.  In addition, we may acquire any real properties or commercial real estate equity investments that in the opinion of our Manager, meet our investment objectives.  Subject to certain limitations related to our qualification as a REIT and to maintaining our exclusion under the Investment Company Act, we plan to diversify our portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of real estate assets that provide attractive and stable returns to our investors.  We may make our investments through the acquisition of individual assets or by acquiring portfolios of assets, mortgage REITs or companies with investment objectives similar to ours.  As of the date of this offering circular, we have not commenced operations.

RM Adviser, LLC is our Manager.  As our Manager, it will manage our day-to-day operations and our portfolio of commercial real estate investments, including loans and equity in commercial real estate ventures and other real estate-related assets.  Our Manager also has the authority to make all of the decisions regarding our investments, subject to the limitations in our LLC Agreement. Realty Mogul, Co. will also provide asset management, marketing, investor relations and other administrative services on our behalf.

We intend to make an election to be taxed as a REIT under the Code, commencing with our taxable year ending December 31, 2016.  If we qualify as a REIT for U.S. federal income tax purposes, we generally will not be subject to U.S. federal income tax to the extent we distribute qualifying dividends to our shareholders.  If we fail to qualify as a REIT in any taxable year after electing REIT status, we will be subject to U.S. federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for U.S. federal income tax purposes for four years following the year in which our qualification is denied.  Such an event could materially and adversely affect our net income and cash available for distribution.  However, we believe that we will be organized and will operate in a manner that will enable us to qualify for treatment as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2016, and we intend to continue to operate so as to remain qualified as a REIT for U.S. federal income tax purposes thereafter.

Competition

There are numerous REITs with asset acquisition objectives similar to ours, and others may be organized in the future, which may increase competition for the investments suitable for us.  Competitive variables include market presence and visibility, size of investments offered and underwriting standards.  To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential investments than we are, our investment volume and profit margins for our investment portfolio could be impacted.  Our competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that we have targeted for acquisition.  Although we believe that we are well positioned to compete effectively in each facet of our business, there is enormous competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

Liquidity and Capital Resources

We are dependent upon the net proceeds from this offering to conduct our proposed operations.  We will obtain the capital required to purchase real estate-related investments and conduct our operations from the proceeds of this offering and any future offerings we may conduct, from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations.  As of the date of this offering circular, we have not made any investments and have approximately $2,500 in cash.  For information regarding the anticipated use of proceeds from this offering, see “Estimated Use of Proceeds.”

If we raise substantially less than $50,000,000 in gross offering proceeds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate more with the performance of the specific assets we acquire.  Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in this offering.  Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

We currently have no outstanding debt and have not received a commitment from any lender to provide us with financing.  Our targeted portfolio-wide leverage after we have acquired an initial substantial portfolio of diversified investments is between 0-25% of the greater of the cost (before deducting depreciation or other noncash reserves) or fair market value of our assets.  During the period when we are acquiring our initial portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the initial portfolio) in order to quickly build a diversified portfolio of assets.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our Manager.  During our organization and offering stage, these payments will include payments for reimbursement of certain organization and offering expenses.  During our acquisition stage, we expect to make payments to our Manager in connection with the purchase of investments, the management of our assets and costs incurred by our Manager in providing services to us.  For a discussion of the compensation to be paid to our Manager, see “Management Compensation”.

We intend to elect to be taxed as a REIT and to operate as a REIT commencing with our taxable year ending December 31, 2016.  To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain).  Our Manager may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our Manager deems relevant.  Provided we have sufficient available cash flow, we intend to authorize, declare and pay distributions on a monthly or other periodic basis.  We have not established a minimum distribution level.

Related Party Loans and Warehousing of Assets

If we have insufficient funds to acquire all or a portion of a loan or other investment, then we may obtain a related party loan from an RM Originator or one of its affiliates on commercially reasonable terms.  Our LLC Agreement authorizes us to enter into related party loans.  Unsecured related party loans that, in the aggregate, do not exceed $20 million and do not carry an interest rate that exceeds the then current applicable prime rate with respect to such loans, can be entered into without the approval of an Independent Representative.  All other related party loans would require prior approval from an Independent Representative.  However, neither Realty Mogul, Co. nor its affiliates are obligated to make a related party loan to us at any time.

As an alternative means of acquiring loans or other investments for which we do not have sufficient funds, an RM Originator or one of its affiliates may close and fund a loan or other investment prior to it being acquired by us.  This ability to warehouse investments allows us the flexibility to deploy our offering proceeds as funds are raised. Our LLC Agreement expressly authorizes us to acquire investments from affiliates.  Such acquisitions of investments may require the approval of an Independent Representative.  We may acquire a loan from an RM Originator without the approval of an Independent Representative if the loan is not in default and an RM Originator originated the loan and sells it to us, at the par value of the loan (less an amount equal to the amount of any principal payments already paid with respect to that loan and plus an amount to account for intra-period interest as described below), either (i) prior to the time any payments of principal have been (or were required to have been) made or (ii) after no more than two principal payments have been made, if (a) all such principal payments were timely made and (b) our Manager reasonably believes, based on the facts then known to it, that there is not likely to have been any material adverse changes to the value of the loan.  To the extent that any interest payments have been previously made to the RM Originator on such loans, the RM Originator may retain such interest payments and the RM Originator may increase the purchase price of the loan to the Company to cover any intra-period interest payments that would otherwise be owed to the RM Originator.  By way of example only, if the loan that the RM Originator is selling to the Company has monthly interest payments of $100 that are due and payable at the end of the month, and the loan is sold to the Company at the mid-point of the month, the RM Originator may increase the purchase price by $50 to cover the portion of interest owed for the period that the RM Originator held the loan.

Prior to the period when we begin raising funds and commence operations, an RM Originator may originate or purchase loans that it may sell to us once we commence operations and have sufficient funds to purchase those loans from the RM Originator.  In those circumstances, we may purchase such loans on the same terms as contemplated for the acquisition of loans originated by an RM Originator in the preceding paragraph without the approval of an Independent Representative.  The purchase of other investments from an affiliate may require the approval of an Independent Representative.

Results of Operations

We were formed on March 2, 2016 and, as of the date of this offering circular, we have not commenced operations.  We will not commence any significant operations until we have accepted and received funds from the first shareholder who is not affiliated with us or our Sponsor.

Acquisitions

The following overviews describe three investments that the Company has made or intends to make.  Each investment represents a material portion of the anticipated net proceeds of the minimum offering.

Acquisition of Synchrony Preferred Equity

On August 19, 2016, we acquired a $2,000,000 preferred equity investment from Realty Mogul, Co. for a purchase price of $1,964,084.64, which represents the $2,000,000 investment less $45,896.00 of principal payments previously received by Realty Mogul, Co. plus $9,980.64 of accrued but unpaid interest through August 19, 2016. The acquisition was partially financed with investor funds with the remainder as a loan from Realty Mogul, Co.

This investment is in relation to an acquisition of a 150,000 square foot single-tenant occupied office property in May, 2016. The property, leased to Synchrony Financial, is located on 4500 Munson Street NW, Canton, Ohio 44718, which is a half mile from the Belden Village Mall, one block from Springbrook Plaza and less than one mile to other retail.

The office building was originally built in 2001 as a build-to-suit building for General Electric Company, and has been leased to Synchrony Financial, a spin-off from General Electric Company, since construction. Synchrony Financial signed a 10-year lease in January 2016. The lease is guaranteed by Synchrony Financial, which went public in 2014 and has a BBB- credit rating from Standard & Poor’s.

The sponsor acquired the property at a price equal to $106 per square foot, which is lower than the estimated replacement cost of $150 per square foot. Synchrony Financial leases the property under a triple-net lease. As is typical of tenants in triple-net leases, the tenant of this property carries all property taxes, insurance and maintenance expenses, resulting in lower landlord expenses when compared to other types of leases.

The preferred equity investment has a 10% fixed interest rate and is fully amortizing over 5.5 years (the amortization began in May 2016).  The preferred equity investment is expected to be repaid in full by December 2021, before Synchrony Financial’s 10-year lease expires.

The sponsor and the sponsor’s affiliates specialize in acquiring office and retail assets with a long-term investment objective, and they have previously acquired 12 assets with a combined value of $56 million. The sponsor plans to hold the property long term.

The sponsor financed the acquisition with (i) $12,000,000 in senior debt, (ii) $2,000,000 in preferred equity (held by us), and (iii) $1,950,454 in common equity.

The property is located in Stark County within Northeastern Ohio.  Stark County’s economic base is fairly representative of the Northeast Ohio region with services, trade and manufacturing industries employing the largest number of workers.

Realty Mogul, Co. and affiliates, as part of the original investment made in May 2016, received $40,000 in origination fees before we acquired the investment. These fees were not borne by us.

Acquisition of Orange County Mezzanine Financing — Garden Grove, CA

On August 19, 2016, we acquired a $3,915,000 mezzanine loan related to a self-storage conversion project in Garden Grove, CA. The borrower is a special purpose entity formed by the sponsor and its affiliates for the purpose of this transaction.

We acquired the mezzanine loan from Realty Mogul, Co. for a purchase price of $3,937,728.75, which represents the $3,915,000 investment plus $22,728.75 of accrued but unpaid interest through August 19, 2016. The acquisition was partially financed with investor funds with the remainder as a loan from Realty Mogul, Co.

The property is located on 12321 Western Avenue, Garden Grove, CA 92841 in Orange County, 34 miles south of Los Angeles, CA.  Garden Grove is an infill market, meaning it has limited and restricted development opportunities.  As of 2015, there were over 246,000 people residing in a three-mile radius of the property. The property, originally built in 1973, is situated on a 3.30-acre site, with 275 feet of frontage on Western Avenue, a north-south arterial road with over 18,000 cars using the road daily.

The sponsor plans to perform extensive improvements and convert the property from an industrial one into an 896-unit self-storage facility, with 383 first floor units and 513 second floor units. The second floor will be climate-controlled. The sponsor and its affiliates have experience with self-storage conversions. They have designed, developed, owned and managed approximately 100 self-storage facilities, and they own another storage property close to this property in Westminster, California.  As with all conversion projects, there is risk that the project will not be completed on the anticipated timeline or budget.  Failure to successfully complete the conversion on time and on budget may impact the returns on this investment.

The investment has an initial fixed interest rate of 11% through July 2018 and a 12.5% fixed interest rate for the remaining 60 months.

The sponsor intends to sell the property after the conversion and has signed a non-binding letter of intent with a third-party self-storage REIT to purchase the property. There is, however, no guarantee that the property will be purchased by another party post-conversion for a higher price or at all. In the event that the sponsor cannot sell the property upon conversion, we believe (but cannot guarantee) that the sponsor is well equipped to lease up and manage the asset during any extended marketing period.

We believe that the self-storage market in Garden Grove, CA is a high-occupancy self-storage market, as the current occupancy rate for self-storage properties within a three-mile radius of the property is 94.1%.  This occupancy rate, however, is subject to change and may be impacted by events beyond our control.

The sponsor financed the acquisition with: (i) $9,700,000 in senior debt, (ii) $3,915,000 in mezzanine debt (held by us), and (iii) $1,569,283 in equity.

Realty Mogul, Co. and affiliates, as part of the original investment made in July 2016, received $78,300 in origination fees and $1,500 in administrative fees before we acquired the investment. These fees were not borne by us.

Potential Investments

Animas Preferred Equity

There is a reasonable probability that we may acquire from Realty Mogul, Co. a $1,460,525 preferred equity investment in connection an acquisition of the Animas Building, a 111,451 square foot office/warehouse/production property in West Chester, Pennsylvania (the “Animas Building”).  The Animas Building is 100% leased to Animas Corporation through 2021. If we acquire the preferred equity investment, we will pay Realty Mogul, Co. (i) $1,460,525 less us any principal payments it has received since making the investment and (ii) any accrued but unpaid interest.  Realty Mogul, Co. would keep any interest payments it has received until the date we acquire the investment.  The sponsor and the sponsor’s affiliates specialize in acquiring office and retail assets with a long term investment objective and currently holds 12 assets worth a combined $56 million, including Synchrony Financial, as mentioned above. Animas is a subsidiary of Johnson & Johnson.

Animas is the sole tenant and leases 100% of the Animas Building under a triple-net-lease, and the sponsor plans to hold the Animas Building long term. The preferred equity investment in the building, which represents 15.39% of the total financing, is fully amortizing over a four-year period, and is set to be paid off by October 2020, which is prior to the expiration of the Animas Corporation lease in 2021. The investment would have a 10.50% fixed interest rate.

Market Outlook — Real Estate Finance Markets

We are encouraged by continued improvement in commercial real estate capital and credit markets, as well as the positive macroeconomic growth supporting the CRE industry.  As we look ahead the next three years, we believe improving fundamentals, transactions, and commercial real estate lending activities will continue to strengthen in core United States metro markets.  We also expect the trend of high foreign direct investment in United States markets and real estate assets to continue.  Further, assistance provided by governmental support programs and commitments over the immediate future are expected to further support U.S. capital markets over the immediate future.

If markets continue to strengthen, the competition for risk-adjusted yield will intensify.  We believe the Realty Mogul Platform provides us with a competitive edge in searching for value and attractive opportunities across wider markets and property types during a period of increased competition.  Additionally, innovative funding options and quicker closing timelines from Realty Mogul, Co. allow for greater financing availability in a period of rising competition amongst capital providers.

However, risks related to interest rate hikes and regulatory changes could adversely affect growth and the values of our investments.  In the event market fundamentals deteriorate, our real estate portfolio or the collateral security in any loan investment we make may be impaired as a result of lower occupancy, lower rental rates, and/or declining values.  Further, these circumstances may materially impact the cost and availability of credit to borrowers, hampering the ability of our Manager to acquire new loans or investments with attractive risk adjusted returns.

As a protective measure against interest rate fluctuations and regulatory uncertainty, we generally target investments of relatively short duration for greater flexibility and adaptability during times of interest rate volatility or regulatory uncertainty.  Our ability to quickly adapt is further aided by the more direct and “just-in-time” nature of our capital sourcing cycle.

Over the short term, management remains cautiously optimistic about the opportunity to acquire loans and investments offering attractive risk-adjusted returns in our targeted investment markets.  However, we recognize disruptions in financial markets can occur at any time.  By targeting modest leverage and short target investment durations, we believe we will remain well positioned, as compared to our competitors, in the event current market dynamics deteriorate.

Investment Company Act Considerations

We intend to conduct our operations so that neither we nor any subsidiaries we establish will be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. A person will generally be deemed to be an “investment company” for purposes of the Investment Company Act if, absent an available exception or exemption, it (i) is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or (ii) owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

We intend to rely on an exclusion from the definition of investment company provided by either Section 3(c)(5)(C) or Section 3(c)(6) of the Investment Company Act. Section 3(c)(5)(C) of the Investment Company Act, as interpreted by the staff of the Securities and Exchange Commission, or the SEC, requires us to invest at least 55% of our assets in “mortgages and other liens on and interest in real estate” (or Qualifying Real Estate Assets) and at least 80% of our assets in Qualifying Real Estate Assets plus real estate-related assets.

We intend to invest in and manage a diversified portfolio of commercial real estate investments.  We expect to use a significant majority of the net proceeds from this offering to invest and hold at least 55% of our total assets in commercial real estate loans (including senior mortgage loans, subordinated mortgage loans, and mezzanine debt and participations (also referred to as B-Notes) that meet certain criteria outlined by the staff of the SEC), each of which are Qualifying Real Estate Assets.  In addition, we intend to hold at least 80% of our total assets in a combination of Qualifying Real Estate Assets and real estate-related assets. These real estate-related assets may include assets such as equity interests in companies that own real estate; preferred equity in commercial real estate debt securities such as CMBSs and CDOs; and, in certain cases when we have excess cash, interests in publicly traded REITs.  We will monitor our holdings under the 55% test and the 80% test in an effort to comply with Section 3(c)(5)(C) and related guidance.

Based on these holdings, we believe that we will not be considered an investment company for purposes of Section 3(c)(5)(C) of the Investment Company Act. Consequently, we expect to be able to conduct our operations such that we will not be required to register as an investment company under the Investment Company Act.

On August 31, 2011, the SEC issued a concept release titled “Companies Engaged in the Business of Acquiring Mortgages and Mortgage-Related Instruments” (SEC Release No. IC29778). Under the concept release, the SEC is reviewing interpretive issues related to the Section 3(c)(5)(C) exclusion. The potential outcomes of the SEC’s actions are unclear as is the SEC’s timetable for its review and actions. If the SEC determines that any of our securities are not Qualifying Real Estate Assets or real estate-related assets or otherwise believes we do not satisfy the exclusion under Section 3(c)(5)(C), we could be required to restructure our activities or sell certain of our assets. The net effect of these factors could be to lower our net returns.  Further, if we fail to qualify for exclusion from registration as an investment company due to such changes, our ability to use leverage would be substantially reduced, and we would not be able to conduct our business as described. Our business would be materially and adversely affected.

Section 3(c)(6) of the Investment Company Act excludes from the definition of “investment company” any company primarily engaged, directly or through majority-owned subsidiaries, in a business, among others, described in Section 3(c)(5)(C) of the Investment Company Act.  The SEC has indicated that Section 3(c)(6) requires a company to hold at least 55% of its assets in, and derive 55% of its income from, a Section 3(c)(5)(C) business.  The staff of the SEC has issued little additional interpretive guidance with respect to Section 3(c)(6).  To the extent we choose to hold our real estate investments through subsidiaries, we may rely on Section 3(c)(6) of the Investment Company Act rather than Section 3(c)(5)(C).  In such a case, we intend that more than 55% of our assets would be held in, and more than 55% of our income would be derived from, a combination of our interests in our majority-owned subsidiaries, and Qualifying Real Estate Assets.  Our majority-owned subsidiaries would rely on Section 3(c)(5)(C), described above.  Based on these holdings, we believe that we would not be considered an investment company for purposes of Section 3(c)(6) of the Investment Company Act.  Consequently, we expect we would be able to conduct our operations such that we would not be required to register as an investment company under the Investment Company Act.

If the staff of the SEC were to disagree with our approach to our compliance with Section 3(c)(6), we would need to adjust our investment strategy.  Any such adjustment in our strategy could have a material adverse effect on us.

Under the Investment Company Act, a majority-owned subsidiary of a person is defined as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person.  For purposes of Section 3(c)(6) of the Investment Company Act, we intend to treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries.  The determination of whether an entity is a majority-owned subsidiary of the Company will be made by us.  We have not asked the staff of the SEC for its concurrence with our analysis, and it is possible that the staff of the SEC could disagree with any of our determinations.  If the staff of the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our investment strategy.  Any such adjustment in our strategy could have a material adverse effect on us.

The assets we and any subsidiaries may acquire are limited by the provisions of the Investment Company Act, the rules and regulations promulgated under the Investment Company Act, and interpretative guidance from the SEC and its staff.  These limitations may adversely affect our performance.  In addition, to the extent the SEC’s staff provides different or more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly.  Any additional guidance from the SEC or its staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.  The loss of our exclusion from regulation pursuant to the Investment Company Act could require us to restructure our operations, sell certain of our assets, or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations.

Critical Accounting Policies

Below is a discussion of the accounting policies that management believes will be critical once we commence operations.  We consider these policies critical because we believe that understanding these policies is critical to understanding and evaluating our reported financial results.  Additionally, these policies may involve significant management judgments and assumptions, or require estimates about matters that are inherently uncertain.  These judgments will affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods.  With different estimates or assumptions, materially different amounts could be reported in our financial statements.  Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Revenue Recognition

We will recognize interest income from our real estate debt investments on an accrual basis over the life of the investment. We will recognize fees, discounts, premiums, anticipated exit fees and direct cost over the term of the loan.

We will recognize interest income from available for sale securities on an accrual basis over the life of the investment on a yield-to-maturity basis.

Available for Sale Securities

We will determine the appropriate classification of our investments in securities at the time of purchase and reevaluate such determination at each balance sheet date in accordance with ASC 320 “Accounting for Certain Investments in Debt and Equity Securities” (“ASC 320”). Securities for which we will not have the intent or the ability to hold to maturity will be classified as available for sale securities. We will use quoted prices in active markets to measure the fair value of securities available for sale, when available. When unavailable, the Company will use prices obtained from independent third-party pricing services to measure the fair value.

Credit Losses, Impairment and Allowance for Doubtful Accounts

We will assess whether unrealized losses on the change in fair value on our available for sale securities reflect a decline in value which is other than temporary in accordance with Emerging Issues Task Force, or EITF, 03-1 “The Meaning of Other than Temporary Impairment and its Application to Certain Investments.” If it is determined that the decline in value is other than temporary, the impaired securities will be written down through earnings to their fair values. Significant judgment of management is required in this analysis, which includes, but is not limited to, making assumptions regarding the collectability of the principal and interest, net of related expenses, on the underlying loans.

We will establish allowances for real estate debt investment losses based upon a periodic review of the loan investments. Income recognition will generally be suspended for the investments at the earlier of the date at which payments become 90 days past due or when, in the opinion of management, a full recovery of income and principal becomes doubtful. Income recognition will be resumed when the suspended investment becomes contractually current and performance is demonstrated to be resumed. In performing this review, management will consider the estimated net recoverable value of the investment as well as other factors, including the fair market value of any collateral, the amount and the status of any senior debt, the prospects for the borrower and the economic situation of the region where the borrower does business. Because this determination will be based upon projections of future economic events, which are inherently subjective, the amounts ultimately realized from the investments may differ materially from the carrying value at the balance sheet date.

Fair Value

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values:

Level 1 — Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2 — Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3 — Significant unobservable inputs that reflect a company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

Fair Value Option

ASC 825 “Fair Value Option for Financial Assets and Financial Liabilities” (“ASC 825”) provides a fair value option election that allows companies to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and liabilities.  ASC 825 permits the fair value option election on an instrument by instrument basis at initial recognition.  We have decided not to make this election.

DESCRIPTION OF OUR COMMON SHARES

The following descriptions of our common shares, certain provisions of Delaware law and certain provisions of our certificate of formation and LLC Agreement, which will be in effect upon consummation of this offering, are summaries and are qualified by reference to Delaware law, our certificate of formation and our LLC Agreement, copies of which are filed as exhibits to the offering statement of which this offering circular is a part.  See “Additional Information.”

General

We are a Delaware limited liability company organized on March 2, 2016 under the Delaware Limited Liability Company Act, or Delaware LLC Act, issuing limited liability company interests.  The limited liability company interests in the Company will be denominated in common shares of limited liability company interests, or common shares, and, if created in the future, preferred shares of limited liability company interests, or preferred shares.  Our LLC Agreement provides that we may issue an unlimited number of common shares with the approval of our Manager and without shareholder approval.

All of the common shares offered by this offering circular will be duly authorized and validly issued.  Upon payment in full of the consideration payable with respect to the common shares, as determined by our Manager, the holders of such shares will not be liable to us to make any additional capital contributions with respect to such shares (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the Delaware LLC Act).  Holders of common shares have no conversion, exchange, sinking fund or appraisal rights, no pre-emptive rights to subscribe for any securities of the Company and no preferential rights to distributions.  However, holders of our common shares will be eligible to participate in our quarterly share repurchase program, as described below in “—Quarterly Share Repurchase Program”.

We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2016.

Distributions

We expect that our Manager will declare and pay distributions monthly in arrears Shareholders who are record holders with respect to declared distributions will be entitled to such distributions until such time as the shareholders have had their shares repurchased by us.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes.  Generally, income distributed will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income each year (computed without regard to the dividends paid deduction and our net capital gain).  Distributions will be authorized at the discretion of our Manager, in accordance with our earnings, present and reasonably projected future cash flows and general financial condition.  Our Manager’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements and to avoid U.S. federal income and excise taxes on retained income and gains.

We are not prohibited from distributing our own securities in lieu of making cash distributions to shareholders.  Our LLC Agreement also gives our Manager the right to distribute other assets rather than cash. The receipt of our securities or assets in lieu of cash distributions may cause shareholders to incur transaction expenses in liquidating the securities or assets, to the extent they are able to sell such securities or assets at all.  We do not anticipate that we will distribute other assets in kind (other than in the context of a roll up transaction).  While we do not have a set timeframe, we intend to pursue a liquidity transaction.  See “Investment Objectives and Strategy – Liquidity Event.”

Although our goal is to fund the payment of distributions solely from cash flow from operations, we may pay distributions from other sources, including the net proceeds of this offering, cash advances by our Manager, cash resulting from a waiver of fees or reimbursements due to our Manager, borrowings in anticipation of future operating cash flow and the issuance of additional securities, and we have no limit on the amounts we may pay from such other sources.  If we fund distributions from financings or the net proceeds from this offering, we will have less funds available for investment in real estate properties, real estate-related assets and other investments.  We expect that our cash flow from operations available for distribution will be lower in the initial stages of this offering until we have raised significant capital and made substantial investments.  Further, because we may receive income at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund expenses, during the early stages of our operations and from time to time thereafter, we may declare distributions in anticipation of cash flow that we expect to receive during a later period and these distributions would be paid in advance of our actual receipt of these funds.  In these instances, we may look to third party borrowings, our offering proceeds or other sources to fund our distributions.

Our distributions, including distributions that are reinvested pursuant to our distribution reinvestment plan, will constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes.  To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s shares, and to the extent that it exceeds the holder’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares. Distributions received pursuant to our distribution reinvestment plan will be considered a new share purchase as of the distribution date.

Funds from Operations and Adjusted Funds from Operations

Our Manager believes that funds from operations, or FFO, and adjusted funds from operations, or AFFO, each of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and of the Company in particular.  We will compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/uncombined partnerships and joint ventures.  FFO, as defined by NAREIT, is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations.

We will calculate AFFO by subtracting from (or adding to) FFO:

•	the amortization or accrual of various deferred costs; and

•	an adjustment to reverse the effects of unrealized gains/(losses).

Our calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs.  Our management will utilize FFO and AFFO as measures of our operating performance, and believes they will be useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash expenses.  Additionally, FFO and AFFO will serve as measures of our operating performance because they facilitate evaluation of the Company without the effects of selected items required in accordance with GAAP that may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods.  Furthermore, although FFO, AFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and AFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP.  Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties.  Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

Voting Rights

Our common shareholders will have voting rights only with respect to certain matters, as described below.  Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of common shareholders.  Generally, matters to be voted on by our shareholders must be approved by either a majority or supermajority, as the case may be, of the votes cast by all common shares present in person or represented by proxy.  If any such vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.

The following circumstances will require the approval of holders representing a majority or supermajority, as the case may be, of the common shares:

•	any amendment to our LLC Agreement that would adversely change the rights of the common shares (majority of affected class/series);

•	removal of our Manager as the manager of the Company for “cause” as described under “Management—Term and Removal of our Manager” (two-thirds); and

•	all such other matters as our Manager, in its sole discretion, determines will require the approval of shareholders, or as otherwise required by law.

General Procedures

Public Announcements; Notices.  In the case of specified dispositions changes to our offering price per share or changes to the repurchase price for our shares, we will publicly announce or otherwise provide specified information to holders of common shares.

Meetings.  Our LLC Agreement provides that special meetings of shareholders may only be called by our Manager.  There will be no annual or regular meetings of the members.

Fractional Shares.  Our Manager may issue or deliver fractional shares to any holder of common shares upon any repurchase or distribution under the provisions described under “—Quarterly Share Repurchase Program”;  “─ Distribution Reinvestment Plan.” However, our Manager will not be able to issue shares to the extent that such purchase would cause us to exceed the offering limit of $50,000,000 set herein.

Adjustments for Distributions.  Upon the repurchase of any common shares, the repurchase price will be reduced by the aggregate sum of distributions, if any, declared on the shares subject to the repurchase request with record dates during the period between the quarter-end repurchase request date and the repurchase date.  If a repurchase date with respect to common shares comes after the record date for the payment of a distribution to be paid on those shares but before the payment or distribution, the registered holders of those shares at the close of business on such record date will be entitled to receive the distribution on the payment date, notwithstanding the repurchase of those shares or our default in payment of the distribution.

Payment of Taxes.  If any person wants us to transfer shares held in such person’s name to a different name, that person must pay any transfer or other taxes required by reason of such transfer or establish, to the satisfaction of us or our agent, that the tax has been paid or is not applicable.

Liquidation Rights

In the event of a liquidation, termination or winding up of the Company, whether voluntary or involuntary, we will first pay or provide for payment of our debts and other liabilities, including the liquidation preferences of any class of preferred shares.  Thereafter, holders of our common shares will share in our funds remaining for distribution pro rata in accordance with their respective interests in the Company.

Preferred Shares

Section 215(e) of the Delaware LLC Act also specifically authorizes the creation of ownership interests of different classes of limited liability company interests, having such relative rights, powers and duties as the limited liability company agreement may provide, and may make provision for the future creation in the manner provided in the limited liability company agreement of additional classes of membership interests.  In accordance with this provision, our LLC Agreement provides that our Manager is authorized to provide for the issuance from time to time of an unlimited amount of one or more classes or series of preferred shares of limited liability company interests, or preferred shares.  Unless otherwise required by law or by any stock exchange, if applicable, any such authorized preferred shares will be available for issuance without further action by our common shareholders.  Our Manager is authorized to fix the number of preferred shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series and without shareholder approval.  As of the date of this offering circular, no preferred shares are outstanding and we have no current plans to issue any preferred shares.

We could issue a class or series of preferred shares that could, depending on the terms of the class or series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of holders of common shares might believe to be in their best interests or in which holders of common shares might receive a premium for their common shares.

Transfer Agent and Registrar.  The transfer agent and registrar for our shares is FundAmerica Technologies, LLC.  The transfer agent’s address is 641 Lexington Avenue, Suite 1518, New York, NY 10022.

LLC Agreement

Non-Member Manager

Our LLC Agreement designates RM Adviser, LLC, an affiliate of Realty Mogul, Co., as our non-member manager.  Our Manager will generally not be entitled to vote on matters submitted to our shareholders, although its approval will be required with respect to certain amendments to our LLC Agreement that would adversely affect its rights.  Our Manager will not have any distribution, repurchase, conversion or liquidation rights by virtue of its status as the Manager.

Organization and Duration

We were formed on March 2, 2016, as MogulREIT I, LLC, a Delaware limited liability company, and will remain in existence until dissolved in accordance with our LLC Agreement.

Purpose

Under our LLC Agreement, we are permitted to engage in any business activity that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to our LLC Agreement relating to such business activity; provided, however, that, our Manager may only revoke or otherwise terminate our REIT election, without approval of our shareholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

Agreement to be Bound by our LLC Agreement; Power of Attorney

By purchasing a common share, you will be admitted as a member of the Company and will be bound by the provisions of, and deemed to be a party to, our LLC Agreement.  Pursuant to our LLC Agreement, each shareholder and each person who acquires a common share from a shareholder grants to our Manager a power of attorney to, among other things, execute and file documents required for our qualification, continuance, conversion to a corporation, listing on a national securities exchange, initial public offering or dissolution.  The power of attorney also grants our Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, our LLC Agreement.

Limited Liability and Indemnification of our Manager and Others

Subject to certain limitations, our LLC Agreement limits the liability of our Manager, its officers and directors, our Sponsor and our Sponsor’s shareholder and affiliates, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our Manager, its officers and directors, our Sponsor and our Sponsor’s shareholder and affiliates.

Our LLC Agreement provides that to the fullest extent permitted by applicable law our Manager, its officers and directors, our Sponsor and our Sponsor’s shareholder and affiliates will not be liable to us.  In addition, pursuant to our LLC Agreement, we have agreed to indemnify our Manager, its officers and directors, our Sponsor and our Sponsor’s shareholder and affiliates, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company and attorney’s fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or our LLC Agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been the manager or one of our Manager’s directors or officers.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Amendment of our LLC Agreement; Exclusive Authority of our Manager to Amend our LLC Agreement

Amendments to our LLC Agreement may be proposed only by or with the consent of our Manager.  Our Manager will not be required to seek approval of the shareholders to adopt or approve any amendment to our LLC Agreement, except to the extent that such amendment would limit the rights of the holders of any class or series of shares or would otherwise have an adverse effect on such holders.  In such a case, the proposed amendment must be approved in writing by holders representing a majority of the class or series of shares so affected.

Termination and Dissolution

We will continue as a limited liability company until terminated under our LLC Agreement.  We will dissolve upon: (1) the election of our Manager to dissolve us; (2) the sale, exchange or other disposition of all or substantially all of our assets; (3) the entry of a decree of judicial dissolution of the Company; or (4) at any time that we no longer have any shareholders, unless our business is continued in accordance with the Delaware LLC Act.

Books and Reports

We are required to keep appropriate books of our business at our principal offices.  The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP.  For financial reporting purposes and federal income tax purposes, our fiscal year and our tax year are the calendar year.

Determinations by our Manager

Any determinations made by our Manager under any provision described in our LLC Agreement will be final and binding on our shareholders, except as may otherwise be required by law.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, shares of the Company must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year.  Also, not more than 50% of the value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).  To qualify as a REIT, we must satisfy other requirements as well.  See “U.S. Federal Income Tax Considerations—Requirements for Qualification as a REIT.”

To assist us in qualifying as a REIT, our LLC Agreement, subject to certain exceptions, contains restrictions on the number and value of our common shares and the number and value of shares of the Company that a person may own.  Our LLC Agreement provides that generally no person may own, or be deemed to own by virtue of certain attribution provisions of the Code, either more than 9.8% in value or in number of our common shares, whichever is more restrictive, or more than 9.8% in value or in number of our shares, whichever is more restrictive.  We refer to these limits collectively as the “ownership limit.”  An individual or entity that becomes subject to the ownership limit or any of the other restrictions on ownership and transfer of the shares of the Company described below is referred to as a “prohibited owner” if, had the violative transfer or other event been effective, the individual or entity would have been a beneficial owner or, if appropriate, a record owner of shares.

The applicable constructive ownership rules under the Code are complex and may cause our shares owned actually or constructively by a group of individuals and/or entities to be owned constructively by one individual or entity.  As a result, the acquisition of less than 9.8% by value or number of our common shares, whichever is more restrictive, or 9.8% by value or number of our shares, whichever is more restrictive, (or the acquisition of an interest in an entity that owns, actually or constructively, our shares by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of the ownership limit.

Our Manager may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limit or establish a different limit on ownership, or excepted holder limit, for a particular shareholder if the shareholder’s ownership in excess of the ownership limit would not result in the Company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise would result in the Company failing to qualify as a REIT.  As a condition of its waiver or grant of excepted holder limit, our Manager may, but is not required to, require an opinion of counsel or IRS ruling satisfactory to our Manager in order to determine or ensure the Company’s qualification as a REIT.  In addition, our Manager will reject any investor’s subscription in whole or in part if it determines that such subscription would violate such ownership limits.

In connection with granting a waiver of the ownership limit, creating an excepted holder limit or at any other time, our Manager may from time to time increase or decrease the ownership limit for all other individuals and entities unless, after giving effect to such increase, five or fewer individuals could beneficially or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding of the Company or the Company would otherwise fail to qualify as a REIT.  Prior to the modification of the ownership limit, our Manager may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT.  A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common shares or shares of the Company, as applicable, is in excess of such decreased ownership limit until such time as such individual’s or entity’s percentage ownership of our common shares or shares of the Company, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of our common shares or shares of the Company, as applicable, in excess of such percentage ownership of our common shares or shares of the Company will be in violation of the ownership limit.

Our LLC Agreement further prohibits:

•

any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of the Company that would result in the Company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

•	any person from transferring our shares if such transfer would result in our shares being owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares that will or may violate the ownership limit or any of the other foregoing restrictions on ownership and transfer of our shares, or who would have owned our shares transferred to a trust as described below, must immediately give us written notice of the event, or in the case of an attempted or proposed transaction, must give at least 15 days’ prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT.  The foregoing restrictions on ownership and transfer of our shares will not apply if our Manager determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance with the restrictions and limitations on ownership and transfer of our shares as described above is no longer required in order for us to qualify as a REIT.

If any transfer of our shares would result in our shares being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares.  In addition, if any purported transfer of our shares or any other event would otherwise result in any person violating the ownership limit or an excepted holder limit established by our Manager or in the Company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares.  The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust.  Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust.  If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or the Company being “closely held” under Section 856(h) of the

Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then our LLC Agreement provides that the transfer of the shares will be null and void.

Shares of the Company transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported NAV value for our common shares on the day of the event which resulted in the transfer of such shares to the trust) and (2)  the last reported NAV value of our common shares on the date we accept, or our designee accepts, such offer (or $10.00 if no NAV has been reported).  We may reduce the amount payable by the amount of any dividend or other distribution that we have paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed to the trustee as described above, and we may pay the amount of any such reduction to the trustee for the benefit of the charitable beneficiary.  We have the right to accept such offer until the trustee has sold the shares held in the trust as discussed below.  Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such shares will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, as soon as practicable after receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limit or the other restrictions on ownership and transfer of shares of the Company.  After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported NAV value for our common shares on the day of the event which resulted in the transfer of such shares to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares.  The trustee may reduce the amount payable to the prohibited owner by the amount of any dividend or other distribution that we paid to the prohibited owner before we discovered that the shares had been automatically transferred to the trust and that are then owed to the trustee as described above.  Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the beneficiary of the trust, together with any dividends or other distributions thereon.  In addition, if, prior to discovery by us that our shares have been transferred to a trust, such shares are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand.  The prohibited owner has no rights in the shares held by the trustee.

The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner.  Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary of the trust, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust.  These rights will be exercised for the exclusive benefit of the beneficiary of the trust.  Any dividend or other distribution paid prior to our discovery that our shares have been transferred to the trust will be paid by the recipient to the trustee upon demand.

Subject to Delaware law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible Company action, then the trustee may not rescind and recast the vote.

In addition, if our Manager determines in good faith that a proposed transfer or other event would violate the restrictions on ownership and transfer of our shares, our Manager may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to repurchase our shares, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our shares, within 30 days after the end of each taxable year, must give us written notice, stating the shareholder’s name and address, the number of shares of each class of the Company that the shareholder beneficially owns and a description of the manner in which the shares are held.  Each such owner must provide to us in writing such additional information as we may request in order to determine the effect, if any, of the shareholder’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limit.  In addition, each shareholder must provide to us in writing such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Our shares will bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common shares or otherwise be in the best interest of the holders of the common shares.

Personal Conduct Repurchase Right

Our LLC Agreement provides that we may elect to repurchase, at a price equal to $10.00 per share through September 30, 2017, and equal to the NAV per share value thereafter, all of the common shares held by an investor in the event that such investor fails to conform its personal conduct to common and accepted standards of good citizenship or conducts itself in a way that reflects poorly upon us, as determined by our Manager in its sole and absolute discretion.  The purchase price will be payable to the investor in a single payment, with the payment becoming due fifteen (15) business days following the date on which we provide notice to the investor of our decision to repurchase the common shares.

Prospect of Roll-Up/Public Listing

Our Manager may determine that it is in our best interest to (i) contribute to, or convert the Company into, an alternative vehicle, through consolidation, merger or other similar transaction with other companies, some of which may be managed by our Manager or its affiliates, referred to in this offering circular as a Roll-Up, (ii) list our shares (or shares of the Roll-Up vehicle) on a national securities exchange, or (iii) convert to a corporation and list the converted shares on a national securities exchange.  In connection with a Roll-Up, shareholders may receive from the Roll-Up vehicle cash, stock, securities or other interests or assets of such vehicle, on such terms as our Manager deems fair and reasonable, provided, however, that our Manager will be required to obtain approval of shareholders holding a majority of the outstanding common shares if required by applicable laws or regulations.

Anti-Takeover Effects of Our LLC Agreement and Delaware Law

The following is a summary of certain provisions of our LLC Agreement and Delaware law that may be deemed to have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change of control of the Company.  These provisions include the following:

Authorized but Unissued Shares

Our LLC Agreement authorizes us to issue additional common shares or other securities of the Company for the consideration and on the terms and conditions established by our Manager without the approval of our shareholders.  In particular, our Manager is authorized to provide for the issuance of an unlimited amount of one or more classes or series of shares of the Company, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series.  Our ability to issue additional shares and other securities could render more difficult or discourage an attempt to obtain control over us by means of a tender offer, merger or otherwise.

Delaware Business Combination Statute—Section 203

We are a limited liability company organized under Delaware law.  Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control.  Section 203 of the Delaware General Corporation Law (DGCL), or Section 203, which restricts certain business combinations with interested shareholders in certain situations, does not apply to limited liability companies unless they elect to utilize it.  Our LLC Agreement does not currently elect to have Section 203 apply to us.  In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction by which that person became an interested shareholder, unless the business combination is approved in a prescribed manner.  For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an interested shareholder is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of our voting shares.  Our Manager may elect to amend our LLC Agreement at any time to have Section 203 apply to us.

Distribution Reinvestment Plan

Pursuant to our distribution reinvestment plan beginning in the first quarter of 2017, you may elect to have your dividends and other distributions, excluding those dividends and other distributions that our Manager designates as ineligible for reinvestment through the plan, reinvested in additional shares of our common shares, in lieu of receiving cash distributions. The following discussion summarizes the principal terms of this plan. Exhibit 4.2 to this offering circular contains the full text of our distribution reinvestment plan.

Eligibility

All of our common shareholders are eligible to participate in our distribution reinvestment plan; however, we may elect to deny your participation in our distribution reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

You must cease participation in our distribution reinvestment plan if you no longer meet the suitability standards or cannot make the other investor representations set forth in the then-current offering circular or in the subscription agreement. Participants must agree to notify us promptly when they no longer meet these standards. See Suitability Standards (immediately following the cover page) and the form of subscription agreement attached hereto as Exhibit 4.1 to this offering circular.

Election to Participate

You may elect to participate in our distribution reinvestment plan by completing the subscription agreement, an enrollment form or another approved form available from us. Your participation in our distribution reinvestment plan will begin with the next distribution made after receipt of your enrollment form. For each individual investment you make, you can choose to include it in our distribution reinvestment plan in its entirely or not at all. You may not choose to include a portion of an investment in the distribution reinvestment plan. However, if you make several investments, you may choose to include only some of these investments in the distribution reinvestment plan. You may change the individual investments that will be included in the distribution reinvestment plan at any time by completing a new enrollment form or other form provided for that purpose.

Share Purchases

Shares will be purchased under our distribution reinvestment plan on the distribution payment dates. Participants in the distribution reinvestment plan may purchase fractional shares so that 100% of the distributions will be used to acquire shares.

Until the Company establishes an estimated value per Share that is not based on the price to acquire a Share in the Company’s primary offering, participants in the distribution reinvestment plan will acquire Shares at a price of $10.00 per share. Upon the calculation of NAV, participants in the distribution reinvestment plan will acquire Shares at a price equal to the NAV as updated quarterly.

Transaction History

You or your designee will have access to a transaction listing showing your purchases under our distribution reinvestment plan. Your transaction history will contain the following information:

•	each distribution reinvested for your account;

•	the date of the reinvestment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

Use of Proceeds

We expect to use the net proceeds from the sale of shares under our distribution reinvestment plan for general corporate purposes including, but not limited to, the following:

•	the acquisition of real estate investments; and

•	the repayment of debt.

We cannot predict with any certainty how much, if any, distribution reinvestment plan proceeds will be available for specific purposes.

Voting

You may vote all shares, including fractional shares that you acquire through our distribution reinvestment plan.

Tax Consequences of Participation

If you elect to participate in our distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to our distribution reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount, if any. You will be taxed on the amount of the distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. See Federal Income Tax Considerations—Taxation of Taxable U.S. Shareholders and Federal Income Tax Considerations—Taxation of Non-U.S. Shareholders. You may be subject to backup withholding if you fail to comply with certain tax requirements. See Federal Income Tax Considerations—Backup Withholding and Information Reporting.

Termination of Participation

Once enrolled, you may continue to purchase shares under our distribution reinvestment plan until we have: sold all of the shares registered in this offering; terminated this offering; or terminated our distribution reinvestment plan. You may terminate your participation in our distribution reinvestment plan at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least ten business days prior to the last business day of the month to which the distribution relates, and the participant’s termination will be effective for the next date shares are purchased under the distribution reinvestment plan. Any transfer of your shares will effect a termination of the participation of those shares in our distribution reinvestment plan. We will terminate your participation in our distribution reinvestment plan to the extent that a reinvestment of your distributions would cause you to violate the ownership limit contained in our charter, unless you have obtained an exemption from the ownership limit from our board of directors. We may also terminate your participation in our distribution reinvestment plan if your investment would cause us to exceed the limits set forth in the section of the offering circular entitled “ERISA Considerations”.

Amendment or Termination of Plan

We may amend or terminate our distribution reinvestment plan for any reason at any time upon ten days’ notice to the participants. We may provide notice by including such information (a) in a material events filing or in our annual or semi-annual reports, all publicly filed with the SEC or (b) in a separate mailing to the participants.

Valuation Policies

At the end of each fiscal quarter, beginning September 30, 2017, our affiliates internal accountants will calculate our NAV per share. The NAV calculation will reflect the total value of our assets minus the total value of our liabilities, divided by the number of shares outstanding as of the determination date. Our commercial real estate assets and investments will constitute a significant component of our total assets. We will take estimated values of each of our commercial real estate assets and investments, including related liabilities, based upon performance, outstanding principal balance, market default rates, discount rates, loss severity rates, and, if our Manager deems it necessary, individual appraisal reports of the underlying real estate assets provided periodically by an independent valuation expert.

As with any methodology used to estimate value, the methodology that will be employed by our affiliates internal accountants is based upon a number of estimates and assumptions about future events that may not be accurate or complete. Further, different parties using different assumptions and estimates could derive a different NAV per share, which could be significantly different from our calculated NAV per share. NAV will fluctuate over time and does not represent: (i) the price at which our shares would trade on a national securities exchange, (ii) the amount per share a shareholder would obtain if he, she or it tried to sell his, her or its shares or (iii) the amount per share shareholders would receive if we liquidated our assets and distributed the proceeds after paying all our expenses and liabilities.

In addition, for any given quarter, our published NAV per share may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. We will use commercially reasonable efforts to monitor whether a material event occurs in between quarterly updates of NAV that we reasonably believe would cause our NAV per share to change by 5% or more from the last disclosed NAV.  While this offering is ongoing, if we reasonably believe that such a material event has occurred, we will calculate and disclose the updated NAV per share and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV per share information provided on our website.

Quarterly NAV Share Price Adjustments

Our Manager set our initial offering price at $10.00 per share, which will be the purchase price of our shares through September 30, 2017. Thereafter, the per share purchase price will be adjusted for each fiscal quarter, and will equal the net asset value per share calculated as of the close of business the last day of the preceding fiscal quarter. For example, during the fiscal quarter October 1 through December 31, 2017, the purchase price of shares will equal the net asset value per share calculated as of the close of business on September 30, 2017, prior to giving effect to any share purchases or repurchases to be effected on September 30, 2017. Common shares sold pursuant to our distribution reinvestment plan will be sold at different prices. See “Description of Our Common Shares ─ Distribution Reinvestment Plan” for additional information.

While this offering is ongoing, beginning on October 1, 2017, we will file with the SEC on a quarterly basis an offering circular supplement disclosing the quarterly determination of our NAV per share that will be applicable for such fiscal quarter, which we refer to as the pricing supplement.  Additionally, we will identify the current per share purchase price on our website, www.realtymogul.com.  Our website will also contain this offering circular, including any supplements and amendments.  As long as this offering continues, we will disclose, on a quarterly basis in an offering circular supplement filed with the SEC, the principal valuation components of our NAV.  We will use commercially reasonable efforts to monitor whether a material event occurs in between quarterly updates of NAV that we reasonably believe would cause our NAV per share to change by 5% or more from the last disclosed NAV.  While this offering is ongoing, if we reasonably believe that such a material event has occurred, we will calculate and disclose the updated NAV per share and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV per share information provided on our website.  We will also use that updated NAV per share as the offering price for new shares for the remainder of that fiscal quarter.

Any subscriptions that we receive during a fiscal quarter will be executed at a price equal to our NAV per share in effect for that fiscal quarter.  Thus, even if settlement occurs in the following quarter, the purchase price for the shares will be the price in effect at the time the subscription was received.

Quarterly Share Repurchase Program

While you should view your investment as long-term, we have adopted a share repurchase program, whereby shareholders may require that we repurchase up to 25% of their shares quarterly while this offering is ongoing.

Our shares are currently not listed on a national securities exchange or included for quotation on a national securities market, and we currently do not intend to list our shares. In order to provide our shareholders with some liquidity, we have adopted a share repurchase program that may enable you to sell your shares of common stock to us in limited circumstances.

Shareholders may present for repurchase all or a portion of their shares to us in accordance with the procedures outlined herein. Upon such presentation, we may, subject to the conditions and limitations described below, repurchase the shares presented to us for cash subject to the availability of cash to fund such repurchase, which will be determined by our Manager, in its full discretion.

In the event there are not enough funds to honor all requested share repurchases, we will use the funds available and honor the repurchase requests on a pro-rata basis.

We will not pay the Manager or its affiliates any fees to complete any transactions under our share repurchase program.

We may make repurchases upon the death of a shareholder (referred to as “exception repurchases”; all other repurchases are referred to as “ordinary repurchases”). For ordinary repurchases, the Effective Repurchase Rate will depend upon how long a shareholder requesting redemption has held his or her shares. Exception repurchases are not subject to any discount associated with the amount of time the shares were held and will be repurchased at 100% of the applicable Repurchase Base Price per share. The Repurchase Base Price at which we will repurchase shares is as follows:

Period	Base Price Per Share
Through August 14, 2019	Lower of NAV or $9.50
Starting August 15, 2019	Most recent NAV

Effective
Share Repurchase Anniversary (Year)	Repurchase Rate (1)
Less than 1 year	(Lock-up) 0%
1 year until 2 years	98%
2 years until 3 years	99%
3 or more years	100%
Death (Exception Repurchases)	100%

(1)	As a percentage of the Repurchase Base Price per share. The repurchase price will be rounded down to the nearest $0.01.

Any Repurchase Cost charged to the Company by a third party in connection with a repurchase will be deducted from the total repurchase price. Accordingly, shareholders who present shares for repurchase will be paid an amount equal to the product of the applicable Repurchase Base Price per share multiplied by the Effective Repurchase Rate, minus the Repurchase Cost.

At any time we are engaged in an offering of shares, the price at which we will repurchase shares will never be greater than the applicable per share offering price.

It should be noted that the difference between 100% and the Effective Repurchase Rate, if any, is not paid to the Manager, its affiliates or any other party. That amount remains in the Company as cash.

For purposes of determining the time period a shareholder has held each share, the time period begins as of the date the shareholder acquired the share. As described above, the shares owned by a shareholder may be repurchased at different prices depending on how long the shareholder has held each share submitted for repurchase.

Repurchase of our common shares will be made quarterly upon written request to us at least 30 days prior to the end of the applicable quarter, which we refer to as the repurchase date. Shareholders may withdraw their repurchase request any time prior to the repurchase date. If we agree to honor a repurchase request, the common shares to be repurchased  will cease to accrue distributions or have voting rights as of the repurchase date. If we are unable to honor a repurchase request, you can (i) withdraw your request for repurchase; or (ii) ask that we honor your request in a future quarter, if any, when such repurchase can be made pursuant to the limitation of the repurchase program when sufficient funds are available.

In the initial twelve months of this offering, we intend to limit the number of shares to be repurchased during a quarter to 1.25% of the weighted average number of common shares outstanding since the commencement of the offering.  After this offering has been ongoing for twelve months and while it is still ongoing, we intend to limit the number of shares to be repurchased during any calendar year to 5.0% of the weighted average number of common shares outstanding during the prior calendar year (or 1.25% per quarter, with excess capacity carried over to later quarters in the calendar year).  During the period that this offering is ongoing, all shareholders who have held their shares for at least six months may require us to repurchased up to 25% of their shares quarterly, up to the aggregate quarterly and annual limitations discussed above.  Once we have concluded this offering, we intend to evaluate share repurchase levels on a quarterly basis depending on our available cash.

In addition, following the conclusion of this offering, our Manager may, in its sole discretion, amend, suspend, or terminate the share repurchase program at any time. Reasons we may amend, suspend or terminate the share repurchase program include (i) to protect our operations and our remaining shareholders, (ii) to prevent an undue burden on our liquidity, (iii) to preserve our status as a REIT, (iv) following any material decrease in our NAV, (v) or for any other reason.  Following the conclusion of this offering, our Manager may also, in its sole discretion, decline any particular share repurchase request if it believes such action is necessary to preserve our status as a REIT (for example, if a repurchase request would cause a non-repurchasing shareholder to violate the ownership limits in our LLC Agreement or if a repurchase constitutes a “dividend equivalent repurchase” that could give rise to a preferential dividend issue).  Therefore, you may not have the opportunity to make a share repurchase request prior to any potential termination of our share repurchase program.

For more information about our share repurchase program or to submit a share repurchase request, please contact us by email at MogulReitI@realtymogul.com.

Reports to Shareholders

Our LLC Agreement requires that we prepare an annual report and deliver it to our common shareholders within 120 days after the end of each fiscal year.  Our Manager is required to take reasonable steps to ensure that the annual report complies with our LLC Agreement provisions and with applicable securities laws.

Under the Securities Act, we must update this offering circular upon the occurrence of certain events, such as certain asset acquisitions.  We will file updated offering circulars and offering circular supplements with the SEC.  We are also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC.  In addition, we will provide you with periodic updates, including offering circulars, offering circular supplements, quarterly pricing supplements, quarterly information statements and other information.

We will provide such periodic updates electronically through the Realty Mogul Platform website at www.realtymogul.com.  You may access and print all periodic updates provided through our website.  As periodic updates become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the periodic updates.  If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address.  We will provide you with paper copies at any time upon request.  The contents of the Realty Mogul Platform website are not incorporated by reference in or otherwise a part of this offering circular.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common shares.  For purposes of this section, references to “we,” “us” or the “Company” means only MogulREIT I, LLC and not its subsidiaries or other lower-tier entities, except as otherwise indicated.  This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect.  No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below.  No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary.  The summary is also based upon the assumption that the operation of the Company, and of any subsidiaries and other lower-tier affiliated entities, will be in accordance with its applicable organizational documents and as described in this offering circular.  This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular shareholder in light of its investment or tax circumstances or to shareholders subject to special tax rules, such as:

•	U.S. expatriates;

•	persons who mark-to-market our common shares;

•	subchapter S corporations;

•	U.S. shareholders who are U.S. persons (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	trusts and estates;

•	holders who receive our common shares through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons holding our common shares through a partnership or similar pass-through entity;

•	persons holding a 10% or more (by vote or value) beneficial interest in the Company;

•	tax exempt organizations, except to the extent discussed below in “—Taxation of Tax Exempt U.S. Shareholders;” and

•	non-U.S. persons (as defined below), except to the extent discussed below in “—Taxation of Non-U.S. Shareholders.”

This summary assumes that shareholders will hold our common shares as capital assets, which generally means as property held for investment.

For the purposes of this summary, a U.S. person is a beneficial owner of our common shares who for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

For the purposes of this summary, a U.S. shareholder is a beneficial owner of our common shares who is a U.S. person.  A tax exempt organization is a U.S. person who is exempt from U.S. federal income tax under Section 401(a) or 501(a) of the Code.  For the purposes of this summary, a non-U.S. person is a beneficial owner of our common shares who is a nonresident alien individual or a non-U.S. corporation for U.S. federal income tax purposes, and a non-U.S. shareholder is a beneficial owner of our common shares who is a non-U.S. person.  The term “corporation” includes any entity treated as a corporation for U.S. federal income tax purposes, and the term “partnership” includes any entity treated as a partnership for U.S. federal income tax purposes.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON SHARES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE.  IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON SHARES TO ANY PARTICULAR SHAREHOLDER WILL DEPEND ON THE SHAREHOLDER’S PARTICULAR TAX CIRCUMSTANCES.  YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON SHARES.

Taxation of the Company

We intend to elect to be taxed as a REIT under the Code, commencing with the taxable year ending December 31, 2016.  We believe that we have been organized, owned and operated in conformity with the requirements for qualification and taxation as a REIT under the Code.

In the opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, our tax counsel in connection with this offering, we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code beginning with our taxable year ended December 31, 2016, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code beginning with our taxable year ended December 31, 2016.  Such opinion is based on various assumptions relating to our organization and proposed operation and is conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the past, present and future conduct of our business operations.  While we believe that we are organized and intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by us or Wilson Sonsini Goodrich & Rosati, Professional Corporation that we will so qualify for any particular year. The opinion was expressed as of the date issued and does not cover subsequent periods. Wilson Sonsini Goodrich & Rosati, Professional Corporation, has no obligation to advise us or our shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions with respect to our satisfaction of the REIT requirements.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code, discussed below.  In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which we may not control.  Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us.  Such values may not be susceptible to a precise determination.  Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our shareholders.  This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that results generally from investment in a corporation.  Rather, income generated by a REIT is generally taxed only at the shareholder level, upon a distribution of dividends by the REIT.

Even if we qualify for taxation as a REIT, however, we will be subject to U.S. federal income taxation as follows:

•	We will be taxed at regular U.S. federal corporate rates on any undistributed income, including undistributed cashless income such as accrued but unpaid interest.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, if any.

•

If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.  See “—Prohibited Transactions” and “—Foreclosure Property” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (2) treating any income from such property as non-qualifying for purposes of the REIT gross income tests discussed below, provided however, that the gain from the sale of the property or net income from the operation of the property that would not otherwise qualify for the 75% income test but for the foreclosure property election will be subject to U.S. federal corporate income tax at the highest applicable rate (currently 35%).

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect profitability.

•

If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

•

If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% non-deductible excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which income tax is paid at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our shareholders, as described below in “—Requirements for Qualification as a REIT.”

•

A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any taxable REIT subsidiary, or TRS, and any other TRSs we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items because the reported amounts were not consistent with arm’s length amounts.

•

If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 5-year period following their acquisition from the non-REIT corporation.

•

We may elect to retain and pay U.S. federal income tax on our net long-term capital gain.  In that case, a shareholder would include its proportionate share of our undistributed long-term capital gain in its income (to the extent we make a timely designation of such gain to the shareholder), would be deemed to have paid the tax that it paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the shareholder’s basis in our common shares.

•

We may own subsidiaries that will elect to be treated as TRSs, and we may hold equity interests in our borrowers or other investments through such TRSs, the earnings of which will be subject to U.S. federal corporate income tax.

•

We will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits, or REMICs, or “taxable mortgage pools” to the extent our stock is held in record name by specified tax exempt organizations not subject to tax on unrelated business tax income, or UBTI, or non-U.S. sovereign investors.

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and non-U.S. income, franchise property and other taxes.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6)

in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” as defined in the Code to include specified entities, referred to as the 5/50 Test in this offering circular;

(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked;

(8)	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year;

(9)	that uses the calendar year for U.S. federal income tax purposes; and

(10)	that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

For purposes of condition (1), “directors” generally means persons treated as “directors” for purposes of the Investment Company Act, which we believe includes our Manager.  Our shares are generally freely transferable, and we believe that the restrictions on ownership and transfers of our shares do not prevent us from satisfying condition (2).  Although we are organized as a limited liability company, for U.S. federal income tax purposes we elected to be classified as a corporation in compliance with condition (3).  Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made.  We believe that the shares sold in this offering will allow us to timely comply with condition (6).  However, depending on the number of shareholders who subscribe for shares in this offering and the timing of subscriptions, we may need to conduct an additional offering of preferred shares to timely comply with (5).  To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares.  Provided we comply with these record keeping requirements and that we would not otherwise have reason to believe we fail the 5/50 Test after exercising reasonable diligence, we will be deemed to have satisfied the 5/50 Test.  In addition, our LLC Agreement provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described above.

Effect of Subsidiary Entities

Ownership of Partnership Interests

In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below.  However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code.  For purposes of determining the amount of the REIT’s taxable income that must be distributed, or is subject to tax, the REIT’s share of partnership income is determined under the partnership tax provisions of the Code and will reflect any special allocations of income or loss that are not in proportion to capital interests.  Income earned through partnerships retains its character for U.S. federal income tax purposes when allocated among its partners.  We intend to obtain covenants from any partnerships in which we invest but do not control to operate in compliance with the REIT requirements, but we may not control any particular partnership into which we invest, and thus no assurance can be given that any such partnerships will not operate in a manner that causes us to fail an income or asset test requirement.  In general, partnerships are not subject to U.S. federal income tax.  However, under recently enacted rules that take effect for taxable years beginning after December 31, 2017, a partnership in which we invest may be required to pay the hypothetical increase in partner-level taxes resulting from an adjustment of partnership tax items on audit.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below.  A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two.  Single member limited liability companies or other domestic unincorporated entities that are wholly owned by a

REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests unless they elect TRS status.  Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes.  Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation.  Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation.  See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS.  The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes.  Accordingly, such an entity would generally be subject to U.S. federal income tax on its taxable income, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our shareholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns.  Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes dividend income when it receives distributions of earnings from the subsidiary.  This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below.  Because a parent REIT does not include the assets and income of its TRSs in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries.  If dividends are paid to us by one or more domestic TRSs we may own, then a portion of the dividends that we distribute to shareholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates.  See “—Taxation of Taxable U.S. Shareholders” and “—Annual Distribution Requirements.”

We may hold any equity interests we receive in our borrowers or certain other investments through one or more TRSs.  While we intend to manage the size of our TRSs and dividends from our TRSs in a manner that permits us to qualify as a REIT, it is possible that the equity investments appreciate to the point where our TRSs exceed the thresholds mandated by the REIT rules.  In such cases, we could lose our REIT status if we are unable to satisfy certain exceptions for failing to satisfy the REIT income and asset tests.  In any event, any earnings attributable to equity interests held in TRSs or origination activity conducted by TRSs will be subject to U.S. federal corporate income tax.

To the extent we hold an interest in a non-U.S. TRS, potentially including a CDO investment, we may be required to include our portion of its earnings in our income irrespective of whether or not such non-U.S. TRS has made any distributions.  Any such income will not be qualifying income for purposes of the 75% gross income test and may not be qualifying income for purposes of the 95% gross income test.

Taxable Mortgage Pools

We may enter into transactions that could result in us being considered to own interests in one or more taxable mortgage pools.  An entity, or a portion of an entity, is classified as a taxable mortgage pool under the Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

•	the entity has issued debt obligations that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

A taxable mortgage pool generally is treated as a corporation for U.S. federal income tax purposes.  However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool.  If a REIT owns, directly or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interests in the taxable mortgage pool, the taxable mortgage pool will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT.  Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the REIT’s shareholders.  See “—Excess Inclusion Income.”

If we own less than 100% of the ownership interests in a subsidiary that is a taxable mortgage pool, the foregoing rules would not apply.  Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and could be subject to corporate income tax.  In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements.

Certain Equity Investments and Kickers

We expect to hold certain equity investments (with rights to receive preferred economic returns) in entities treated as partnerships for U.S. federal income tax purposes and may hold “kickers” in entities treated as partnerships for U.S. federal income tax purposes (and may hold such a kicker outside of a TRS).  When we hold investments treated as equity in partnerships, as discussed above, for purposes of the REIT income and asset tests we are required to include our proportionate share of the assets and income of the partnership, based on our share of partnership capital, as if we owned such share of the issuer’s assets directly.  As a result, any nonqualifying income generated, or nonqualifying assets held, by the partnerships in which we hold such equity could jeopardize our compliance with the REIT income and asset tests.  We intend to obtain covenants from our equity issuers (including a kicker issuer if the kicker is held outside of a TRS) to operate in compliance with the REIT requirements, but we generally will not control such issuers, and thus no assurance can be given that any such issuers will not operate in a manner that causes us to fail an income or asset test requirement.  Moreover, at least one IRS internal memorandum would treat the preferred return on certain equity investments as interest income for purposes of the REIT income tests, which treatment would cause such amounts to be nonqualifying income for purposes of the 75% gross income test.  Although we do not believe that interest income treatment is appropriate, and that analysis was not followed in subsequent IRS private letter rulings, the IRS could re-assert that position.

In some, or many, cases, the proper characterization of certain equity investments (with rights to receive preferred economic returns) as unsecured indebtedness or as equity for U.S. federal income tax purposes may be unclear.  Characterization of such an equity investment as unsecured debt for U.S. federal income tax purposes would subject the investment to the various asset test limitations on investments in unsecured debt, and our preferred return would be treated as non-qualifying income for purposes of the 75% gross income test (but we would not have to include our share of the underlying assets and income of the issuer in our tests).  Thus, if the IRS successfully challenged our characterization of an investment as equity for U.S. federal income tax purposes, or successfully treated a preferred return as interest income, we could fail an income or asset test.  In that event, we could face substantial penalty taxes to cure the resulting violations, as described in “—Failure to Qualify” below, or, if we were deemed to have acted unreasonably in making the investment, lose our REIT status.

Gross Income Tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests.  First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other shares of REITs, interest income derived from mortgage loans secured by real property, and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments.  Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property.  If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest outstanding balance of the loan during a taxable year exceeds the fair market value of the real property on the date of our commitment to make or purchase the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property.  With respect to loans to develop or improve real property, we are permitted to include as real property collateral for the foregoing apportionment purposes the sum of the fair market value of the undeveloped land plus the reasonably estimated cost of the improvements or developments (other than personal property) which will secure the loan and which are to be constructed from the proceeds of the loan.  The failure of a loan to qualify as an obligation secured by a mortgage on real property within the meaning of the REIT rules could adversely affect our ability to qualify as a REIT.

In the event a mortgage loan is modified, we may be required to retest the loan under the apportionment rules discussed above by comparing the outstanding balance of the modified loan to the fair market value of the collateral real property at the time of modification.

Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property for purposes of the income tests, and generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.

To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person.  This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property.  If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount that is treated as interest on an obligation secured by a mortgage on real property.

Among the assets we may hold are certain mezzanine loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property.  The IRS issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test.  Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law.  Structuring a mezzanine loan to meet the requirements of the safe harbor may not always be practical, and the mezzanine loans that we acquire may not meet all of the requirements for reliance on this safe harbor.  Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test.  To the extent we make corporate mezzanine loans or acquire other commercial real estate corporate debt, such loans will not qualify as real estate assets and interest income with respect to such loans will not be qualifying income for purposes of the 75% gross income test.

We may hold indirect participation interests in some loans, rather than direct ownership of the loan.  The borrower on the underlying loan is typically not a party to the participation agreement.  The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan.  The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower.  We generally expect to treat our participation interests as an undivided ownership interest in the underlying loan, and thus as a qualifying real estate asset for purposes of the REIT asset tests that also generates qualifying mortgage interest for purposes of the 75% gross income test, to the extent that the loan underlying the participation is a qualifying real estate asset that generates qualifying income for such purposes.  The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests.  In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.

We expect that any mortgage backed securities that we invest in will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income from such mortgage backed securities will be qualifying income for the 95% gross income test.  In the case of mortgage backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust.  The interest on such mortgage loans, and any mortgage loans that we own directly, would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is adequately secured by real property, as discussed above.  In the case of mortgage backed securities treated as interests in a REMIC for U.S. federal income tax purposes, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests.  However, if less than 95% of the assets of the REMIC are real estate assets, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test.  We expect that any interest income from mortgage backed securities that are not treated as an interest in a grantor trust or an interest in a REMIC will not be qualifying income for purposes of the 75% gross income test.  Mortgage loans that may be held by a grantor trust or REMIC may not necessarily qualify as “real estate assets” for purposes of the REIT rules.  As a result, it may be difficult, if not impossible, to determine whether income from certain CMBS investments will be qualifying 75% gross income.  In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities.

Fee Income

Although not currently contemplated, we may receive various fees and expense reimbursements from borrowers in connection with originating loans.  Fees that are for entering into agreements to make loans are qualifying income for both gross income tests.  Other fees that are treated as “points” are treated as additional interest on the loan and are qualifying or nonqualifying based on whether the loan is a real estate asset.  However, fees for services will not be qualifying income for purposes of both the 75% and 95% gross income tests.  In addition, certain expense reimbursements received from the borrower, and even certain expenses paid by the borrower directly to a third party service provider, may result in nonqualifying income for both gross income tests to the extent such amounts are reimbursements for expenses that benefit us.  Any fees earned by a TRS will not be included for purposes of the gross income tests but the use of a TRS to originate loans to avoid such nonqualifying income may increase the taxes paid by the TRS.

Dividend Income

We may receive material distributions from TRSs.  These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation.  Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

If we invest in an entity treated as a “passive foreign investment company” or “controlled foreign corporation” for U.S. federal income tax purposes, which could include a CDO investment, we could be required to include our portion of its earnings in our income prior to the receipt of any distributions.  Any such income inclusions would not be treated as qualifying income for purposes of the 75% gross income test and may not be qualifying income for purposes of the 95% gross income test.

Treatment of Certain Debt Instruments as Equity

We may hold loans with relatively high loan-to-value ratios and/or high yields.  Additionally, we may receive equity interests in borrowers in connection with loans that we acquire.  These features can cause a loan to be treated as equity for U.S. federal income tax purposes.  Although we intend to only acquire loans that should be respected as debt for U.S. federal income tax purposes, there can be no assurance that the IRS will not challenge our treatment of one or more of our acquired loans as debt for U.S. federal income tax purposes.  In the event the IRS was successful in such a challenge, all or a portion of the income from any such loans received from borrowers that are treated as partnerships for U.S. federal income tax purposes may be viewed as guaranteed payments under the partnership tax rules, in which case such income may not be qualifying income for the REIT income tests, and may be treated as income from a prohibited transaction, which is excluded from the REIT income tests.  As a result, such a recharacterization could adversely affect our ability to qualify as a REIT.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities.  Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, forward rate agreements or similar financial instruments.  Except to the extent provided by Treasury regulations, any income from a hedging transaction, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 75% or 95% gross income test if (i) we enter into the hedging transaction in the normal course of business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, and the hedge is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, or (2) we enter into the hedging transaction primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests and the hedge is clearly identified as such before the close of the day on which it was acquired, originated, or entered into.  To the extent that we enter into other types of hedging transactions, including hedges of interest rates on debt we acquire as assets, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests.  We intend to structure any hedging transactions in a manner that does not jeopardize its qualification as a REIT, but there can be no assurance that we will be successful in this regard.

Rents from Real Property

We may acquire interests in real property (through majority-owned subsidiaries with rights to receive preferred economic returns), and may acquire other interests in real property (including equity participations).  However, to the extent that we own real property or interests therein, rents we receive qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following.  If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under any particular lease, then all of the rent attributable to such personal property will not qualify as rents from real property.  The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Code is subject to both legal and factual considerations and therefore can be subject to different interpretations.

In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits of any person.  However, an amount will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by us.  Moreover, for rents received to qualify as “rents from real property,” we generally must not furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS.  We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property.  In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services or, if greater, 150% of our cost of providing such services, does not exceed 1% of the total gross income from the property.  In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.

Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.

Phantom Income

Due to the nature of the assets in which we may invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.  For example, we may acquire debt instruments that provide for interest that accrues or is payable in kind, in which case we will be required to include that income for tax purposes as it accrues rather than when it is paid in cash.  To the extent we purchase debt instruments at a discount after their original issuance, the discount may represent “market discount.”  Unlike original issue discount, market discount is not required to be included in income on a constant yield method.  However, we will be required to treat a portion of any principal payments as ordinary income in an amount equal to the market discount that has accrued while we held the debt instrument.  If we ultimately collect less on a debt instrument than our purchase price and any original issue discount or accrued market discount that we have included in income, there may be limitations on our ability to use any losses resulting from that debt instrument.

We may acquire loans that provide us with rights to participate in the appreciation of the collateral real property securing our debt instrument at specified times or that provide for other contingent payments based on the borrower’s performance.  In circumstances where such equity features are part of the loan and not treated as a separate equity investment, we generally will be required to accrue for tax purposes the projected increase in the yield on the loan attributable to the participation feature or contingent payments over the term of the loan, even though we do not receive any cash attributable to the participation feature or contingent payments until some point in the future, if ever.  In circumstances where our equity participation is structured as a separate interest from the loans, we will be required to allocate the amount we pay for the loan and the equity interest between those securities and, depending on the circumstances, such allocation may result in additional discount on the loan that must be accrued for tax purposes over the life of the loan (even though no corresponding cash payment is made until later).

We may also acquire debt instruments below par that are subsequently modified by agreement with the borrower.  Under applicable Treasury regulations, these modifications may be treated as a taxable event in which we exchange the old debt instrument for a new debt instrument, the value of which may be treated as equal to the face amount of the new debt instrument.  Because our tax basis in such debt instruments may be substantially less than the face value, we could have significant income without any corresponding receipt of cash.  Such a modification also may require us to retest the status of the modified loan for purposes of determining whether the loan is fully secured by real property.

In addition, in the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to accrue the unpaid interest as taxable income.

Finally, we may be required under the terms of our indebtedness to use cash received from interest payments to make nondeductible principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our shareholders.

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution.  In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized.  See “—Annual Distribution Requirements.”

Failure to Satisfy the Gross Income Tests

We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests.  We cannot assure you, however, that we will be able to satisfy the gross income tests.  If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code.  These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury regulations.  It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances.  If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT.  As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy tests relating to the nature of our assets.  At least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, and U.S. Government securities.  For this purpose, real estate assets include loans secured by mortgages on real property to the extent described below, certain mezzanine loans and mortgage backed securities as described below, interests in real property (such as land, buildings, leasehold interests in real property), shares in other qualifying REITs and stock or debt instruments held for less than one year purchased with the proceeds from an offering of shares of our stock or certain debt and debt instruments issued by publically offered REITs.  A  “publicly offered REIT” means a real estate investment trust which is required to file annual and periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Assets that do not qualify for purposes of the 75% test and that are not securities of our TRSs are subject to the additional following asset tests: (i) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets, and (ii) we generally may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value, and (iii) not more than 25% of our assets may consist of “nonqualified publicly offered REIT debt instruments.”  A “nonqualified publicly offered REIT debt instrument” means debt instruments issued by publicly offered REITs that only qualify as “real estate assets” by virtue of provisions of the Code. In addition, the aggregate value of all securities of TRSs held by us may not exceed 25% (or 20% for taxable years beginning after December 31, 2017) of the value of our gross assets.

The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT.  In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code.  In the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which (A) are not straight debt or other excluded securities (prior to the application of this rule), and (B) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).  As a result, the straight debt exception would not be available to us with respect to a loan where we also hold an equity participation in the borrower through a TRS.

A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% REIT asset test if, on the date that we acquire the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan.  Existing IRS guidance provides that certain rules described above that are applicable to the gross income tests may apply to determine what portion of a mortgage loan will be treated as a real estate asset if the mortgage loan is secured both by real property and other assets.  Under special guidance issued by the IRS, if the value of the mortgage loan exceeds the greater of the current value of the real property securing the loan and the value of the real property securing the loan at the time we committed to acquire the loan, such excess will not be a qualifying real estate asset.  Furthermore, we may be required to retest modified loans to determine if the modified loan is adequately secured by real property as of the modification date if the modification results in a taxable exchange.  However, under special guidance issued by the IRS, if a loan modification occurred as a result of default or we reasonably believed that there was a significant risk of default and the modification reduced such risk, we generally would not be required to retest such modified loan.

As discussed above under “—Gross Income Tests,” certain loans that we might acquire could be at risk of being treated as equity interests in the borrower for U.S. federal income tax purposes.  In such cases, we would likely be treated as owning our proportionate share of the borrower’s assets (if the borrower is a pass-through entity) or as owning corporate stock (if the borrower is a corporation), which could adversely affect our ability to comply with the asset tests.

As discussed above under “—Gross Income Tests,” there may be circumstances in which our mezzanine loans do not comply with the safe harbor under Revenue Procedure 2003-65.  To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, such loans may not be real estate assets and could adversely affect our REIT status.

As discussed above under “—Gross Income Tests,” participation interests in loans that we acquire may not be treated as direct interests in the underlying mortgage loan, which may cause the participation interest to not qualify as a real estate asset.  While we intend that any such participation interests will be structured in a manner so as to be treated for REIT purposes as equivalent to a direct interest in the loan, and therefore, as a real estate asset, there can be no guarantee that such treatment is respected by the IRS.

Regular or residual interests in REMICs are generally treated as a real estate asset.  If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as owning our proportionate share of the assets of the REMIC.  The IRS has issued guidance providing that, among other things, if a REIT holds a regular or residual interest in an “eligible REMIC” that informs the REIT that at least 80% of the REMIC’s assets constitute real estate assets, then the REIT may treat 80% of the value of the interest in the REMIC as a real estate asset for the purpose of the REIT asset tests.  The remaining 20% of the value of the REIT’s interest in the REMIC would not qualify as a real estate asset for purposes of the REIT asset tests and could adversely affect our ability to qualify as a REIT.  In the case of interests in grantor trusts, we will be treated as owning an undivided beneficial interest in the mortgage loans held by the grantor trust.  Such mortgage loans will generally qualify as real estate assets for purposes of the 75% asset test to the extent they are secured by real property.  Investments in mortgage backed securities that are not interests in a grantor trust or REMIC or government securities will not be treated as qualifying assets for purposes of the 75% asset test and will be subject to the 5% asset test, the 10% value test, the 10% vote test and the 25% (or 20% for taxable years beginning after December 31, 2017) securities test described above.

We may enter into repurchase agreements under which we would nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets.  We generally believe that we would be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such repurchase agreement, and the repurchase agreement would be treated as a secured lending transaction notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement.  It is possible, however, that the IRS could successfully assert that we did not own the assets during the term of the repurchase agreement, which could impact our REIT status.

We believe that our loan holdings and other assets will be structured in a manner that will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis.  There can be no assurance, however, that we will be successful in this effort.  In this regard, to determine compliance with these requirements, we will need to estimate the value of our assets (or the value of the collateral securing our loans).  We may not obtain independent appraisals to support our conclusions concerning the values of our assets, or in many cases, the values may not be susceptible to a precise determination and are subject to change in the future.  In some cases, we may rely on our own valuation that differs from the value determined by an appraiser.  There can be no assurance that the IRS will not disagree with the determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and could fail to qualify as a REIT.

Failure to Satisfy Asset Tests

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values.  If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter.  If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which the identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or

$10,000,000.  If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps, including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which we identified the failure to satisfy the REIT asset test) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to:

(a)	the sum of:

•	90% of our “REIT taxable income” (computed without regard to its deduction for dividends paid and its net capital gains); and

•	90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b)	the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to shareholders of record on a specified date in any such month and are actually paid before the end of January of the following year.  Such distributions are treated as both paid by us and received by each shareholder on December 31 of the year in which they are declared.  In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year.  These distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.”  A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents.  To avoid paying preferential dividends, we must treat every shareholder of the class of shares with respect to which we make a distribution the same as every other shareholder of that class, and we must not treat any class of shares other than according to its dividend rights as a class.  Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends.  Preferential dividends potentially include “dividend equivalent repurchases.”  Accordingly, we intend to pay dividends pro rata within each class, and to abide by the rights and preferences of each class of our shares if there is more than one, and will seek to avoid dividend equivalent repurchases.  (See “— Taxation of Taxable U.S. Shareholders — Repurchases of Common Shares” below for a discussion of when repurchases are dividend equivalent and measures we intend to take to avoid them.)

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion.  In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains.  In this case, we could elect to have our shareholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us.  Our shareholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax.  We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash from operations to meet the distribution requirements, for example, due to timing differences between the actual receipt of cash and the inclusion of the corresponding items in income by us for U.S. federal income tax purposes prior to receipt of such income in cash or non-deductible expenditures.  See “—Gross Income Tests—Phantom Income” above.  In the event that such shortfalls occur, to meet our distribution requirements it might be necessary to arrange for short-term, or possibly long-term, borrowings, use cash reserves, liquidate non-cash assets at rates or times that we regard as unfavorable or pay dividends in the form of taxable stock dividends.  In the case of a taxable stock dividend, shareholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year.  In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends.  However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Excess Inclusion Income

If we directly or indirectly acquire a residual interest in a REMIC or equity interests in a taxable mortgage pool, a portion of our income from such arrangements may be treated as “excess inclusion income.”  See “—Effect of Subsidiary Entities—Taxable Mortgage Pools.”  We are required to allocate any excess inclusion income to our shareholders in proportion to their dividends.  We would be subject to U.S. corporate tax to the extent of any excess inclusion income from the REMIC residual interest or taxable mortgage pool that is allocable to the percentage of our shares held in record name by “disqualified organizations,” which are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from tax on unrelated business taxable income.  Our LLC Agreement allows us to deduct such taxes from the distributions otherwise payable to the responsible disqualified organizations.  Because this tax would be imposed on the Company, however, unless we can recover the tax out of distributions to the disqualified organizations, all of our investors, including investors that are not disqualified organizations, would bear a portion of the tax cost associated with the classification of the Company or a portion of our assets as a taxable mortgage pool.

Shareholders who are not disqualified organizations will have to treat our dividends as excess inclusion income to the extent of their allocable shares of our excess inclusion income.  This income cannot be offset by net operating losses of our shareholders.  If the shareholder is a tax-exempt entity and not a disqualified organization, then this income is fully taxable as unrelated business taxable income under Section 512 of the Code.  If the shareholder is a foreign person, it would be subject to U.S. federal income tax withholding on this income without reduction or exemption pursuant to any otherwise applicable income tax treaty.  If the shareholder is a REIT, a regulated investment company, or an RIC, common trust fund or other pass-through entity, the shareholder’s allocable share of our excess inclusion income could be considered excess inclusion income of such entity.

Prohibited Transactions

Net income we derive from a prohibited transaction outside of a TRS is subject to a 100% tax.  The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT.  For purposes of this 100% tax, income earned from a shared appreciation provision in a mortgage loan (see below) is treated as if the REIT sold an interest in the underlying property (thus subjecting such income to 100% tax if we hold the shared appreciation mortgage outside of a TRS and the underlying property is inventory or held for sale).  The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporations (which are taxed at regular corporate rates).  Thus, we intend to conduct our operations so that loans or other assets owned by us (or assets that are the subject of a shared appreciation provision that we own) that are inventory or held primarily for sale to customers in the ordinary course of business are held through a TRS.  However, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances, and no assurance can be given that we will be successful in isolating all investments subject to the 100% tax in our TRSs or that we will not engage in prohibited transactions outside of our TRSs.  With respect to kickers treated as equity for U.S. federal income tax purposes, as well as any loans treated as equity interests in our borrowers for U.S. federal income tax purposes

(see, “—Gross Income Tests—Treatment of Certain Debt Instruments as Equity”), our income from such interests may be income from a prohibited transaction subject to the 100% tax if the underlying real property is treated as held as inventory or primarily for sale to customers.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property.  REITs generally are subject to tax at the maximum U.S. federal corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test.  Any gain from the sale of property for which a foreclosure property election is in effect will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or property held for sale in the hands of the selling REIT.

Shared Appreciation Mortgages/Equity Participations

In connection with our acquisition of loans, we could obtain rights to share in the appreciation of the underlying collateral real property securing the mortgage loan.  These participation features may be structured as “shared appreciation provisions” that are in connection with the loan itself or as a severable contingent right on the collateral.  The participation features are sometimes referred to as “kickers.”  To the extent the shared appreciation provision is in connection with the loan secured by real property, any income derived from the shared appreciation provision will be treated as gain from the sale of the collateral property for REIT income test purposes and for purposes of determining whether such income is income from a prohibited transaction.  However, this treatment will not impact the character of the shared appreciation payment as contingent interest for other tax purposes.  To the extent a participation feature is structured as a severable contingent right in the collateral property, or otherwise does not meet the definition of “shared appreciation provision,” we may either be treated as owning an equity interest in the collateral property for the REIT income and asset tests or as holding a loan that provides for interest based on net profits, which would not be qualifying income for both the 75% and 95% REIT income tests.  We may hold severable contingent rights through a TRS, in which case they will be subject to corporate tax but will not generate non-qualifying income (except to the extent of TRS dividends for the 75% income test) or non-qualifying assets (except to the extent of the additional value in the TRS stock).

Failure to Qualify

In the event that we violate a provision of the Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (i) the violation is due to reasonable cause and not due to willful neglect, (ii) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (iii) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available).  This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause.  If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates.  Distributions to our shareholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made.  In this situation, to the extent of current or accumulated earnings and profits, and, subject to limitations of the Code, distributions to our shareholders will generally be taxable in the case of U.S. shareholders (as defined above) who are individuals at a maximum capital gains rate of 20%, and dividends in the hands of our corporate U.S. shareholders may be eligible for the dividends received deduction.  Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost.  It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of Taxable U.S. Shareholders

This section summarizes the taxation of U.S. shareholders that are not tax exempt organizations.

Distributions

Provided that we qualify as a REIT, distributions made to our taxable U.S. shareholders, including distributions that are reinvested pursuant to our distribution reinvestment plan, out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations.  Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. shareholders who receive dividends from taxable subchapter C corporations.  As discussed above, if we realize excess inclusion income and allocate it to a taxable U.S. shareholder, that income cannot be offset by net operating losses of such shareholder. Participants in our distribution reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under our distribution reinvestment plan at a discount to fair market value, if any. As a result, participants in our distribution reinvestment plan may have a tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. shareholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. shareholder has held our stock.  To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. shareholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains.  U.S. shareholders will increase their adjusted tax basis in our common shares by the difference between their allocable share of such retained capital gain and their share of the tax paid by us.  Corporate U.S. shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income.  Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. shareholders who are individuals and 35% for corporations.  Capital gains attributable to the sale of depreciable real property held for more than 12 months generally are subject to a 25% maximum U.S. federal income tax rate for U.S. shareholders who are individuals, to the extent of previously claimed depreciation deductions.

Distributions from us in excess of our current or accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that they do not exceed the adjusted tax basis of the U.S. shareholder’s common shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares.  To the extent that such distributions exceed the adjusted tax basis of a U.S. shareholder’s common shares, they will be treated as gain from the disposition of the shares and thus will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements.  See “—Taxation of the Company” and “—Annual Distribution Requirements.”  Such losses, however, are not passed through to U.S. shareholders and do not offset income of U.S. shareholders from other sources, nor do they affect the character of any distributions that are actually made by us.

To the extent a U.S. shareholder elects to participate in our distribution reinvestment plan, a tax liability may be incurred for allocated distributions withheld and reinvested pursuant to our distribution reinvestment plan. A shareholder will be treated as if a cash distribution was received and then applied to a purchase of additional shares. If shares were purchased through our distribution reinvestment plan at a discount to their fair market value, it will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. A U.S. shareholder will be taxed on the amount of the distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. A U.S. shareholder may be subject to back up withholding if certain tax requirements are not complied with. See “– Backup Withholding and Information Reporting.”

Dispositions of Our Common Shares

In general, capital gains recognized by individuals and other non-corporate U.S. shareholders upon the sale or disposition of shares of our common shares will be subject to a maximum U.S. federal income tax rate of 20%, if such shares were held for more than one year, and will be taxed at ordinary income rates (of up to 39.6%) if such shares were held for one year or less.  Gains recognized by U.S. shareholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains.

Capital losses recognized by a U.S. shareholder upon the disposition of our common shares held for more than one year at the time of disposition will be considered long-term capital losses (or short-term capital losses if the shares have not been held for more than one year), and are generally available only to offset capital gain income of the U.S. shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year).  In addition, any loss upon a sale or exchange of shares of our common shares by a U.S. shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. shareholder as long-term capital gain.

Repurchases of Common Shares

A repurchase of shares will be treated under Section 302 of the Code as a taxable distribution unless the repurchase satisfies one of the tests set forth in Section 302(b) of the Code enabling the repurchase to be treated as a sale or exchange of the repurchased shares.  A repurchase that is not treated as a sale or exchange will be taxed in the same manner as regular distributions (e.g., ordinary dividend income to the extent paid out of earnings and profits unless properly designated as a capital gain dividend), and a repurchase treated as a sale or exchange will be taxed in the same manner as other taxable sales discussed above.

The repurchase will be treated as a sale or exchange if it (i) is “substantially disproportionate” with respect to the shareholder, (ii) results in a “complete termination” of the shareholder’s interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the shareholder, all within the meaning of Section 302(b) of the Code.  In determining whether any of these tests have been met, shares considered to be owned by the shareholder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account.  Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular repurchase will depend upon the facts and circumstances as of the time the determination is made and the constructive ownership rules are complicated, prospective shareholders are advised to consult their own tax advisers to determine such tax treatment.

If a repurchase of shares is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of the property received by the shareholder whose shares were repurchased.  In addition, although guidance is sparse, the IRS could take the position that shareholders who do not participate in any repurchase treated as a dividend should be treated as receiving a constructive stock distribution taxable as a dividend in the amount of the increased percentage ownership in us as a result of the repurchase, even though such shareholder did not actually receive cash or other property as a result of such repurchase.  The amount of any such constructive dividend would be added to the non-repurchasing shareholder’s basis in his shares.  It also is possible that under certain technical rules relating to the deduction for dividends paid, the IRS could take the position that repurchases taxed as dividends impair our ability to satisfy our distribution requirements under the Code.  To avoid certain issues related to our ability to comply with the REIT distribution requirements (see “—Requirements for Qualification as a REIT — Annual Distribution Requirements”), we have implemented procedures designed to track our shareholders’ percentage interests in our common shares and identify any such dividend equivalent repurchases, and we will decline to effect a repurchases to the extent that we believe that it would constitute a dividend equivalent repurchase.  However, we cannot assure you that we will be successful in preventing all dividend equivalent repurchase.

Liquidating Distributions

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a U.S. shareholder with respect to our common shares will be treated first as a recovery of the shareholder’s basis in the shares (computed separately for each block of shares) and thereafter as gain from the disposition of our common shares. In general, the U.S. federal income tax rules applicable to REITs likely will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24 month requirement could require us to distribute unsold assets to a “liquidating trust. ” Each shareholder would be treated as receiving a liquidating distribution equal to the value of the liquidating trust interests received by the shareholder. The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our shares, including the potential incurrence of income treated as UBTI for tax-exempt shareholders.

Medicare Tax on Unearned Income

U.S. shareholders that are individuals, estates or trusts may be required to pay an additional 3.8% federal tax on net investment income including, among other things, dividends on and capital gains from the sale or other disposition of stock.  U.S. shareholders should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of our common shares.

Taxation of Tax Exempt U.S. Shareholders

U.S. tax exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation.  However, they are subject to taxation on their UBTI.  While many investments in real estate may generate UBTI, the IRS has ruled that regular distributions from a REIT to a tax exempt entity do not constitute UBTI.  Based on that ruling, and provided that (1) a tax exempt U.S. shareholder has not held our common shares as “debt financed property” within the meaning of the Code (that is, where the acquisition or holding of the property is financed through a borrowing by the tax exempt shareholder) and (2) we do not hold REMIC residual interests or interests in a taxable mortgage pool that gives rise to “excess inclusion income,” distributions from us and income from the sale of our common shares generally should not give rise to UBTI to a tax exempt U.S. shareholder.  Excess inclusion income as allocated to a tax-exempt U.S. shareholder will be treated as UBTI (or, in the case of a disqualified organization, taxable to us).  See “—Excess Inclusion Income.”

Tax exempt U.S. shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

A pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.”  We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (2) we would not have satisfied the 5/50 Test but for a special rule that permits us to “look-through” such trusts to the ultimate beneficial owners of such trusts in applying the 5/50 Test.

Tax exempt U.S. shareholders are urged to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of owning our common shares.

Taxation of Non-U.S. Shareholders

General

In general, non-U.S. shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common shares.  In cases where a non-U.S. shareholder’s investment in our common shares is, or is treated as, effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, dividend income received in respect of our common shares and gain from the sale of our common shares generally will be “effectively connected income”, or ECI, subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. shareholder were a U.S. shareholder, and such dividend income may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty) on the income after the application of the income tax in the case of a non-U.S. shareholder that is a corporation.  Additionally, non-U.S. shareholders that are nonresident alien individuals who are present in the U.S. for 183 days or more during the taxable year and have a “tax home” in the U.S. are subject to a 30% withholding tax on their capital gains.  The remaining discussion below assumes the dividends and gain generated in respect of our common shares is not effectively connected to a U.S. trade or business of the non-U.S. shareholder and that the non-U.S. shareholder is not present in the U.S. for more than 183 days during any taxable year.

To the extent a non-U.S. shareholder elects to participate in our distribution reinvestment plan, a tax liability may be incurred for allocated distributions withheld and reinvested pursuant to our distribution reinvestment plan. A shareholder will be treated as if a cash distribution was received and then applied to a purchase of additional shares. A non-U.S. shareholder may be subject to back up withholding. See ” – Backup Withholding and Information Reporting.”

FIRPTA

Under the Foreign Investment in Real Property Tax Act, or FIRPTA, gains from U.S. real property interests, or USRPIs, are treated as ECI subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. shareholder were a U.S. shareholder (and potentially branch profits tax to non-U.S. corporations), and will generate return filing obligations in the United States for such non-U.S. shareholders. USRPIs for purposes of FIRPTA generally include interests in real property located in the United States and loans that provide the lender with a participation in the profits, gains, appreciation (or similar arrangements) of real property located in the United States.  Loans secured by real property located in the United States that do not provide the lender with a participation in profits, gains, appreciation (or similar arrangements) of the real property are generally not treated as USRPIs.

In addition, stock of a domestic corporation (including a REIT such as us) will be a USRPI if at least 50% of its real property assets and assets used in a trade or business are USRPIs at any time during a prescribed testing period.  Notwithstanding the foregoing rule, our common shares will not be a USRPI if either (i) we are “domestically-controlled”, (ii) our common shares owned is of a class that is regularly traded on an established securities market and the selling non-U.S. shareholder owned, actually or constructively, 10% or less of our outstanding stock of that class at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition or the period of our existence) ,  (iii) with respect to a selling non-U.S shareholder that is a “qualified shareholder” (as described below) or (iv) with respect to a selling non-U.S. shareholder that is a “qualified foreign pension fund” (as described below). A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition of the REIT’s shares of common shares or the period of the REIT’s existence), less than 50% in value of its outstanding shares of common shares is held directly or indirectly by non-U.S. persons.

Our shares are not currently traded on an established securities market.  We also cannot assure you that we will be domestically-controlled at all times in the future.  Thus, although we expect that many of our assets will not themselves be USRPIs, we cannot assure you that our stock is not or will not become a USRPI in the future.

Ordinary Dividends

The portion of dividends received by non-U.S. shareholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of USRPIs will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty.  Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs.  In addition, any portion of the dividends paid to non-U.S. shareholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate.

Non-Dividend Distributions

A non-U.S. shareholder should not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its stock.  Instead, the excess portion of the distribution will reduce the adjusted basis of that stock.  A non-U.S. shareholder generally will not be subject to U.S. federal income tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock unless our stock constitutes a USRPI.  If our stock is a USRPI, distributions in excess of both our earnings and the non-U.S. shareholder’s basis in our stock will be treated as ECI subject to U.S. federal income tax.  Regardless of whether the distribution exceeds basis, we will be required to withhold 15% of any distributions to non-U.S. shareholders in excess of our current year and accumulated earnings (i.e., including distributions that represent a return of the non-U.S. shareholder’s tax basis in our stock).  The withheld amounts will be credited against any U.S. tax liability of the non-U.S. shareholder, and may be refundable to the extent such withheld amounts exceed the shareholder’s actual U.S. federal income tax liability.  Even in the event our stock is not a USRPI, we may choose to withhold on the entire amount of any distribution at the same rate as we would withhold on a dividend because we may not be able to determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits.  However, a non-U.S. shareholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits, to the extent such withheld amounts exceed the shareholder’s actual U.S. federal income tax liability.

Capital Gain Dividends

Subject to an exception that may apply if our stock is regularly traded on an established securities market or if the selling non-U.S. shareholder is a “qualified shareholder” or a “qualified foreign pension fund,” each as described below,under a FIRPTA “look-through” rule, any of our distributions to non-U.S. shareholders of gain attributable to the sale of a USRPI will be treated as ECI and subject to 35% withholding.  Amounts treated as ECI under the look-through rule may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty), after the application of the income tax to such ECI, in the case of a non-U.S. shareholder that is a corporation.  In addition, we will be required to withhold tax equal to 35% of the maximum amount that could have been designated as capital gains dividends.  Capital gain dividends received by a non-U.S. shareholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income tax.  This FIRPTA look through rule also applies to distributions in repurchases of shares and liquidating distributions, to the extent they represent distributions of gain attributable to the sale of a USRPI.

A distribution that would otherwise have been treated as gain from the sale of a USRPI under the FIRPTA look-through rule will not be treated as ECI, and instead will be treated as otherwise described herein without regard to the FIRPTA look-through rule, if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. shareholder does not own more than 10% of that class of stock at any time during the one-year period ending on the date on which the distribution is received.  We currently are not publicly traded and such rules will not apply unless and until our common shares become “regularly traded” on an established securities exchange in the future.

Dispositions of Our Common Shares

A sale of our common shares by a non-U.S. shareholder generally will not be subject to U.S. federal income tax unless our shares are a USRPI.  If our shares are a USRPI, gain from the sale of our shares would be ECI to the non-U.S. shareholder.  If our shares are not a USRPI, gain from the sale of our shares would not be subject to U.S. federal income tax.

To the extent our common shares are held directly (or indirectly through one or more partnerships) by a “qualified shareholder,” our common shares will not be treated as a USRPI. Further, to the extent such treatment applies, any distribution to such shareholder will not be treated as gain recognized from the sale or exchange of a USRPI. For these purposes, a qualified shareholder is generally a non-U.S. shareholder that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or Nasdaq, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above.  However, in the case of a qualified shareholder having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply with respect to a portion of the qualified shareholder’s common shares (determined by applying the ratio of the value of the interests held by applicable investors in the qualified shareholder to the value of all interests in the qualified shareholder and applying certain constructive ownership rules). Such ratio applied to the amount realized by a qualified shareholder on the disposition of our shares or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPIs. For these purposes, an “applicable investor” is person who holds an interest in the qualified shareholder and holds more than 10% of our common shares applying certain constructive ownership rules.

FIRPTA will not apply to any USRPI held directly (or indirectly through one or more partnerships) by, or to any distribution received from a REIT by, a “qualified foreign pension fund” or any entity all of the interests of which are held by an qualified foreign pension fund. For these purposes, a “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established to provide retirement or pension benefits to current or former employees (or their designees) of one or more employers for services rendered, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to relevant local tax authorities and (v) with respect to which, under its local laws, contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or taxation of its income is deferred or taxed at a reduced rate.

Repurchases and Liquidating Distributions

A repurchase of shares by a non-U.S. shareholder will be treated as a regular distribution or as a sale or exchange of the repurchased shares under the same rules of Section 302 of the Code that apply to U.S. shareholders and which are discussed above under “Taxation of Taxable U.S. Shareholders—Repurchases of Common Shares.”  Subject to the FIRPTA look-through rule, (i) if our shares are a USRPI, gain from a repurchase treated as a sale or exchange of our shares would be ECI to the non-U.S. shareholder and (ii) if our shares are not a USRPI, gain from a repurchase treated as a sale or exchange of our shares would not be subject to U.S. federal income tax.

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a non-U.S. shareholder with respect to our common shares will be treated first as a recovery of the shareholder’s basis in the shares (computed separately for each block of shares) and thereafter as gain from the disposition of our common shares.  Subject to the FIRPTA look-through rule, (i) if our shares are a USRPI, gain from a liquidating distribution with respect to our shares would be ECI to the non-U.S. shareholder and (ii) if our shares are not a USRPI, gain from a liquidating distribution with respect to our shares would not be subject to U.S. federal income tax.

The IRS takes the view that under the FIRPTA look-through rule, but subject to the exception described above that may apply to a holder of no more than 10% of our common shares if our common shares are regularly traded on an established securities market, distributions in repurchases of our common shares and liquidating distributions to non-U.S. shareholders will be treated as ECI and subject to 35% withholding, and also potentially subject to branch profits tax in the case of corporate non-U.S. shareholders, to the extent that the distributions are attributable to gain from the sale of a USRPI, regardless of whether our stock is a USRPI and regardless of whether the distribution is otherwise treated as a sale or exchange.

Backup Withholding and Information Reporting

We will report to our U.S. shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld.  Under the backup withholding rules, a U.S. shareholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules.  A U.S. shareholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS.  Backup withholding is not an additional tax.  In addition, we may be required to withhold a portion of dividends or capital gain distribution to any U.S. shareholder who fails to certify their non-foreign status.

We must report annually to the IRS and to each non-U.S. shareholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required.  Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. shareholder resides under the provisions of an applicable income tax treaty.  A non-U.S. shareholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common shares within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. shareholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption.  Payment of the proceeds of a sale of our common shares conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax.  Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Accounts and FATCA

The Foreign Account Tax Compliance Act, commonly referred to as FATCA, currently imposes withholding taxes on certain U.S. source passive payments to “foreign financial institutions” and certain other non-U.S. entities and will impose withholding taxes with respect to payments of disposition proceeds of U.S. securities realized after December 31, 2018.  Under FATCA, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. shareholders who own shares of our common shares through foreign accounts or foreign intermediaries and certain non-U.S. shareholders.  FATCA imposes a 30% withholding tax on dividends currently on, and will impose a 30% withholding tax on gross proceeds from the sale or other disposition of, our common shares paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity is not a financial institution and either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner.  If the payee is a foreign financial institution (that is not otherwise exempt), it must either (1) enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements or (2) in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, comply with the revised diligence and reporting obligations of such intergovernmental agreement.  Prospective investors should consult their tax advisors regarding the application of FATCA to an investment in the Company.

State, Local and Non-U.S. Taxes

We and our shareholders may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which it or they transact business, own property or reside.  The state, local or non-U.S. tax treatment of us and our shareholders may not conform to the U.S. federal income tax treatment discussed above.  Any non-U.S. taxes incurred by us would not pass through to shareholders as a credit against their U.S. federal income tax liability.  Prospective shareholders should consult their tax advisors regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in our common shares.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury.  No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our shareholders may be enacted.  Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in our shares of common shares.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans.  ERISA and the rules and regulations of the Department of Labor, or the DOL, under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA, or ERISA Plans, and their legal advisors.  In particular, a fiduciary of an ERISA Plan should consider whether an investment in our common shares  satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be in the best interests of the participants and beneficiaries of the ERISA Plan, (3) the investment be permissible under the terms of the ERISA Plan’s investment policies and governing instruments and (4) the investment does not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

In determining whether an investment in our common shares is prudent for ERISA purposes, a fiduciary of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of our common shares, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan, and whether the investment is reasonably designed, as part of the ERISA Plan’s portfolio, to further the ERISA Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment.  It should be noted that we will invest our assets in accordance with the investment objectives and guidelines described herein, and that neither our Manager nor any of its affiliates has any responsibility for developing any overall investment strategy for any ERISA Plan or for advising any ERISA Plan as to the advisability or prudence of an investment in us.  Rather, it is the obligation of the appropriate fiduciary for each ERISA Plan to consider whether an investment in our common shares by the ERISA Plan, when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification and other applicable requirements of ERISA.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan and certain persons (referred to as “parties in interest” for purposes of ERISA or “disqualified persons” for purposes of the Code) having certain relationships to ERISA Plans, unless a statutory or administrative exemption is applicable to the transaction.  A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded.  In addition, a fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the ERISA Plan and may be subject to other potential remedies.

An ERISA Plan that proposes to invest in our common shares may already maintain a relationship with our Manager or one or more of its affiliates, as a result of which our Manager or such affiliate may be a “party in interest” under ERISA or a “disqualified person” under the Code, with respect to such ERISA Plan (e.g., if our Manager or such affiliate provides investment management, investment advisory or other services to that ERISA Plan).  ERISA (and the Code) prohibits Plan Assets from being used for the benefit of a party in interest (or disqualified person).  This prohibition is not triggered by certain “incidental” benefits to a party in interest (or disqualified person) that result from a transaction involving the ERISA Plan that is motivated solely by the interests of the ERISA Plan.  ERISA (and the Code) also prohibits a fiduciary from using its position to cause the ERISA Plan to make an investment from which the fiduciary, its affiliates or certain parties in which it has an interest would receive a fee or other consideration or benefit.  In this circumstance, ERISA Plans that propose to invest in our common shares should consult with their counsel to determine whether an investment in our common shares would result in a transaction that is prohibited by ERISA or Section 4975 of the Code.

If our assets were considered to be assets of an ERISA Plan, referred to as Plan Assets in this offering circular, our management might be deemed to be fiduciaries of the investing ERISA Plan.  In this event, the operation of the Company could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and/or the prohibited transaction rules of Section 4975 of the Code.

The DOL has promulgated a final regulation under ERISA, 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA, or the Plan Assets Regulation, that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Code Section 4975.

Under the Plan Assets Regulation, the assets of an entity in which an ERISA Plan acquires an “equity interest” will generally be deemed to be assets of such ERISA Plan unless the entity satisfies one of the exceptions to this general rule.  Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

•	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in which equity participation by “benefit plan investors” is not significant.

The shares will constitute an “equity interest” for purposes of the Plan Assets Regulation.  The shares may not constitute “publicly offered securities” for purposes of the Plan Assets Regulation.  In addition, the shares will not be issued by a registered investment company.

The 25% Limit.  Under the Plan Assets Regulation, and assuming no other exemption applies, an entity’s underlying assets would be deemed to include Plan Assets subject to ERISA on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in the entity is held by “benefit plan investors”, referred to as the 25% Limit in this offering circular.  For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such a person) is disregarded.  The term “benefit plan investor” is defined in the Plan Assets Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) any plan that is subject to Section 4975 of the Code, which includes IRAs, and (c) any entity whose underlying assets include Plan Assets by reason of a plan’s investment in the entity (to the extent of such plan’s investment in the entity).  Thus, our assets would not be considered to be Plan Assets for purposes of ERISA so long as the 25% Limit is not exceeded.  Our LLC Agreement provides that if benefit plan investors exceed the 25% Limit, we may repurchase their interests at a price equal to the then current NAV per share.  We intend to rely on this aspect of the Plan Assets Regulation.

Operating Companies.  Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital.  In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company, or REOC, or a venture capital operating company, or VCOC.  An entity is a REOC if: (i) on its “initial valuation date and on at least one day within each annual valuation period,” at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during the 12-month period.  The “initial valuation date” is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment.  An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins no later than the anniversary of the entity’s initial valuation date.  Certain examples in the Plan Assets Regulation clarify that the management and development activities of an entity looking to qualify as a REOC may be carried out by independent contractors (including, in the case of a partnership, affiliates of the general partner) under the supervision of the entity.  An entity will qualify as a VCOC if (i) on its initial valuation date and on at least one day during each annual valuation period, at least 50% of the entity’s assets, valued at cost, consist of “venture capital investments,” and (ii) the entity, in the ordinary course of business, actually exercises management rights with respect to one or more of its venture capital investments.  The Plan Assets Regulation defines the term “venture capital investments” as investments in an operating company (other than a VCOC) with respect to which the investor obtains management rights.

If the 25% Limit is exceeded and we do not exercise our right to repurchase the shares of benefit plan investors as described above, we may try to operate in a manner that will enable us to qualify as a VCOC or a REOC or to meet such other exception as may be available to prevent our assets from being treated as Plan Assets of any investing ERISA Plan for purposes of the Plan Assets Regulation.  Accordingly, we believe, on the basis of the Plan Assets Regulation, that our underlying assets should not constitute Plan Assets for purposes of ERISA.  However, no assurance can be given that this will be the case.

If our assets are deemed to constitute Plan Assets, certain of the transactions in which we might normally engage could constitute a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code.  In such circumstances, in our sole discretion, we may void or undo any such prohibited transaction, and we may require each investor that is a “benefit plan investor” to repurchase their shares upon terms that we consider appropriate.

Prospective investors that are subject to the provisions of Title I of ERISA and/or Code Section 4975 should consult with their counsel and advisors as to the provisions of Title I of ERISA and/or Code Section 4975 relevant to an investment in our common shares.

Shares sold by us may be purchased or owned by investors who are investing ERISA Plan assets.  Our acceptance of an investment by an ERISA Plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for an ERISA Plan.  In consultation with its advisors, each prospective ERISA Plan investor should carefully consider whether an investment in the Company is appropriate for, and permissible under, the terms of the ERISA Plan’s governing documents.

Governmental plans, foreign plans and most church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Code Section 4975, may nevertheless be subject to local, foreign, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code.  Fiduciaries of any such plans should consult with their counsel and advisors before deciding to invest in our common shares.

IRAs and non-ERISA Keogh plans, while not subject to ERISA, are subject to the provisions of Section 4975 of the Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with the Company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with the Company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.

PLAN OF DISTRIBUTION

We are offering up to $50,000,000 in our common shares pursuant to this offering circular.  Our common shares being offered hereby will only be offered by registered representatives of NCPS and Mogul Securities through the Realty Mogul Platform at www.realtymogul.com.

Our Sponsor has entered into a Selling and Distribution Agreement with each of NCPS and Mogul Securities.  Pursuant to each Selling and Distribution Agreement, our Sponsor will pay up to a 1.20% commission on the proceeds from the sale of any shares that the broker executed. These commissions will not be paid by, or charged to, either the Company or its investors.  Additionally, our Sponsor will pay the broker for any reimbursements, including miscellaneous expenses such as mailing or copy charges, which shall not exceed $1,000 in the aggregate, and such reimbursements are items of value under FINRA rules. All items of value shall not exceed 10% of the proceeds of the offering in the aggregate. All sales of our common shares prior to January 1, 2018 are anticipated to be executed through NCPS.  Certain employees of Realty Mogul, Co. are also registered representatives sponsored by NCPS and/or Mogul Securities. We anticipate that NCPS’s and Mogul Securities’ activity on our behalf will be conducted largely by such registered representatives, and a portion of the sales commission received by NCPS or Mogul Securities will be paid to those registered representatives. These dual employees also receive compensation from Realty Mogul, Co., a portion of which is considered an item of value under FINRA rules.

Each Selling and Distribution Agreement may be terminated by our Sponsor or NCPS or Mogul Securities, as applicable, at any time (i) upon ninety days’ prior written notice to the other party, (ii) immediately in the event of a material breach by the other party, (iii) upon sale of all of the shares in the offering or (iv) immediately by the Sponsor in its sole and absolute discretion.

Additionally, Mogul Securities or NCPS may be entitled to receive a 2-4% finders’ fee for sourcing an equity investment on our behalf, subject to a minimum fee of $50,000 per transaction.  This fee will not be charged to the Company or our shareholders nor is it a fee that will be earned through the distribution of our shares in this offering.  Instead, this fee will be earned by Mogul Securities or NCPS for finding equity opportunities for the Company to invest in.  Sponsors of those equity opportunities will pay this fee.

Furthermore, the Company has incurred legal expenses of $250,000 in conjunction with this offering, a portion of which will benefit NCPS and Mogul Securities.  These legal fees are included in the offering and organization costs described in “Management Compensation.”  Realty Mogul, Co. has paid these expenses on our behalf, and the Company will reimburse Realty Mogul, Co. according to the reimbursement procedures for offering and organization costs described elsewhere in this offering circular.

Our Sponsor, which is an affiliate of Mogul Securities, previously acquired 250 common shares at a price equal to the initial public offering price in connection with our formation. The Sponsor may not sell these shares during this offering, or sell, transfer, assign, pledge, or hypothecate, or subject them to any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the shares for a period of 180 days immediately following the date this offering is qualified, except as allowed under FINRA rules.

The Realty Mogul Platform is not subject to the registration requirements of Section 304 of the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, because it does not offer and sell securities pursuant to Section 4(a)(6) of the Securities Act, and, therefore, does not meet the definition of a “funding portal.”

This offering circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the Realty Mogul Platform website, as well as on the SEC’s website at www.sec.gov.

In order to subscribe to purchase our common shares, a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement like the one attached as an exhibit to this offering circular and make arrangements to pay for its subscription amount in accordance with the instructions provided therein. If a prospective investor elects to participate in our distribution reinvestment plan, distributions earned from shares purchased will be automatically reinvested pursuant to our distribution reinvestment plan. See Description of Common Shares—Distribution Reinvestment Plan, and Exhibit 4.2.

Settlement will occur as promptly as reasonably practicable after a prospective investor submits a subscription agreement.  An investor will become a member of the Company, including for tax purposes, and the shares will be issued, as of the date of settlement.  Settlement will not occur until an investor’s funds have cleared and our Manager accepts the investor as a member.  Once submitted, an investor’s subscription is irrevocable. The number of shares issued to an investor will be calculated based on the price per share in effect on the date we receive the subscription.

We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Section 18(b)(4)(D)(ii) of the Securities Act.  If any prospective investor’s subscription is rejected, the Company will not draw funds from the prospective investor and any funds received from such investor will be returned without interest or deduction.

State Law Exemption and Offerings to “Qualified Purchasers”

Our common shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act).  As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that our common shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our common shares are listed on a national securities exchange.  “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our common shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).  Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

We intend to offer and sell our common shares in this offering to qualified purchasers in every state of the United States. However, we will only offer 400,000 shares for sale in Texas and 150,000 shares for sale in Washington.

Certificates Will Not be Issued

We will not issue certificates.  Instead, our common shares will be recorded and maintained on the Company’s membership register.

Transferability of our Common Shares

Our common shares are generally freely transferable by our shareholders subject to any restrictions imposed by applicable securities laws or regulations, compliance with the transfer provisions of our LLC Agreement related to REIT compliance ownership limits and analogous regulatory compliance and receipt of appropriate documentation.  The transfer of any of our common shares in violation of our LLC Agreement will be deemed invalid, null and void, and of no force or effect.  Any person to whom our common shares are attempted to be transferred in violation of our LLC Agreement will not be entitled to vote on matters coming before the shareholders, receive distributions from the Company or have any other rights in or with respect to our common shares.  We will not have the ability to reject a transfer of our common shares where all applicable transfer requirements, including those imposed under the transfer provisions of our LLC Agreement, are satisfied.

No Escrow

The proceeds of this offering will not be placed into an escrow account.

Advertising, Sales and other Promotional Materials

In addition to this offering circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering, although only when accompanied by or preceded by the delivery of this offering circular, including, in the context of electronic sales materials, a hyperlink to the offering circular.  These materials may include: property brochures, articles and publications concerning real estate, public advertisements, audio-visual materials, “pay per click” advertisements on social media and search engine internet websites, electronic correspondence transmitting the offering circular, electronic brochures containing a summary description of this offering, electronic fact sheets describing the general nature of this offering and our investment objectives, online investor presentations, website material, electronic media presentations, client seminars and seminar advertisements and invitations, and third party industry-related article reprints in each case only as authorized by us.  In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.  Although these materials will not contain information in conflict with the information provided by this offering circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our common shares, these materials will not give a complete understanding of this offering, us or our common shares and are not to be considered part of this offering circular.  This offering is made only by means of this offering circular and prospective investors must read and rely on the information provided in this offering circular in connection with their decision to invest in our common shares.

Offering Circular Supplements and Post-Qualification Amendments

In accordance with the Securities Act Industry Guide 5, we undertake to:

•

file a sticker supplement pursuant to Rule 253(g) under the Securities Act during the distribution period describing each real estate-related asset not identified in the offering circular at such time as there arises a reasonable probability that such asset will be acquired and to consolidate all such stickers into a post-qualification amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing shareholders.  Each sticker supplement shall disclose all compensation and fees received by our Manager and its affiliates in connection with any such acquisition.  Where appropriate, the post-qualification amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X for properties acquired during the distribution period; and

•

file, after the end of the distribution period, a current report on Form 1-U containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, where applicable, to reflect each subscription made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

The first undertaking generally requires the Company, during the distribution period, (1) to file with the SEC a supplement regarding the probable acquisition of certain real estate-related assets, (2) to consolidate all such supplements in a post-qualification amendment to be filed with the SEC at least once every three months, and (3) to provide the information contained in the amendment to shareholders simultaneously with the amendment’s filing with the SEC.

The Company is interpreting its requirement to file a supplement to apply only when there is a reasonable probability that it will acquire a significant property, as such term is interpreted by the SEC staff in Topic 6, which refers to the Division of Corporate Finance’s Financial Reporting Manual (a “Significant Property”).   As a general matter, during the distribution period a Significant Property, for purposes of this first undertaking, exists when the property (i) represents 10% or more of the Company’s total assets, (ii) is one of a group of properties purchased from a single seller that in the aggregate represent 10% or more of the Company’s total assets, or (iii) is one of a group of related properties that in the aggregate represent 10% or more of the Company’s total assets.  For purposes of prong (ii) of this test, the Company will treat a borrower on the loan as the seller, even if an affiliate of the Company originates or otherwise acquires the loan and resells it to the Company.   In determining its total assets during the distribution period, the Company will calculate its total assets as of the acquisition date of a Significant Property and will include in its calculation the proceeds (net of commissions) in good faith expected to be raised in the offering over the next 12 months.

Further, the Company will satisfy the requirement to provide the post-qualification amendment to shareholders by posting the post-qualification amendment to the offering statement, which contains the Offering Circular, along with the Offering Circular to www.realtymogul.com/mogulreit.

The second undertaking generally requires the Company, after the end of the distribution period, (1) to file with the SEC a current report on Form 1-U containing financial statements and other required information for certain acquisitions, and (2) to provide the information contained in the current report to shareholders at least once each quarter.

The Company is interpreting its requirement to file a current report on Form 1-U to apply only when it acquires a Significant Property after the distribution period.  As a general matter, a Significant Property acquired after the distribution period, for purposes of this second undertaking, is one that represents 10% or more of the Company’s total assets.  The Company will satisfy the requirement to provide the current report on Form 1-U to shareholders by posting it, along with the Offering Circular, to www.realtymogul.com/mogulreit.

HOW TO SUBSCRIBE

Subscription Procedures

Investors seeking to purchase our common shares who satisfy the “qualified purchaser” standards should proceed as follows:

•	Read this entire offering circular and any supplements accompanying this offering circular.

•

Electronically complete and execute a copy of the subscription agreement.  A specimen copy of the subscription agreement, including instructions for completing it, is included as an exhibit to this offering circular.  As outlined in the subscription agreement, each investor will need to electronically complete a Form W-9.

•	Electronically provide ACH instructions to us for the full purchase price of our common shares being subscribed for.

By executing the subscription agreement, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum standards of a “qualified purchaser”, and that for investors who do not qualify as “accredited investors” under Rule 501(a) of Regulation D, such subscription for common shares does not exceed 10% of the greater of such investor’s annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).  Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part.

Subscriptions will be accepted or rejected by us as soon as reasonably practicable. We will not draw funds from any subscriber until the date your subscription is accepted.  If we accept your subscription, we will email you a confirmation.

Minimum Purchase Requirements

For non-IRA’s and other tax deferred accounts, you must initially purchase at least 100 common shares in this offering, or $1,000 based on the current per share price. For IRA’s and other tax deferred accounts, you must initially purchase at least 1,000 common shares in this offering or $10,000 based on the current per share price. You should note that an investment in our shares will not, in itself create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code. In our Manager’s discretion, we may in the future increase or decrease the minimum investment amount for all new purchasers.  We will disclose any new investment amount on the Realty Mogul Platform at least two days in advance of that new minimum amount taking effect.  Factors that our Manager may consider in modifying the minimum investment amount include, but are not limited to, our need for additional capital, the success of our prior capital-raising efforts, and the amount of money raised from our investors who invest the minimum amount versus the amount of money we have raised from investors contributing greater amounts.  Any change to the minimum investment amount will apply to all new purchasers.

If you have satisfied the applicable minimum purchase requirement, any additional purchase must be of at least 100 common shares in this offering, or $1,000 based on the current per share price. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our distribution reinvestment plan. In our Manager’s discretion, we may in the future increase or decrease the minimum investment amount required for investments beyond the initial purchase. Factors that our Manager may consider in modifying the minimum investment amount for investments beyond the initial purchase include, but are not limited to, our need for additional capital, the success of our prior capital-raising efforts, the amount of money raised in investments beyond initial purchases, and the average investment amount in purchases beyond the initial ones.

Purchase of Shares by Retirement Accounts

With respect to any investor who elects open a new account with our preferred independent custodian to purchase shares through an IRA or other tax deferred account, our Sponsor has agreed to pay all custodial fees charged by such independent custodian for at least the first year of investment, up to the then current market rates for such custodial fees and up to a reasonable amount at the Sponsor’s discretion. Beyond the first year, the Sponsor will pay for one additional year of such custodial fees for each $10,000 invested with no payment for partial years.

LEGAL MATTERS

Certain legal matters, including the validity of common shares offered hereby, have been passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation. Wilson Sonsini Goodrich & Rosati, Professional Corporation has also provided an opinion on our qualification as a REIT for federal income tax purposes, as described above under U.S. Federal Income Tax Considerations.

EXPERTS

The financial statements as of March 7, 2016 and for the period March 2, 2016 (the date of the Company’s formation) through March 7, 2016 included in this offering circular have been audited by CohnReznick LLP, an independent auditor, as stated in its report appearing elsewhere in this offering circular.  Such financial statements are included in reliance upon the report of such firm given on the authority of said firm as experts in accounting and auditing.

We have not engaged an independent valuation services firm, and do not intend to do so until such time as we determine that one is needed.  As further described under “Description of our Common Shares—Valuation Policies”, our affiliates’ internal accountants will use the estimated market values provided as well as inputs from other sources in their calculation of our quarterly NAV per share.

ADDITIONAL INFORMATION

We have filed with the SEC an offering statement under the Securities Act on Form 1-A regarding this offering.  This offering circular, which is part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made.  Upon the qualification of the offering statement, we will be subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC.  You may read and copy the offering statement, the related exhibits and the reports and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549.  You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms.  The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning us at:

MogulREIT I, LLC

c/o RM Adviser, LLC

Attn: Investor Relations

10780 Santa Monica Blvd.

Suite 140

Los Angeles, CA 90025

MogulReitI@realtymogul.com

(877) 781-7153

Within 120 days after the end of each fiscal year we will provide to our shareholders of record an annual report.  The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to shareholders.

We also maintain a website at www.realtymogul.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this offering circular.

INDEPENDENT AUDITOR’S REPORT

To the Members

MogulREIT I, LLC

We have audited the accompanying financial statements of MogulREIT I, LLC, which comprise the balance sheet as of March 7, 2016, and the related statements of operations, members’ deficit and cash flows for the period March 2, 2016 (date of formation) through March 7, 2016, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MogulREIT I, LLC as of March 7, 2016, and the results of its operations and its cash flows for the period from March 2, 2016 (date of formation) through March 7, 2016 in accordance with accounting principles generally accepted in the United States of America.

/s/CohnReznick LLP

Bethesda, Maryland

April 6, 2016

MogulREIT I, LLC

Balance Sheet

March 7, 2016
(Audited)

Assets

Current assets
Deferred offering costs (Note 2)	$245,133

Total assets	$245,133

Liabilities and Members’ Deficit

Current liabilities
Accounts payable	$250,528

Total liabilities	250,528

Members’ deficit	(5,395)

Total liabilities and members’ deficit	$245,133

See Notes to Financial Statements.

MogulREIT I, LLC

Statement of Operations

For the Period from March 2, 2016 Through March 7, 2016
(Audited)

Revenues	$—

Expenses
Organizational costs	(5,395)

Net loss	$(5,395)

See Notes to Financial Statements.

MogulREIT I, LLC

Statement of Members’ Deficit

For the Period from March 2, 2016 Through March 7, 2016
(Audited)

			Retained
			Earnings
	Units	Amount	(Deficit)	Total
Balance at March 2, 2016	—	$—	$—	$—

Net loss	—	—	(5,395)	(5,395)

Balance at March 7, 2016	—	—	$(5,395)	$(5,395)

See Notes to Financial Statements.

MogulREIT I, LLC

Statement of Cash Flows

For the Period from March 2, 2016 Through March 7, 2016
(Audited)

Cash flows from operating activities

Net loss	$(5,395)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Accounts payable	5,395

Net cash provided by (used in) operating activities	—

Net increase in cash	—

Cash - March 2, 2016	—

Cash - March 7, 2016	$—

Noncash financing activities
Deferred offering costs included in accounts payable	$245,133

See Notes to Financial Statements.

MOGULREIT I, LLC

NOTES TO FINANCIAL STATEMENTS

MARCH 7, 2016
(Audited)

Note 1 - Organization and nature of operation

MogulREIT I, LLC, (the “Company”) was formed as a Delaware limited liability company on March 2, 2016 to invest in and manage a diversified portfolio of commercial real estate loans and other investments in commercial real estate. The Company is externally managed by RM Adviser, LLC (“Advisor”), or our Manager, which is an affiliate of our sponsor, RM Sponsor, LLC (“Sponsor”). Our Manager and our Sponsor are each wholly-owned subsidiaries of Realty Mogul, Co.

As of March 7, 2016, the Company has not yet commenced operations and has not entered into any investments.

Note 2 - Summary of significant accounting policies

Basis of presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual events and results could differ from those assumptions and estimates.

Income taxes

The Company intends to operate and be taxed as a real estate investment trust (“REIT”) for federal income tax purposes. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its taxable income to its members. As a REIT, the Company generally is not subject to federal corporate income tax on that portion of its taxable income that is currently distributed to members.

Organizational and offering costs

The Company expenses organization costs as incurred and offering costs, when incurred, will be deferred and charged to members’ deficit. The deferred offering costs will be charged against the gross proceeds of the offering when received or written off in the event that the offering is not successfully completed. Organization and offering costs of the Company are initially being paid by the Manager and/or affiliates on behalf of the Company.  The Manager and/or affiliates will be reimbursed for organization costs, subject to achieving a minimum capital raise of $1,000,000, and offering costs incurred in conjunction with the offering.  The Company is not required to reimburse any organizational and offering costs before December 31, 2017.

Recently issued accounting pronouncements

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers.” This new standard will replace all current U.S. GAAP guidance related to revenue recognition and eliminate all industry-specific guidance. The new revenue recognition standard provides a unified model to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or

MOGULREIT I, LLC

NOTES TO FINANCIAL STATEMENTS

MARCH 7, 2016
(Audited)

services. This guidance will be effective beginning in 2019 and can be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption.

During February 2015, FASB issued Accounting Standards Update (“ASU”) 2015-02, Consolidation (Topic 810)-Amendments to the “Consolidation Analysis,” which amends the criteria for determining which entities are considered VIEs, amends the criteria for determining if a service provider possesses a variable interest in a VIE and ends the deferral granted to investment companies for application of the VIE consolidation model. ASU 2015-02 is effective for annual periods, and interim periods therein, beginning after December 15, 2015. Management is evaluating the impact of adopting this new accounting standard.

Note 3 - Equity

The Company is authorized to issue up to 5,000,000 shares of common stock, which represent limited liability company interests in the Company, at $10 per share.  Holders of the Company’s common stock are entitled to receive dividends when authorized by our Manager.

As of March 7, 2016, the Company has not issued any shares of common stock, which represent limited liability company interests.

Note 4 - Subsequent events

Events that occur after the balance sheet date, but before the financial statements were available to be issued, must be evaluated for recognition or disclosure.  The effects of subsequent events that provide evidence about conditions that existed at the balance sheet date are recognized in the accompanying financial statements.  Subsequent events which provide evidence about conditions that existed after the balance sheet date require disclosure in the accompanying notes.  Management has evaluated the activity of the Company through April 6, 2016 (the date the financial statements were available to be issued) and determined that the Company did not have any material subsequent events that required disclosure in the notes to the financial statements.

MogulREIT I, LLC

Balance Sheet

As of June 30, 2016
(Unaudited)

ASSETS
Cash	$76
Other assets	274,583

Total assets	$274,659

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Accounts payable	$280,078

Total liabilities	$280,078

Members’ deficit	$(5,419)

Total liabilities and members’ deficit	$274,659

See Notes to Financial Statements.

In the opinion of management, all adjustments necessary in order to make the interim financial statements not misleading have been included.

MogulREIT I, LLC

Statement of Operations

For the Period from March 2, 2016 Through June 30, 2016
(Unaudited)

Revenue	$—

Expense
Organizational costs	$(5,419)

Net loss	$(5,419)

See Notes to Financial Statements.

In the opinion of management, all adjustments necessary in order to make the interim financial statements not misleading have been included.

MogulREIT I, LLC

Statement of Members’ Deficit

For the Period from March 2, 2016 Through June 30, 2016
(Unaudited)

	Units	Amount	(Deficit)	Total

Balance at March 2, 2016	—	$—	$—	—

Net Loss	—	—	(5,419)	—

Balance at June 30, 2016	—	$—	$(5,419)	—

See Notes to Financial Statements.

In the opinion of management, all adjustments necessary in order to make the interim financial statements not misleading have been included.

MogulREIT I, LLC

Statement of Cash Flows

For the Period from March 2, 2016 Through June 30, 2016
(Unaudited)

Cash flows from operating activities

Net loss	$(5,419)

Adjustments to reconcile net loss to net cash provided by operating activities
Accounts payable	5,495

Net cash provided by operating activities	76

Net increase in cash	76

Cash — March 2, 2016	—

Cash — June 30, 2016	$76

Noncash financing activities
Deferred offering costs included in accounts payable	$274,583

See Notes to Financial Statements.

In the opinion of management, all adjustments necessary in order to make the interim financial statements not misleading have been included.

MogulREIT I, LLC

Notes to Financial Statements

June 30, 2016
(Unaudited)

Note 1 - Organization and nature of operation

MogulREIT I, LLC, (the “Company”) was formed as a Delaware limited liability company on March 2, 2016 to invest in and manage a diversified portfolio of commercial real estate loans and other investments in commercial real estate. The Company is externally managed by RM Adviser, LLC (“Advisor”, or “Manager”), which is an affiliate of the Company’s sponsor, RM Sponsor, LLC (“Sponsor”). The Manager and the Sponsor are each wholly-owned subsidiaries of Realty Mogul, Co.

As of June 30, 2016, the Company has not yet commenced operations and has not entered into any investments.

Note 2 - Summary of significant accounting policies

Basis of presentation

The financial statements have been prepared by the Company, without audit, and reflect all adjustments (of a normal and recurring nature) which are, in the opinion of management, necessary for a fair statement of the results of operations and cash flows for the interim periods presented. The results of operations for the period from March 2, 2016 through June 30, 2016 are not necessarily indicative of the results to be expected for the entire fiscal year. The accompanying statements should be read in conjunction with the audited financial statements as of March 7, 2016 and related notes contained in the Company’s Form 1-A filing. These financial statements and related notes to the financial statements have been prepared on an accrual basis in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial reporting pursuant to Form 1-A and Rule 8-03 of Regulation S-X of the rules and regulations of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations.

Use of estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual events and results could differ from those assumptions and estimates.

Income taxes

The Company intends to operate and be taxed as a real estate investment trust (“REIT”) for federal income tax purposes. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its taxable income to its members. As a REIT, the Company generally is not subject to federal corporate income tax on that portion of its taxable income that is currently distributed to stockholders. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income. No material provisions have been made for federal income taxes in the accompanying financial statements, and no gross deferred tax assets or liabilities have been recorded as of June 30, 2016.

As of June 30, 2016, no distributions have been made to shareholders. The Company expects its distributions to be characterized for federal income tax purposes as (i) ordinary income, (ii) non-taxable return of capital, or (iii) long-term capital gain. Distributions that exceed current or accumulated tax earnings and profits constitute a return of capital for tax purposes and reduce the shareholders’ basis in the common shares. To the extent that distributions exceed both current and accumulated earnings and profits and the shareholders’ basis in the common shares, they will generally be treated as a gain or loss upon the sale or exchange of our shareholders’ common shares. When we begin

MogulREIT I, LLC

Notes to Financial Statements

June 30, 2016
(Unaudited)

to make distributions to our shareholders, we will report the taxability of such distributions in information returns that will be provided to our shareholders and filed with the Internal Revenue Service in the year following such distributions. This information will be provided annually beginning in the first year that distributions occur.

All tax periods since inception remain open to examination by the major taxing authorities in all jurisdictions where we are subject to taxation.

Organizational and offering costs

The Company expenses organization costs as incurred and offering costs, when incurred, will be deferred and charged to members’ deficit. The deferred offering costs will be charged against the gross proceeds of the offering when received or written off in the event that the offering is not successfully completed. Organization and offering costs of the Company are initially being paid by the Manager and/or affiliates on behalf of the Company.  The Manager and/or affiliates will be reimbursed for organization and offering expenses incurred in conjunction with the offering subject to achieving a minimum capital raise of $1,000,000. The Company is not required to reimburse any organizational and offering costs before December 31, 2017.

Note 3 - Equity

The Company is authorized to issue up to 5,000,000 shares of common stock, which represent limited liability company interests in the Company, at $10 par value per share. Holders of the Company’s common stock are entitled to receive dividends when authorized by the Company’s Board of Directors.

As of June 30, 2016, the Company has not issued any shares of common stock, which represent limited liability company interests.

Note 4 - Subsequent events

Events that occur after the balance sheet date, but before the financial statements were available to be issued, must be evaluated for recognition or disclosure.  The effects of subsequent events that provide evidence about conditions that existed at the balance sheet date are recognized in the accompanying financial statements.  Subsequent events which provide evidence about conditions that existed after the balance sheet date require disclosure in the accompanying notes.  Management has evaluated the activity of the Company through November 9, 2016 (the date the financial statements were available to be issued) and determined that the Company has the following material subsequent events that required disclosure in the notes to the financial statements.

Qualification

The Company’s offering was declared to be qualified by the SEC on August 12, 2016.

Distribution

On September 27, 2016, the Manager declared a cash dividend of $0.10 per share of the Company’s common stock, with a record date of September 30, 2016 and an ex-dividend date of September 28, 2016. The dividend totaling $15,639 was paid on October 14, 2016. This was the first quarterly dividend for the Company.

MogulREIT I, LLC

Notes to Financial Statements

June 30, 2016
(Unaudited)

Investments

On August 19, 2016, the Company acquired a $2,000,000 preferred equity investment in a limited liability company from Realty Mogul, Co. The preferred equity investment is in relation to the acquisition of a 150,000 square foot single-tenant occupied office property in Canton, OH. The Company paid Realty Mogul, Co. $1,964,084.64, which represents the $2,000,000 investment less $45,896.00 of principal payments previously received by Realty Mogul, Co. plus $9,980.64 of accrued but unpaid interest through August 19, 2016.

Synchrony Financial, the sole tenant of the building under a triple-net-lease, signed a 10-year lease in January 2016. The preferred equity investment, which represents approximately 12.2% of the total financing for the transaction, is fully amortizing over a 5.5-year period, and is set to be paid off by December 2021, which is prior to the expiration of Synchrony’s lease in 2025. The investment has a fixed 10% interest rate. The sponsor acquired the building in May 2016 and intends to hold it long term. Extensions of this investment must be approved by the Company.

On August 19, 2016, the Company acquired a $3,915,000 mezzanine loan related to a self-storage conversion project in Garden Grove, CA. The loan was acquired from Realty Mogul, Co. for a purchase price of $3,937,728.75, which represents the $3,915,000 loan plus $22,728.75 of accrued but unpaid interest through August 19, 2016.

The borrower plans to perform extensive improvements and convert the property from an industrial one into an 896-unit self-storage facility, with 383 first floor units and 513 second floor units. The mezzanine loan, which represents approximately 25.8% of the financing for the transaction, has an initial fixed interest rate of 11% through July 2018 and a 12.5% fixed interest rate for the remaining 60 months. The loan is secured by a pledge and security instrument that contains provisions allowing for the acceleration of the maturity date upon the certain events, including but not limited to, a sale, transfer or assignment. Extensions of this agreement must be approved by the Company.

Related Party Transactions

Pursuant to the terms set forth in the Company’s offering circular, Realty Mogul, Co. loaned $5,901,813 to the Company on August 15, 2016 at a rate of 0.71%. The loan is unsecured and matures August 19, 2021. The Company has repaid $2,445,000 as of the date of these financial statements.

The Company’s Sponsor purchased 250 shares of the Company’s common stock for $2,500 on July 11, 2016.

Offering

As of November 9, 2016, the Company has raised total gross offering proceeds of approximately $2.9 million which is equal to approximately 290,000 of the Company’s common shares.

APPENDIX A

RULE 251(d)(2)(i)(C)

(d) Offering conditions—

(2) Sales.—

(i) No sale of securities may be made:

(C) In a Tier 2 offering of securities that are not listed on a registered national securities exchange upon qualification, unless the purchaser is either an accredited investor (as defined in Rule 501 (§ 230.501)) or the aggregate purchase price to be paid by the purchaser for the securities (including the actual or maximum estimated conversion, exercise, or exchange price for any underlying securities that have been qualified) is no more than ten percent (10%) of the greater of such purchaser’s:

(1) Annual income or net worth if a natural person (with annual income and net worth for such natural person purchasers determined as provided in Rule 501 (§ 230.501)); or

(2) Revenue or net assets for such purchaser’s most recently completed fiscal year end if a non-natural person.

A-1

APPENDIX B

INDUSTRY BACKGROUND

There is an opportunity in the small balance commercial market, which is a growing, but still underserved and fragmented market.

Small balance commercial (“SBC”) originations (under $5 million in value) have been increasing gradually since 2009, and have reached an all-time peak in 2015 at $180 billion according to Boxwood Means, LLC.

RECORD TERRITORY—2015

Small Cap CRE Sales and Loan Volume Trends ($B)
Sales
Loans
180
160
140
120
100
80
60
40
20
0
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015

Source: Boxwood Means, LLC

Even though the volume of SBC debt originations is on the rise, traditional lenders and national banks have poor penetration into the SBC market, which remains underserved and highly fragmented, as supported by data from Boxwood Means and Realtors.com.

In 2015, the top fifteen small balance commercial lenders, most of which are large national banks, controlled approximately 21.2% of the market (compared with 24% in 2012). This fragmentation has reduced the accessibility and efficiency in SBC while increasing overall costs for property owners raising funds.

TOP SMALL BALANCE COMMERCIAL LENDERS - 2015 | Loans under $5M

Rank	Lender Name	Market Share	Avg. Loan Size ($)
1	JP Morgan Chase Bank	5.8%	1,413,808
2	Wells Fargo Bank	3.6%	1,014,830
3	Bank of America	1.5%	1,144,149
4	Private Lender/Individual	1.4%	599,226
5	New York Community Bank	1.3%	2,037,852
6	BB&T	1.1%	748,438
7	Signature Bank	1.1%	1,912,513
8	US Bank	0.9%	599,329
9	Bank of the West	0.8%	988,658
10	TD Bank	0.7%	931,802
11	Umpqua Bank	0.6%	1,383,852
12	M&T Bank	0.6%	999,385
13	First Citizens Bank	0.6%	685,091
14	PNC Bank	0.6%	749,947
15	East West Bank	0.6%	1,400,525
16	First Republic Bank	0.6%	1,630,882
17	Investors Bank	0.5%	1,689,388
18	Bank United	0.4%	1,825,117
19	Capital One	0.4%	1,389,383
20	StanCorp Mortgage	0.4%	1,912,841

CRE Financing: Small vs. Large CRE Markets

REALTORS® - CRE Financing
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
2011
2012
2013
2014
2015
Small Business Administration
REITs
Regional Banks
Public Cos.
Private Investors
Other
National Banks

Real Capital Analytics – CRE Financing
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
2011
2012
2013
2014
2015
Pvt/Other
Reg'l/Local Bank
Nat'l Bank
Int'l Bank
Insurance
Gov't Agency
Financial
CMBS

NATIONAL ASSOCIATION of REALTORS®

Upon further analysis, the opportunity for SBC appears more compelling, as the price gap between large and small properties is the widest it has been in the last eight years, dating back to the last market peak. This means that while large properties recovered at a rapid pace since the crisis, small properties did not keep up. In fact, as of November 2015, prices for significant assets were 29.3% higher than SBC assets, a very wide gap in the context of the last eight years.

TALE OF TWO DOMAINS

Spread between Small and Large Cap CRE Prices (%)

40-
30-
20-
10-
0-
-10-
-20-
-30-
01 04 07 10 01 04 07 10 01 04 07 10 01 04 07 10 01 04 07 10 01 04 07 10 01 04 07 10 01 04 07 10 01 04 07 10
2007
2008
2009
2010
2011
2012
2013
2014
2015

Source: Boxwood Means, LLC: Moody's/RCA

Sales of SBC properties also hit a relative peak in 2015, reaching $93 million and pushing demand up not only for SBC debt, but also SBC equity.

This opportunity is expanded further by changes in the private equity fund market.

Concentration of fundraising among the largest private equity funds has increased the difficulty for real estate companies to raise equity or mezzanine investments of less than $10 million.

One of the responses to the 2008 recession, according to a Prequin Global Private Equity Report, has been growth in the average size of investment funds. This was driven by large investors’ recent tendency to invest more of their capital with managers that have extensive track records, which has contributed to the raising of much larger funds.  In 2014, funds with assets under management of $1.5 billion or more accounted for 58% of all private equity capital raised, while first-time managers accounted for only 7% of capital raised, and the average fund size hit a record of greater than $600 million.  As larger funds typically focused on larger deals in order to deploy their capital fully and effectively, it became more difficult for real estate companies to raise capital in amounts less than $10 million.

Fig. 1: Global Quarterly Private Equity Fundraising, Q1 2009 - Q2 2014

400
350
300
250
200
150
100
50
0
211
206
185
351
191
232
193
350
217
270
206
368
240
282
231
361
234
280
266
317
220
197
79
95
59
89
77
65
83
72
76
99
66
97
86
97
83
121
87
150
104
171
104
132
Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2
2009
2010
2011
2012
2013
2014
Date of Final Close
No. of Funds Closed
Aggregate Capital Raised ($bn)

Source: Preqin Funds in Market

There is currently an opportunity in secondary and tertiary markets across the U.S.

The Moody’s/RCA Major Markets (MM) Index that includes commercial/multi-family transactions indicates that the six gateway cities of New York, Los Angeles, San Francisco, Chicago, Boston and Washington, DC have recovered 115.1% from their low and, as of August 2015, were 32.5% above the pre-financial crisis peak level of December 2007. This rate of growth would indicate price peaks approaching or having peaked in the major markets. In contrast, the Non Major Market (NMM) Index from Moody’s/RCA suggests that asset prices in secondary and tertiary markets are recovering at a more reasonable rate, consistent with national demand fundamentals.  The NMM index increased 12.9% from August 2014 to August 2015 and cumulatively has regained 72.5% of its losses since the market peak of December 2007.

Similar to the observed recovery gap between small and large properties across the U.S., there appears to be a recovery gap between major and non-major markets.

Yearly, 2000 = 100, Run as of Sat Mar 26 2016
mrcppi. US.ALL
mrcppi.6MM.ALL
mrcppi. NMM.ALL
vol. US.ALL
vol. NEMA.ALL
vol.WEST.ALL
CPPI Values
250
200
150
100
50
2001
2003
2005
2007
2009
2011
2013
2015
Volume
$400 B
$300 B
$200 B
$100 B
$0
2005
2010
2015
© 2016 Real Capital Analytics. mrcppi=Moody's/RCA CPPI

This is further supported by the delta between capitalization rates in Major Markets as compared to Non Major Markets. The chart below illustrates the gap between capitalization rates between real estate in NMM and MM, which are selling at a higher capitalization rate (the equivalent of a price premium).

Yearly, 2000 = 100, Run as of Mon Mar 28 2016
cap.US.ALL
cap.6MM.ALL
cap.NMM.ALL
vol. US.ALL
vol.6MM.ALL
vol.NMM.ALL
Cap Rate
9.0%
8.0%
7.0%
6.0%
5.0%
2001
2003
2005
2007
2009
2011
2013
2015
Volume
$400 B
$300 B
$200 B
$100 B
$0
2005
2010
2015
© 2016 Real Capital Analytics. mrcppi=Moody'sr RCA CPPI

Despite the difference in capitalization rates and pricing, Non Major Markets are yielding similar returns to Major Markets and the overall market, indicating a premium in cost of financing and the creation of a potential opportunity.

Yearly, 2000 = 100, Run as of Mon Mar 28 2016
mrcppr.US.ALL
mrcppr.6MM.ALL
mrcppr.NMM.ALL
vol. US.ALL
vol.6MM.ALL
vol.NMM.ALL
CPPI Returns
10.00%
0.00%
-10.00%
-20.00%
-30.00%
-40.00%
2001
2003
2005
2007
2009
2011
2013
2015
Volume
$500 B
$400 B
$300 B
$200 B
$100 B
$0
2005
2010
2015

© 2016 Real Capital Analytics. mrcppi=Moody'sr RCA CPPI

MogulREIT I, LLC

Sponsored by

RM Sponsor, LLC

UP TO $50,000,000 IN COMMON SHARES

OFFERING CIRCULAR

You should rely only on the information contained in this offering circular.  No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this offering circular.  If any such information or statements are given or made, you should not rely upon such information or representation.  This offering circular does not constitute an offer to sell any securities other than those to which this offering circular relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful.  This offering circular speaks as of the date set forth below.  You should not assume that the delivery of this offering circular or that any sale made pursuant to this offering circular implies that the information contained in this offering circular will remain fully accurate and correct as of any time subsequent to the date of this offering circular.

January 6, 2017

Exhibits

PART III —EXHIBITS

Index to Exhibits

Exhibit No.	Description
1.1*	Form of Amended and Restated Selling and Distribution Agreement between RM Sponsor, LLC and North Capital Private Securities Corporation
1.2*	Form of Amended and Restated Selling and Distribution Agreement between RM Sponsor, LLC and Mogul Securities, LLC
2.1*	Amended and Restated Certificate of Formation
2.2*	Form of Second Amended and Restated LLC Agreement
4.1* 4.2*	Form of Subscription Package Distribution Reinvestment Plan
6.1*	Form of Loan Servicing Agreement between MogulREIT I, LLC and Realty Mogul, Co.
6.2*	Form of Loan Servicing Agreement between MogulREIT I, LLC and Realty Mogul Commercial Capital, Co.
6.3*	Form of License Agreement between MogulREIT I, LLC and Realty Mogul, Co.
6.4*	Form of Shared Services Agreement between RM Adviser, LLC and Realty Mogul, Co.
6.5*	Form of Master Technology and Services Agreement between RM Technologies, LLC and RM Sponsor, LLC
6.6*	Form of Master Loan Purchase Agreement between Realty Mogul, Co. and Realty Mogul Commercial Capital, Co. and MogulREIT I, LLC
6.7*	Investment Sub-Management Agreement among Mogul REIT I, LLC and RM Adviser, LLC and American Assets Capital Advisers, LLC
10.1*	Power of Attorney (included on signature page)
11.1*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 12.1)
11.2**	Consent of CohnReznick LLP
11.3*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to tax matters
12.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation as to the legality of the securities being qualified
13.1*	Solicitation of Interest Materials — Press Release
13.2*	Solicitation of Interest Materials — Home Page
13.3*	Solicitation of Interest Materials — Landing Page
15.1*	Draft offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.2*	Draft amended offering statement previously submitted pursuant to Rule 252(d) (incorporated by reference to the copy thereof previously made public pursuant to Rule 301 of Regulation S-T)
15.3*	Non-public correspondence submitted by or on behalf of the issuer pursuant to Rule 252(d)

  * Previously filed

** Filed herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on January 5, 2017.

MogulREIT I, LLC

By:	RM Adviser, LLC, its Manager

	By:	/s/ Jilliene Helman
Name: Jilliene Helman
Title: Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jilliene Helman	Chief Executive Officer of RM Adviser, LLC	January 6, 2017
Jilliene Helman	(Principal Executive Officer)

/s/ Karen Fleck	Chief Financial Officer of RM Adviser, LLC	January 6, 2017

                    Karen Fleck